As filed with the Securities and Exchange Commission on March 21, 2000
                                                      Registration No. 333-90273

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------
                          FIDELITY D & D BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

          Pennsylvania                                  6021                           23-3017653
-------------------------------              ---------------------------           -------------------
(State or other jurisdiction of             (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)              Classification Code Number)           Identification No.)


                                                                          Michael F. Marranca
                                                                 President and Chief Executive Officer
        FIDELITY D & D BANCORP, INC.                                  FIDELITY D & D BANCORP, INC.
        Blakely and Drinker Streets                                   Blakely and Drinker Streets
        Dunmore, Pennsylvania 18512                                   Dunmore, Pennsylvania 18512
              (570) 342-8281                                                (570) 342-8281
---------------------------------------------                  ------------------------------------------
(Address, including ZIP Code, and telephone                       (Name, address, including ZIP Code,
number, including area code, of registrant's                             and telephone number,
        principal executive offices)                           including area code, of agent for service)


                                 With a Copy to:
                          Nicholas Bybel, Jr., Esquire
                            Cheryl A. Zeman, Esquire
                             SHUMAKER WILLIAMS, P.C.
                   P.O. Box 88, Harrisburg, Pennsylvania 17108
                                 (717) 763-1121

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------
         Title of Each Class        Amount                          Proposed          Proposed Maximum          Amount of
         of Securities to           to be                           Offering Price    Aggregate                 Registration
         be Registered              Registered                      Per Share         Offering Price            Fee
         -------------------        ----------                      --------------    ----------------          --------------
         Common Stock, without
         par value                  1,901,472 shares
                                    (originally registered,
                                    includes 99,500 shares
                                    to be reserved for
                                    issuance under stock
                                    option plans)                   $ 18.39(1)        $34,968,070.08(1)         $9,722.00(2)

         Common Stock, without
         par value                  2,428 shares                    $ 17.34(3)        $    42,101.52(3)         $   11.11(4)
                                    (additional shares
                                    to be registered)(3)


(1) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(f)(2), upon the book value of the 897,736.20888 outstanding shares of common stock of The Fidelity Deposit and Discount Bank, par value $1.5625, of $36.78 per share as of September 30, 1999, the latest practicable date prior to the date of filing this Registration Statement, and estimated based upon the issuance of a maximum of 1,901,472 shares of Registrant's common stock, without par value, in the reorganization of The Fidelity Deposit and Discount Bank as a subsidiary of Registrant. Registrant will issue 2 shares of common stock in exchange for each share of bank common stock, resulting in the proposed offering price per share which is half of the $36.78. The 1,901,472 shares include 50,000 shares to be reserved for issuance under the bank's Independent Directors Stock Option Plan and 49,500 shares under the bank's Stock Incentive Plan, which Registrant will assume.

(2)  Fee paid prior to original filing on November 3, 1999.

(3) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(f)(2), upon the book value of the 900,392.1402 outstanding shares of common stock of The Fidelity Deposit and Discount Bank, par value $1.5625, of $35.68 per share as of December 31, 1999, the latest practicable date prior to the date of filing this Pre-Effective Amendment No. 2 to the Registration Statement, and estimated based upon the issuance of a total maximum of 1,905,082 shares of Registrant's common stock, without par value, in the reorganization of The Fidelity Deposit and Discount Bank as a subsidiary of Registrant. Registrant will issue 2 shares of common stock in exchange for each share of bank common stock, resulting in the proposed offering price per share which is half of the $35.68. Registrant initially registered 1,901,472 shares, but due to a dividend on March 10, 2000, by the bank and the issuance of shares for the reinvestment of dividends under the bank's Dividend Reinvestment Plan, must register 2,428 additional shares.

(4)  To be paid prior to filing this Pre-Effective Amendment No. 2.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PROXY STATEMENT/PROSPECTUS




                          FIDELITY D & D BANCORP, INC.

                 Prospectus for 1,903,900 Shares of Common Stock


                     THE FIDELITY DEPOSIT AND DISCOUNT BANK
             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS




     We provide this proxy statement/prospectus to you in connection with the solicitation of proxies for the annual meeting of shareholders of The Fidelity Deposit and Discount Bank, to be held on Tuesday, May 2, 2000, at 3 p.m., Eastern Time, at the bank's main office. At the meeting, shareholders will vote on a proposal to approve the reorganization of the bank as the wholly owned subsidiary of Fidelity D & D Bancorp, Inc. and will vote to elect three Class A directors for a 3-year term. The proposed reorganization, the election of directors, and related matters that shareholders will vote on at the meeting are described in this document. The bank's common stock trades on the OTC Bulletin Board under the symbol "FDDB."

     In addition to being the bank's proxy statement, this document is the prospectus of Fidelity D & D Bancorp, Inc., the proposed holding company for the bank. If the proposed reorganization takes place, Fidelity D & D Bancorp will issue 2 shares of its common stock for each share of the bank's outstanding common stock as part of the reorganization. We anticipate that the holding company's common stock will trade on a very limited basis in the local over-the-counter market.


     The proposed reorganization involves elements of risk, including material anti-takeover strategies, which are described under "Risk Factors" beginning on page 9.

     Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking, the Pennsylvania Securities Commission nor any other state securities commission has approved or disapproved these securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

     The shares of Fidelity D & D Bancorp common stock offered in this proxy statement/ prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. There can be no assurance that the trading price of the common stock being offered will not decrease at any time.


         The date of this proxy statement/prospectus is March 31, 2000.

                                Table of Contents
                                                                                                               Page
                                                                                                               ----
Questions and Answers about the Proposal to Form a Bank Holding Company...........................................1

Summary  .........................................................................................................3
         Proposals for Consideration at the Annual Meeting........................................................3
         Proposal to Form a Bank Holding Company..................................................................3
         Voting at the Annual Meeting.............................................................................7
         General Information......................................................................................8

Risk Factors......................................................................................................9

Summary Financial Information....................................................................................12

Per Share Price Information......................................................................................13

General Information about the Annual Meeting.....................................................................13
         Time and Place of Annual Meeting........................................................................13
         Purpose of the Annual Meeting...........................................................................13

Voting Procedures................................................................................................14
         Voting Securities and Record Date.......................................................................14
         Quorum   ...............................................................................................14
         Votes Required for Approval.............................................................................14
         Solicitation of Proxies.................................................................................15
         Voting by Proxy and Revocation of Proxies...............................................................16

Information about Beneficial Ownership of the Bank's Common Stock by Principal
         Shareholders and Management.............................................................................17

Proposal No. 1:  Reorganization of the Fidelity Deposit and Discount Bank as the
Subsidiary of Fidelity D & D Bancorp, Inc........................................................................19
         Description of Reorganization Procedure.................................................................19
         Amendment or Termination of the Plan of Reorganization and Plan of Merger...............................20
         Exchange of Stock, 2-for-1 Exchange Ratio...............................................................20
         Exchange of Stock Certificates..........................................................................21
         Failure to Surrender Stock Certificates.................................................................21
         Reasons for the Proposed Reorganization.................................................................21
         Dissenters' Rights of Appraisal.........................................................................24
         Material Conditions.....................................................................................27
         Closing Date............................................................................................28
         Tax Consequences........................................................................................28
         Accounting Treatment....................................................................................29
         Trading and Resale of Holding Company Common Stock......................................................30
         Stock Options and Stock Option Plans....................................................................31

         Dividend Reinvestment Plan..............................................................................32
         Financial Information about the Reorganization..........................................................32

Description of the Holding Company...............................................................................34
         Organization and Description of Business................................................................34
         Properties..............................................................................................34
         Management..............................................................................................35
         Executive and Director Compensation.....................................................................35
         Information about Beneficial Ownership of Significant Shareholders,
              Directors and Executive Officers...................................................................35
         Certain Relationships and Transactions with Directors and Officers......................................36
         Directors' and Officers' Indemnification and Limits on Liability........................................36
         Supervision and Regulation of the Holding Company.......................................................36
         Permitted Activities....................................................................................39
         Permitted Activities for Financial Holding Companies....................................................43

Proposal No. 2:  To Fix the Number of Directors to Be Elected....................................................44

Proposal No. 3:  Election of Four Directors to Serve a Three-year Term...........................................44

Description of the Bank..........................................................................................45
         History  ...............................................................................................45
         Offices  ...............................................................................................45
         Description of Business.................................................................................46
         Properties..............................................................................................48
         Supervision and Regulation of the Bank..................................................................49
         Legal Proceedings.......................................................................................54
         Directors...............................................................................................55
         Board Meetings, Compensation of Directors...............................................................57
         Nominating Directors....................................................................................57
         Committees of the Board of Directors....................................................................58
         Principal Officers......................................................................................60
         Executive Compensation..................................................................................61
         Stock Option Grants in Fiscal Year 1999.................................................................62
         Exercises of Stock Options in Fiscal Year 1999 and Fiscal Year-end Option Values........................63
         401(k) Profit Sharing Plan..............................................................................63
         Compensation Committee Report on Executive Compensation.................................................64
         Compensation Committee Interlocks and Insider Participation.............................................65
         Shareholder Performance Graph...........................................................................66
         Section 16(a) Beneficial Ownership Reporting Compliance.................................................66
         Certain Relationships Between Officers and Directors and Certain Transactions
              Between Officers and Directors and the Bank........................................................67

Description of the Bank's Capital Securities.....................................................................68
         Common Stock............................................................................................68
         Comparative Market Prices...............................................................................69

         Trade Price High's and Low's............................................................................70
         Stock Option Plans......................................................................................70
         Dividend Reinvestment Plan..............................................................................74

Description of the Holding Company's Capital Securities..........................................................75
         Common Stock............................................................................................75
         Preferred Stock.........................................................................................76
         Issuance of Additional Securities.......................................................................77
         Legal Opinion...........................................................................................77
         Anti-Takeover Provisions in Articles and By-laws........................................................77
         Anti-takeover Provisions Applicable to Registered Corporations..........................................80

Comparison of Shareholder Rights.................................................................................84

Management's Discussion and Analysis of Financial Condition and Results of Operation
and Quantitative and Qualitative Disclosures about Market Risk...................................................87

Proposal No. 4:  Ratification of Independent Auditors...........................................................111

Shareholder Proposals...........................................................................................111

Other Matters...................................................................................................112

Where You Can Find More Information.............................................................................113

Index to Financial Statements...................................................................................F-1




Annex A     Plan of Reorganization and Plan of Merger.

ANNEX B     Amended and Restated Articles of Incorporation of Fidelity D & D Bancorp, Inc.

ANNEX C     By-Laws of Fidelity D & D Bancorp, Inc.

ANNEX D     Statutes Regarding Dissenters' Rights.

                       Notice of Anti-Takeover Provisions

     Fidelity D & D Bancorp, Inc.'s articles of incorporation and by-laws include provisions that may be considered "anti-takeover" in nature. They may have the effect of discouraging or making the acquisition of control over the holding company more difficult by means of an unsolicited tender or exchange offer, proxy contest or similar transaction. The anti-takeover provisions in the holding company's articles of incorporation include the following:

     o A provision that provides for substantial authorized but unissued capital stock, including both common stock and preferred stock;

     o A provision that eliminates the right of shareholders to cumulate their votes in the election of directors;

     o A provision that establishes broad criteria to be applied by the board of directors in evaluating an acquisition proposal;

     o A supermajority provision that requires greater than a majority vote to approve a merger or other extraordinary corporate transaction, unless approved by a supermajority vote of the directors;

     o The absence of a provision for shareholders' preemptive rights to subscribe to purchase additional shares of stock on a pro rata basis; and

     o A supermajority provision that requires greater than a majority vote to amend some of the provisions of our articles of incorporation, unless approved by a supermajority vote of the directors.

     The provisions of the holding company's by-laws that may be considered anti-takeover in nature include the following:

     o   A provision that establishes a classified board of directors; and

     o A supermajority provision that requires greater than a majority vote in order to amend the by-laws.

     The overall effect of these provisions may result in the entrenchment of current management by enabling it to retain its position and placing it in a better position to resist changes that shareholders may want to make if dissatisfied with the conduct of our management and business, regardless of whether these changes are desired by or are beneficial to a majority of the shareholders. You may determine that these provisions are not in your best interest because they may substantially limit your voting power.

     As a Pennsylvania business corporation, we are also subject to the Pennsylvania Business Corporation Law of 1988, which includes provisions applicable to us that may have similar effects. See "Risk Factors" and "Description of the Holding Company's Capital Securities -- Anti-Takeover Provisions in Articles and By-laws, Anti-Takeover Provisions Applicable to Registered Corporations."

                    Questions and Answers about the Proposal
                         to Form a Bank Holding Company


Q:   What are you proposing?

A: We are proposing that The Fidelity Deposit and Discount Bank reorganize as the subsidiary of a bank holding company. We established Fidelity D & D Bancorp, Inc. to become the bank holding company for The Fidelity Deposit and Discount Bank.

Q:   How will the reorganization be effected?

A: We formed The Fidelity Deposit and Discount Interim Bank as a subsidiary of Fidelity D & D Bancorp, Inc. The interim bank will merge into The Fidelity Deposit and Discount Bank. At the time of the merger, shareholders of the bank will receive shares of common stock of the holding company in exchange for their shares of the bank. The bank, the interim bank and the holding company have entered into a plan of reorganization to effect these transactions if shareholders approve.

Q:   What are you asking me to do?

A: Please indicate on your proxy form how you want your shares to be voted at the annual meeting. On the proxy form, you may mark your selection on how your shares should be voted on various matters, including the proposal to adopt the plan of reorganization and related plan of merger and the election of directors. This will ensure your proper representation at the annual meeting of shareholders to be held on May 2, 2000.

     Your vote is very important. Approval of the reorganization requires the affirmative vote of 662/3% of the outstanding shares of common stock of the bank.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker.

Q:   Can I change my vote after I have mailed my signed proxy?

A: Yes. There are 3 ways for you to revoke your proxy and change your vote. First, you may give notice to the Secretary of the bank that you would like to revoke your proxy. Second, you may complete and submit a new proxy with a later date to the Secretary of the bank. Third, you may vote in person at the meeting after giving notice to the Secretary.

Q:   When do you expect the reorganization to occur?

A: We are working toward completing the bank holding company formation as soon as possible after shareholders approve the reorganization. In addition to shareholders' approval, we must also obtain regulatory approvals. We expect to complete the reorganization by June 30, 2000.

Q:   Whom may I contact with any questions I may have?

A:   Michael F. Marranca, President
     The Fidelity Deposit and Discount Bank
     Blakely and Drinker Streets
     Dunmore, Pennsylvania 18512
     Telephone (570) 342-8281

                                     SUMMARY

     The following summary is designed to help you understand various matters relating to the annual meeting. This summary only highlights information in the proxy statement/prospectus. The remainder of the proxy statement/prospectus and annexes contain more detailed information. We urge you to read the entire proxy statement/prospectus and annexes to fully understand the proposed reorganization and other matters.

     You should rely only on the information contained or referred to in this document or any supplement. Neither Fidelity D & D Bancorp nor the bank has authorized anyone else to provide you with different or additional information.

Proposals for Consideration at the Annual Meetung

     At the annual meeting, shareholders will be asked to vote on the following proposals by the bank's Board of Directors:

     o To approve and adopt the plan of reorganization and related plan of merger providing for the reorganization of the bank as the wholly owned subsidiary of Fidelity D & D Bancorp, Inc.

     o   To fix the number of Class A directors of the bank to be elected at 4;

     o To elect 4 Class A directors to serve on the board of directors of The Fidelity Deposit and Discount Bank for a 3-year term and until their successors have been duly elected and qualified;

     o To ratify the selection of Parente Randolph, P.C., Certified Public Accountants, of Wilkes-Barre, Pennsylvania, as the independent auditors of the bank for the year ending December 31, 2000;

     o If necessary, to adjourn the annual meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum or to approve the plan of reorganization and plan of merger; and

     o To transact other business as may properly come before the annual meeting and any adjournment of the meeting.

Proposal to Form a Bank Holding Company

     We are asking you to approve a plan of reorganization and related plan of merger that would result in the reorganization of The Fidelity Deposit and Discount Bank into a holding company structure. These agreements provide for the reorganization of the bank as the wholly owned subsidiary of Fidelity D & D Bancorp, Inc.

Reasons for Forming a Bank Holding Company

     In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

     o   Financing,

     o   Engaging in non-banking activities,

     o   Protecting against an unfriendly takeover, and

     o   Responding to changes in law.

2-for-1 Exchange of Stock

     Upon the completion of the proposed reorganization, all shareholders of the bank, except those who exercise dissenting shareholders' rights, will become shareholders of the holding company and will automatically own 2 shares of the holding company's common stock for each share of common stock of the bank they owned. The holding company will not issue fractional shares in connection with the reorganization. Instead, the holding company will pay the holders of fractional interests the fair market value of their fractional interests in cash.

Effect on Stock Value

     We cannot predict changes in market value. However, we anticipate that the 2-for-1 exchange ratio will have the same effect as a 2-for-1 stock split of the bank's common stock. Immediately after the reorganization, the market value per share of the holding company's common stock is likely to be about 1/2 of the market value per share of the bank's common stock immediately prior to the reorganization. As a result, the total market value of your shares immediately after the reorganization should remain about the same as before the reorganization.

Federal Income Tax Consequences

     The proposed reorganization will be a tax-free reorganization under federal tax laws. The holding company and the bank have obtained a tax opinion on this matter from special legal counsel, described in detail on page 28. You will not recognize any gain or loss for federal income tax purposes upon your receipt of Fidelity D & D Bancorp common stock in exchange for your shares of the bank's common stock. However, you will recognize a gain or loss upon the receipt of cash instead of holding company stock if you are a dissenting shareholder or upon the receipt of cash for any fractional interests you acquire in the stock. You should consult your own tax advisors concerning the specific tax consequences of the reorganization to you, including any state or local tax consequences.

Management of the Holding Company

     Management of the bank will not change as a result of the reorganization. The current members of the bank's board of directors were elected to serve as the board of directors of the holding company until its first annual meeting of shareholders in 2001. The executive officers of the holding company, including the President, are also executive officers of the bank.

Risks Related to the Formation of a Bank Holding Company

     The proposed transaction will create new risks for shareholders resulting from "anti-takeover" provisions contained in the holding company's articles of incorporation and by-laws and in the Pennsylvania Business Corporation Law of 1988. The general effect of these anti-takeover strategies may be to delay or prevent a merger or acquisition that a majority of the shareholders might view to be in their best interests. Please refer to "Risk Factors" on page 9 for a description of the "anti-takeover" and other risks associated with the proposed reorganization.

New Limitations on Shareholders' Rights

     Your rights as a shareholder will change in several key ways after the reorganization. As noted above, the holding company's articles of incorporation and by-laws, and the Pennsylvania Business Corporation Law, contain "anti-takeover" provisions that do not currently exist at the bank level. To the extent these provisions make it more difficult for an outside party to acquire control of the bank, they also tend to limit shareholders' rights in general. The provisions changing or limiting your rights as a shareholder include:

     o The elimination of the right to cumulate your votes in the election of directors;

     o The authority of the board of directors to issue preferred stock and determine the rights of such stock, without prior shareholder approval. The issuance of preferred stock could affect the holding company's ability to pay dividends to common stock shareholders;

     o The requirement that 75%, instead of a majority, of the outstanding shares entitled to vote approve an amendment to the holding company's by-laws;

     o The requirement that at least 75% of outstanding shares entitled to vote, instead of two-thirds, any merger, consolidation or other extraordinary transaction, unless 80% of the board of directors has approved the transaction;

     o The requirement that 75%, instead of a majority, of the outstanding shares entitled to vote approve an amendment to some of the provisions in the holding company's articles of incorporation;

     o The elimination of the ability of shareholders to propose amendments to the articles of incorporation; and

     o The elimination of dissenters' rights of appraisal in transfers of corporate assets.

Dissenters' Rights of Appraisal

     You will be entitled to receive cash payment of the fair value of your shares if the reorganization is completed if you:

     o   Do not vote in favor of the plan of reorganization and plan of merger;
         and

     o If you comply with the statutory requirements of Pennsylvania law concerning dissenters' rights of appraisal.

     To be eligible to demand payment for your shares as a dissenter, you must file with the bank, prior to the vote on the proposal, a written notice of intention to demand payment for the fair value of your shares if the reorganization is completed. Voting against the plan of reorganization and plan of merger will not perfect a shareholder's dissenter's rights. Please see "Proposal No. 1: Reorganization of The Fidelity Deposit and Discount Bank as the Subsidiary of Fidelity D & D Bancorp - Dissenters' Rights of Appraisal" on page 24 for a full discussion of the statutory requirements you must follow to claim dissenters' rights of appraisal.

     Please also refer to "Voting Procedures," "Information about Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management," "Description of the Bank - Directors, Principal Officers," "Description of the Bank - Executive Compensation," and "Description of the Bank - Certain Relationships between Officers and Directors and Certain Transactions between Officers and Directors and the Bank" for general information on voting procedures, principal shareholders and management.

Stock Certificate Exchange


     You must exchange your stock certificates, bearing the name "The Fidelity Deposit and Discount Bank," for new stock certificates, bearing the name "Fidelity D & D Bancorp, Inc." At its option, the holding company may withhold dividends payable after the reorganization to those who have received notification to exchange their stock certificates but have not done so. The holding company will pay any dividends withheld, without interest, upon the proper surrender of the bank stock certificates.


Holding Company's Assumption of Stock Options

     Your stock options will essentially not change as a result of the reorganization. After the reorganization, the holding company will assume the bank's obligations under any outstanding stock options and stock option plans. We will adjust these plans and outstanding stock options under the plans to account for the 2-for-1 exchange of Fidelity D & D Bancorp common stock for bank common stock.

Time Frame for Completion of the Holding Company Formation

     We would like to complete the reorganization as soon as possible after the annual meeting. In order to complete the reorganization, the bank, the interim bank and the holding company must obtain regulatory approvals from the Pennsylvania Department of Banking, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation. The bank and holding company have received all necessary regulatory approvals, except for the approval of the FDIC for the merger of the interim bank into the bank. That application is pending. If all necessary approvals are issued in time, we anticipate completing the reorganization immediately after obtaining shareholder approval, by June 30, 2000.

VOTING AT THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

     Tuesday, May 2, 2000, 3:00 p.m., Eastern Time, at the main office of The Fidelity Deposit and Discount Bank, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512.

Record Date

     Holding the bank's common stock at the close of business on March 24, 2000, the record date, entitles the holder to attend and vote at the meeting. On the record date, approximately 902,200 shares of the bank's common stock were outstanding. Each share of the bank's common stock entitles its holder to one vote on all matters presented at the meeting.

Voting Methods

     There are two methods. You may vote by completing and mailing the enclosed proxy form to the bank or by attending the annual meeting and voting in person. If you vote by proxy but wish to change your vote prior to the annual meeting, you may do so by following the procedure described on page 16.

Proxy Holder's Discretionary Authority

     If you sign your proxy but do not make any selections, you give discretionary authority to the proxy holders to vote on the proposals at the meeting. Also, every proxy gives the holder discretionary authority to vote on other matters that may arise at the meeting of which management is not currently aware. However, the proxy holders will not vote any proxy that withholds authority or that is voted against the reorganization in favor of any adjournment of the meeting.

Confidentiality

     Yes. Only the judges of election and the proxy holders will have access to your proxy. All comments will remain confidential unless you ask that your name be disclosed.

Quorum

     Each matter to be acted upon at the meeting requires the presence of a quorum. As of March 24, 2000, approximately 902,200 shares of common stock were issued and outstanding. The holders of a majority of the outstanding shares, or about 451,101shares, must be present or represented by proxy, in order to establish a quorum. If you vote in person or by proxy, you will be part of the quorum.

Votes Required for Approval

     Approval and adoption of the plan of reorganization and related plan of merger require the affirmative vote of the holders of at least 2/3 of the outstanding shares of the bank's common stock. The 4 nominees for Class A director of the bank receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.

     The following proposals require the affirmative vote of a majority of the shares present and entitled to vote at the meeting, in person or by proxy:

     o   Fixing the number of Class A directors to be elected at 4,

     o   Ratifying the bank's independent auditors, and

     o   Adjourning the meeting to a later date if necessary.

Percentage of Common Stock Owned by Officers and Directors

     Officers and directors owned approximately 20% of our common stock as of February 29, 2000. Their shares represent about 30% of the affirmative votes needed to approve the reorganization. We anticipate that these shares will be voted for the reorganization proposal, for the election of the 4 nominees for Class A director and for the other proposals.

GENERAL INFORMATION

Address/Telephone Number

     The mailing and physical address of the principal executive offices of Fidelity D & D Bancorp, Inc. and of The Fidelity Deposit and Discount Bank is:

     Blakely and Drinker Streets
     Dunmore, Pennsylvania  18512

     The telephone number of the holding company and the bank is (570) 342-8281. In addition, the bank maintains a Web site at www.the-fidelity.com.

Type of Organization and Business

     Fidelity D & D Bancorp is a Pennsylvania business corporation, and The Fidelity Deposit and Discount Bank is a Pennsylvania chartered bank and trust company. The same persons who serve on the board of directors of the bank serve as the holding company's directors. The holding company has no operating history.

                                  RISK FACTORS


     You should carefully consider all information in this document, especially the risk factors below, in determining how to vote on the proposed formation of a bank holding company.


The holding company's articles of incorporation and by-laws have anti-takeover defenses that could delay or prevent an acquisition and could adversely affect the price of the common stock.


     The articles of incorporation and the by-laws of the holding company contain provisions that may be considered "anti-takeover" in nature that will immediately apply to you upon completion of the reorganization. These anti-takeover provisions will help the holding company's board of directors to discourage or stop takeover attempts of the holding company by another entity if the board does not favor the takeover. These anti-takeover defenses constitute a risk to shareholders for the following reasons:

     o The potential acquirer may offer a substantial premium over the market price of the holding company's common stock, but you would be unable to take advantage of the offer if the anti-takeover defenses prevented the takeover.

     o You might desire a change in management, but the anti-takeover defenses will discourage any changes in management.

     o A shareholder who disagrees with management's opposition to a tender offer may have less negotiating power to sell his or her shares to the potential acquirer at a higher price.

     o These provisions could negatively affect the price of the holding company's common stock and may discourage third parties from bidding for the holding company.

     o These provisions will give the board of directors of the holding company more control than the board of directors of the bank currently has. This means that shareholders will generally have less control over the company.

For a detailed description of these anti-takeover defenses, please refer to the section entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions in Articles and By-laws."

Material anti-takeover defenses of the Pennsylvania Business Corporation Law will also apply to the holding company and could delay or prevent an acquisition.

     Under the Business Corporation Law, material anti-takeover provisions apply to corporations that have their securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934. After the reorganization, the holding company will file with the SEC to register its securities under Section 12. These anti-takeover provisions of Pennsylvania corporate law do not apply to the bank. See section entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions Applicable to Registered Corporations."

As a shareholder of the holding company, your rights will be more limited than as a shareholder of the bank.

     Your rights as a shareholder will change in several key ways after the reorganization. As noted above, the holding company's articles of incorporation and by-laws, and the Pennsylvania Business Corporation Law, contain "anti-takeover" provisions that do not currently exist at the bank level. To the extent that these provisions limit a potential acquirer's rights, they tend also to limit all shareholders' rights. For example, as a shareholder of the holding company you will not be permitted to cumulate your votes in the election of directors or to propose amendments to the holding company's articles of incorporation.


The holding company's issuance of additional shares of common stock or preferred stock could dilute or depress the value of your shares of the holding company's common stock.


     The holding company's articles of incorporation authorize the issuance of up to 10 million shares of common stock and 5 million shares of preferred stock. The issuance of additional stock within these limits will not require prior shareholder approval. Sales of additional shares of stock, or the perception that shares may be sold, could negatively affect the market price of the holding company's stock. The issuance of additional shares could also dilute the percentage ownership interest and corresponding voting power of the prior shareholders.


The issuance of preferred stock could limit the holding company's ability to pay dividends to common stock shareholders.

     The holding company's issuance of preferred stock could limit its ability to pay dividends to common stock shareholders if the holding company granted the preferred shares preferential dividend rights. The holding company may issue preferred stock and determine the rights of preferred stock shareholders without prior approval by the holders of common stock.

Upon the dissolution or winding up of the holding company, the claims of others, including the holders of preferred stock, may limit your ability to recover your investment in the holding company.


     In the event of dissolution and termination of the holding company, the proceeds, if any, realized from liquidation of the holding company's assets will first be used to satisfy all claims of creditors, including depositors. In addition, if the holding company issues any preferred stock, the holders of preferred stock will likely have priority over the holders of common stock in recovering their investment in the case of dissolution. Although the holding company's board of directors currently has no plans to issue preferred stock, it may do so at any time without shareholder approval. Because the bank does not have an authorized class of preferred stock, this risk does not currently exist for the bank's shareholders.


     Accordingly, your ability as a common stock shareholder to recover all or any portion of your investment under these circumstances will depend on the amount of funds realized, the claims of creditors, depositors and others to be satisfied, and the amount of preferred stock issued, if any.

Reorganizing the bank into a holding company structure will add an additional layer of government regulation that will result in additional costs.


     The bank is already subject to extensive governmental supervision, regulation and control, and the reorganization will result in additional regulation. The holding company will be subject to the provisions and restrictions of the Bank Holding Company Act of 1956 and to supervision by the Board of Governors of the Federal Reserve System.

     The holding company must also generally file registration statements with the SEC under the Securities Act of 1933, as well as with most state securities commissions under state securities laws, for the offer and sale of its securities to the public. The bank is exempt from the 1933 Act registration requirements and most state registration requirements because of exemptions for bank securities. See "Description of the Holding Company - Supervision and Regulation of the Holding Company" below.


The forward-looking statements we make in this document are inherently uncertain.


     This proxy statement/prospectus contains forward-looking statements, including statements regarding intent, belief, anticipation or current expectations about matters that may or may not occur in the future. A forward-looking statement is any statement that is not a historical fact. These statements are subject to risks, uncertainties and assumptions. These include the risk that projected trends for the continued growth of the bank will not occur. If one or more of these risks or uncertainties occur or if underlying assumptions prove incorrect, actual results, performance or achievements in 1999 and beyond could differ materially from those stated.

Please read the following warnings as to limitations on the accuracy of information in this proxy statement/prospectus and on the extent of this offering.

     o You should not assume that the information in this proxy statement/prospectus or any supplement is accurate as of any other date than the date indicated on those documents.

     o This proxy statement/prospectus does not constitute an offer of securities in any jurisdiction in which, or to any person to whom, it is not permitted.

     o This proxy statement/prospectus does not cover resales of shares of holding company common stock after completion of the proposed reorganization, and no person is authorized to make use of this proxy statement/prospectus in connection with any resale.

                          SUMMARY FINANCIAL INFORMATION

     Immediately following the effective time of the reorganization, the consolidated financial statements of Fidelity D & D Bancorp will be substantially the same as the bank's financial statements immediately prior to the reorganization. Prior to the closing of the reorganization, Fidelity D & D Bancorp will not have commenced operations and will have no material assets or liabilities. Presented below is summary financial information for The Fidelity Deposit and Discount Bank.


                                                      As of and for the Years Ended December 31,
                                  ------------------------------------------------------------------------------------------
                                      1999            1998           1997            1996           1995            1994
                                      ----            ----           ----            ----           ----            ----
Assets, Deposits and Capital
    Total assets                  $447,211,017    $348,604,421   $290,252,442    $269,136,881   $240,812,179    $228,246,215
    Total investment securities    109,262,221      78,607,860     72,712,902      87,237,566     71,461,979      73,358,144
    Net loans                      296,193,518     235,430,079    194,516,933     159,644,245    143,282,316     138,018,150
    Loans Available-for-sale         5,254,316       8,858,157      8,202,404       2,964,081      2,825,634       3,998,000
    Total deposits                 294,700,965     240,000,751    218,025,010     212,069,670    180,904,613     169,329,244
    Total shareholders' equity      32,126,236      34,013,705     28,423,777      25,366,382     23,791,705      20,002,108
Operating Results
    Total interest income           28,566,085      23,471,372     21,037,613      19,112,187     17,546,782      15,102,157
    Total interest expense         (15,375,799)    (12,308,632)   (10,639,884)     (9,878,012)    (9,471,983)     (7,119,822)
    Net interest income             13,190,286      11,162,740     10,397,729       9,234,175      8,074,799       7,982,335
    Provision for loan losses         (530,000)       (646,000)      (622,800)       (338,000)      (313,000)       (559,000)
    Net interest income after
    provision for loan losses       12,660,286      10,516,740      9,774,929       8,896,175      7,761,799       7,423,335
         Other income                2,227,787       1,902,734      1,303,470         987,106      1,246,713         755,004
         Other expense             (10,170,458)     (7,609,162)    (6,583,334)     (6,063,236)    (5,283,320)     (4,986,303)
    Income before provision for
    income taxes                     4,717,615       4,810,312      4,495,065       3,820,044      3,725,192       3,192,036
    Provision for income taxes        (903,400)     (1,246,760)    (1,185,008)       (995,340)      (916,800)       (690,000)
Net Income                           3,814,215       3,563,552      3,310,057       2,824,704      2,808,392       2,502,036
Net income per share (adjusted
for stock split)                  $       4.26    $       4.20   $       3.97    $       3.43   $       3.43    $       3.11
Dividends paid                    $  1,344,140    $  1,200,409   $  1,062,530    $    906,793   $    820,327    $    725,519
Dividends per share (adjusted
for stock split)                  $       1.50    $       1.40   $       1.28    $       1.10   $       1.00    $       0.90
Weighted average number of
shares outstanding (adjusted
for stock split)                       896,116         848,554        832,994         824,450        820,270         805,010
Actual shares outstanding              900,392         893,647        837,260         413,889        411,210         409,299
Dividend payout ratio                    35.24%          33.69%         32.10%          32.10%         29.21%          29.00%
Book value per share              $      35.68    $      38.06   $      33.95    $      30.64   $      28.93    $      24.43

                           PER SHARE PRICE INFORMATION

     There has never been an organized public trading market for the bank's common stock. Bank common stock is traded over-the-counter from time to time. The last reported sale of bank common stock prior to the public announcement of the reorganization was a trade of 110 shares at $69.50 per share on October 5, 1999. Due to the infrequency of trading and the fact that these trades are generally private transactions, we are unable to determine actual trading prices on any given date.

     Because Fidelity D & D Bancorp has no substantial assets or liabilities, the holding company's common stock had no market value at the time of the public announcement. We anticipate that after the reorganization, the per share market value of the holding company's common stock will be approximately 1/2 of the per share market value of the bank's common stock immediately after the reorganization, based on the 2-for-1 stock exchange ratio.


                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of Annual Meeting

     The board of directors of The Fidelity Deposit and Discount Bank, a Pennsylvania- chartered bank and trust company, is furnishing this proxy statement to solicit your proxy for use at the Annual Meeting of Shareholders of the bank and any adjournment of the meeting. The annual meeting will be held at the main office of The Fidelity Deposit and Discount Bank, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, on Tuesday, May 2, 2000, at 3:00 p.m., Eastern Time.

Purpose of the Annual Meeting

     At the annual meeting, the board of directors of the bank will request that shareholders:

     o Consider and act upon a proposal to approve and adopt a plan of reorganization and related plan of merger dated December 21, 1999, providing for

         o The reorganization of The Fidelity Deposit and Discount Bank as the wholly owned subsidiary of Fidelity D & D Bancorp, Inc. through the merger of The Fidelity Deposit and Discount Interim Bank, a Pennsylvania chartered interim banking institution and subsidiary of Fidelity D & D Bancorp, Inc., into The Fidelity Deposit and Discount Bank; and

         o The exchange of each share of common stock of the bank for 2 shares of common stock of Fidelity D & D Bancorp, Inc.;

     o   Fix the number of Class A directors of the bank to be elected at 4;

     o Elect 4 Class A directors of the bank to serve for a 3-year term and until their successors are properly elected and qualified;

     o Consider any adjournment of the meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the plan of reorganization and plan of merger;

     o Ratify the selection of Parente Randolph, P.C., Certified Public Accountants, of Wilkes-Barre, Pennsylvania, as independent auditors for the bank for the fiscal year ending December 31, 2000; and

     o Transact any other business that may properly come before the annual meeting and any adjournment of the meeting.


                                VOTING PROCEDURES

Voting Securities and Record Date

     The board of directors of the bank has fixed the close of business on March 24, 2000, as the record date for the determination of shareholders of the bank entitled to vote at the annual meeting. On the record date, the bank had outstanding approximately 902,200 shares of common stock, par value $1.5625 per share, the only authorized class of stock. Approximately 1,264 shareholders held these shares. Each outstanding share of common stock entitles the record holder to one vote.

Quorum

     Under Pennsylvania law and the bank's by-laws, the presence of a quorum is required for each matter to be acted upon at the annual meeting. The holders of a majority of the outstanding shares of common stock, or about 451,101 shares as of March 24, 2000, must be present at the meeting, either in person or by proxy, to establish a quorum. For purposes of establishing a quorum, the bank will count as present shareholders represented by proxies marked "withhold" or "abstain." "Broker non-votes" will not be counted in determining the presence of a quorum for the particular matter. "Broker non-votes" are shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter. In the absence of a quorum, the board of directors of the bank intends to adjourn the meeting to another place and time without further notice to shareholders, until a quorum is present.

Votes Required for Approval

     Reorganization Proposal. The required vote for the approval of the reorganization is the affirmative vote of at least 2/3 of the outstanding shares of common stock. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against the approval and adoption of matters before the meeting. Although abstentions and broker non-votes are not votes cast, they have the practical effect of votes cast against the reorganization proposal.

     If you abstain from voting and do not follow the requirements under Pennsylvania law for dissenters' rights of appraisal, and if at least 2/3 of the outstanding shares of bank common stock vote in favor of the reorganization, each share you own will automatically, without any action on your part, represent two shares of holding company common stock.

     Election of Directors. Assuming the presence of a quorum, the 4 nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld and broker non-votes count neither for nor against the election of a nominee. In the election of directors only, each shareholder may, in person or by proxy, multiply the number of votes to which he or she may be entitled by the number of directors to be elected. This is known as "cumulative voting." The shareholder may cast all of his or her votes for one director candidate, or he or she may distribute the votes among any 2 or more candidates.

     Other Proposals. A majority of shares present, in person or by proxy, is necessary to approve the following proposals:

     o   Fixing the number of Class A directors to be elected;

     o   Ratifying the bank's independent auditors; and

     o   Adjourning the meeting if necessary.

     Although broker non-votes do not count either for or against the proposal, they have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Solicitation of Proxies

     The bank's board of directors is sending this proxy statement and the enclosed proxy form to shareholders of the bank on or about March 31, 2000.

     In connection with the solicitation of proxies, the bank will:

     o   Bear the cost of soliciting proxies and

     o Reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable forwarding expenses to the beneficial owners of the stock.

     We estimate the total amount spent by us on proxy solicitation will be no more than $2,000. As of February 29, 2000, we have not spent any funds on proxy solicitation.

     The directors, officers and employees of the bank may also solicit proxies personally or by telephone, telegraph, facsimile transmission or other electronic means. The bank will not pay additional compensation for such solicitation.

Voting by Proxy and Revocation of Proxies

     By properly completing and signing a proxy form, you will be appointing the proxy holders to vote your shares at the annual meeting according to your instructions on the proxy form. If a proxy is completed, signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted:

     o FOR the approval and adoption of the plan of reorganization and related plan of merger;

     o FOR the proposal to fix the number of Class A directors of the bank to be elected at 4;

     o FOR the election of the 4 nominees for Class A director of the bank named below;

     o FOR the ratification of Parente Randolph, P.C., Certified Public Accountants of Wilkes-Barre, Pennsylvania, as the bank's independent auditors for the year ending December 31, 2000; and

     o FOR the adjournment of the meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the reorganization proposal.

     The proxy holders will not vote any proxy that withholds authority or that is voted against the reorganization in favor of any adjournment of the meeting.

     A proxy also gives the persons named as proxy holders the right to vote on other matters incidental to the conduct of the meeting. If other matters are properly brought before the meeting, the proxy holders will vote your proxy in accordance with the recommendations of the bank's management.

     Execution and return of the enclosed proxy will not affect your right to attend the annual meeting and vote in person if you first give notice to John F. Glinsky, Jr., Secretary of the bank. A shareholder of the bank who returns a proxy may revoke the proxy prior to the time it is voted:

     o By giving notice of revocation to John F. Glinsky, Jr., Secretary of The Fidelity Deposit and Discount Bank, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512;

     o By delivering a properly executed proxy bearing a later date to John F. Glinsky, Jr., Secretary of the bank; or

     o By voting in person after giving notice to John F. Glinsky, Jr., Secretary of the bank.

     Attendance by a shareholder at the annual meeting will not itself revoke the proxy.

           INFORMATION ABOUT BENEFICIAL OWNERSHIP OF THE BANK'S COMMON
                 STOCK BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     As of February 29, 2000, we know of no shareholder who owns more than 5% of the bank's outstanding common stock, either on the bank's records or indirectly as a "beneficial" owner.

     The following table provides information, as of February 29, 2000, with respect to the following beneficial owners of the bank's common stock:

     o   Each director of the bank,

     o   Each nominee for director,

     o Each executive officer named in the Summary Compensation Table on page 61, and

     o   All bank executive officers and directors as a group.

     We determined beneficial ownership by applying the General Rules and Regulations of the SEC, which state that a person may be credited with the ownership of common stock:

     o Owned by or for the person's spouse, minor children or any other relative sharing the person's home;

     o Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

     o Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

     Also, a person who has the right to acquire shares within 60 days after February 29, 2000, will be considered to own the shares. As of February 29, 2000, the number of common stock issued and outstanding was approximately 900,541. The calculation of percentages is based upon this number, plus 3,500 shares of common stock subject to exercisable options.

------------------------------------------------------------------------------------------------------------------
                                                           AMOUNT AND NATURE OF              PERCENTAGE OF BANK'S
NAME OF INDIVIDUAL AND                                   BENEFICIAL OWNERSHIP OF                 COMMON STOCK
POSITION WITH BANK                                       BANK'S COMMON STOCK (1)              BENEFICIALLY OWNED
------------------------------------------------------------------------------------------------------------------
Paul A. Barrett                                                 17,785 (2)                          1.967%
  Director and Nominee
------------------------------------------------------------------------------------------------------------------
Samuel C. Cali                                                  26,806 (3)                          2.965%
  Chairman of the Board
------------------------------------------------------------------------------------------------------------------
Patrick A. Calvey, Jr                                            2,941 (4)                          *
  Director
------------------------------------------------------------------------------------------------------------------
John T. Cognetti                                                 3,007 (5)                          *
  Director and Nominee
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                           AMOUNT AND NATURE OF              PERCENTAGE OF BANK'S
NAME OF INDIVIDUAL AND                                   BENEFICIAL OWNERSHIP OF                 COMMON STOCK
POSITION WITH BANK                                       BANK'S COMMON STOCK (1)              BENEFICIALLY OWNED
------------------------------------------------------------------------------------------------------------------
Patrick J. Dempsey                                              15,746 (6)                          1.742%
  Director
------------------------------------------------------------------------------------------------------------------
John F. Glinsky, Jr                                             17,102 (7)                          1.892%
  Secretary, Director and Nominee
------------------------------------------------------------------------------------------------------------------
Michael F. Marranca                                             26,068 (8)                           2.883%
  President and Chief Executive Officer,
  Director
------------------------------------------------------------------------------------------------------------------
Herbert M. McDonald                                             44,527 (9)                           4.924%
  Director
------------------------------------------------------------------------------------------------------------------
Michael J. McDonald                                             19,555 (10)                          2.163%
  Director and Nominee
------------------------------------------------------------------------------------------------------------------
David L. Tressler, Sr.                                           2,708 (11)                          *
  Director
------------------------------------------------------------------------------------------------------------------
Kevin R. Messett                                                   458 (12)                          *
  Executive Vice President
------------------------------------------------------------------------------------------------------------------
Joseph E. Quinnan                                                1,285 (13)                          *
  Senior Vice President and
  Chief Operating Officer
------------------------------------------------------------------------------------------------------------------
All Officers and Directors as a Group (10                      178,912                               19.790%
Directors, 5 Officers, 14 persons in total)
------------------------------------------------------------------------------------------------------------------

* Represents beneficial ownership of less than 1% of the bank's common stock.

(1) Information furnished by the directors and the bank. Fractional shares are rounded to the nearest whole number.

(2) Figure includes 68 shares held solely by Mr. Barrett, 4,560 shares held solely by Mr. Barrett in an IRA, 997 shares held jointly by Mr. Barrett and his spouse, 1,062 shares held by Mr. Barrett's spouse, 10,848 shares held as Trustee and co-owner of the Estate of Mildred Barrett, and 250 exercisable options.

(3) Figure includes 500 shares held jointly by Mr. Cali and his spouse, 24,261 shares held in the S.C. Cali Revocable Trust, 1,795 shares held in Jane Cali's Revocable Trust, and 250 exercisable stock options.

(4) Figure includes 2,117 shares held solely by Mr. Calvey, 574 shares held by Calvey Enterprises Inc. of which Mr. Calvey is the former President, and 250 exercisable stock options.

(5) Figure includes 100 shares held solely by Mr. Cognetti in an IRA, 1,378 shares held jointly by Mr. Cognetti and his spouse, 511 shares held by Mr. Cognetti's spouse, 767 shares held by Mr. Cognetti's spouse and child, and 250 exercisable stock options.

(6) Figure includes 2,000 shares held solely by Mr. Dempsey, 10,548 shares held by Mr. Dempsey's spouse, 2,947 shares held by Mr. Dempsey's children, and 250 exercisable stock options.

(7) Figure includes 6,204 shares held solely by Mr. Glinsky, 9,998 shares held jointly by Mr. Glinsky and his spouse, 650 shares held jointly by Mr. Glinsky and his children, and 250 exercisable stock options.

(8) Figure includes 7,906 shares held solely by Mr. Marranca, 710 shares held solely by Mr. Marranca in an IRA, 880 shares held jointly by Mr. Marranca and his spouse, 14,451 shares held by Mr .Marranca's spouse, 1,771 shares held by Mr. Marranca's spouse and grandchildren and 350 exercisable stock options.

(9) Figure includes 36,824 shares held solely by Dr. McDonald, 4,997 shares held jointly by Dr. McDonald and his spouse, 356 shares held by Dr. McDonald's spouse, 2,100 shares held jointly by Dr. McDonald and his sister, and 250 exercisable stock options.

(10) Figure includes 16,545 shares held solely by Mr. McDonald, 2,349 shares held by Mr. McDonald's spouse, 400 shares held by Mr. McDonald's spouse and children, 11 shares held by Mr. McDonald's children, and 250 exercisable stock options.

(11) Figure includes 50 shares held solely by Mr. Tressler, 86 shares held jointly by Mr. Tressler and his spouse, 451 shares held in trust by Mr. Tressler's spouse and child, 1,713 shares held jointly by Mr. Tressler in trust with his son, 133 shares held jointly by Mr. Tressler and his daughter, 25 shares held jointly by Mr. Tressler and his grandchildren, and 250 exercisable stock options.

(12) Figure includes 162 shares held jointly by Mr. Messett and his spouse, 46 shares held jointly by Mr. Messett with his spouse and children, and 250 exercisable options.

(13) Figure includes 766 shares held in revocable trust by Mr. Quinnan and 521shares held in a revocable trust by Mr. Quinnan's spouse.

     In terms of the number of shares, as of February 29, 2000, the affirmative votes of the holders of at least approximately 600,360 shares will result in the approval of the proposed reorganization. The executive officers and directors, as a group, beneficially own 178,912 shares, or approximately 30% of the shares representing affirmative votes needed to approve the reorganization.


                                 PROPOSAL NO. 1:

            REORGANIZATION OF THE FIDELITY DEPOSIT AND DISCOUNT BANK
               AS THE SUBSIDIARY OF FIDELITY D & D BANCORP, INC.

DESCRIPTION OF REORGANIZATION PROCEDURE

     We are asking that you approve a plan of reorganization and related plan of merger that would result in the reorganization of the bank as the wholly owned subsidiary of Fidelity D & D Bancorp, Inc. and in Fidelity D & D Bancorp, Inc. becoming a bank holding company. The reorganization involves two steps. First, we incorporated Fidelity D & D Bancorp, Inc. under the Pennsylvania Business Corporation Law of 1988 to be the holding company for the bank, and we organized The Fidelity Deposit and Discount Interim Bank under the Pennsylvania Banking Code of 1965 as its wholly owned subsidiary. Fidelity D & D Bancorp is a Pennsylvania business corporation, and the interim bank is a Pennsylvania-chartered interim banking institution. Neither the holding company nor the interim bank will conduct any business prior to the reorganization. On December 28, 1999, the boards of directors of the holding company, the bank and the interim bank unanimously approved the plan of reorganization and plan of merger. We are incorporating the plan of reorganization and plan of merger into this proxy statement/prospectus and attaching them as Annex A.

     Next, under the terms of the plan of reorganization and plan of merger, if the bank's shareholders approve the transaction and other conditions are met, the interim bank will merge into the bank on the effective date of the reorganization. The bank will survive as the wholly owned subsidiary of Fidelity D & D Bancorp. At that time, the shareholders of the bank will automatically become shareholders of the holding company. Each whole outstanding share of the bank's common stock will automatically represent 2 shares of the holding company's common stock. The prior shareholders of the bank will cease to have any rights as shareholders of the bank, and their rights will be based solely on their shares of holding company common stock. Alternatively, if demanded in accordance with Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, a shareholder of the bank will have the right to receive cash in the amount of the appraised value of his or her shares of the bank's common stock. See "Dissenters' Rights of Appraisal" below. After the reorganization, the bank will continue its banking business substantially unchanged and under the same management.


     Assuming that no shareholder exercises his or her appraisal rights, the number of shares of the holding company outstanding immediately after the reorganization will be approximately double the number of shares of the bank outstanding prior to the reorganization.

AMENDMENT OR TERMINATION OF THE PLAN OF REORGANIZATION AND PLAN OF MERGER


     The boards of directors of the holding company, the bank and the interim bank may amend the plan of reorganization and plan of merger by mutual consent either before or after approval by the bank's shareholders. However, no amendments can be made to the provisions relating to the exchange of shares of the bank for shares of the holding company without proper shareholder approval.

     The boards of directors of the holding company, the bank and the interim bank may terminate the plan of reorganization and plan of merger by mutual consent either before or after approval by the bank's shareholders if the bank's board of directors believes the reorganization would be inadvisable for any other proper reason.


EXCHANGE OF STOCK, 2-FOR-1 EXCHANGE RATIO

     On the day of the reorganization, shareholders of the bank who do not perfect dissenters' rights will become shareholders of the holding company without any action by the shareholders. Generally, they will automatically own twice the number of shares of the holding company's common stock as they previously owned of the bank's common stock. Each whole outstanding share of the bank's common stock, par value $1.5625 per share, will be automatically exchanged for 2 shares of common stock, without par value, of the holding company. We anticipate that immediately after the reorganization, each share of common stock of the holding company will have a market value of 1/2 that of each share of the bank's common stock prior to the reorganization.


     Fidelity D & D Bancorp will not issue fractional shares of common stock in the reorganization. The holding company will pay each former shareholder of the bank cash in an amount equal to the fair market value of any fractional share interest in holding company stock resulting from the stock exchange.

        You should not interpret the fact that the holding company's stock has no par value as a negative aspect of the exchange. Par value for corporations has little, if any, meaning in today's marketplace. In organizing the holding company, we decided not to assign a par value to its common stock or preferred stock in order to provide for cleaner bookkeeping and maximum flexibility. The lack of par value is not likely to affect the market value of the common stock issued in the exchange.

EXCHANGE OF STOCK CERTIFICATES

     Following the reorganization and until properly requested and surrendered, each outstanding stock certificate of the bank will, for all corporate purposes, represent the number of whole shares of the holding company that the holder would be entitled to receive upon its surrender.

     The bank and the holding company will require that shareholders exchange their present stock certificates, bearing the name "The Fidelity Deposit and Discount Bank," for new stock certificates, bearing the name "Fidelity D & D Bancorp, Inc." After the reorganization, the bank and the holding company will send shareholders a notice requiring surrender of the stock certificates of the bank in exchange for stock certificates of the holding company. The holding company may withhold dividends payable after the reorganization from those shareholders who do not exchange their present stock certificates for new stock certificates within a reasonable period of time after receiving the notification to exchange their certificates. The holding company will pay any dividends withheld, without interest, to former shareholders of the bank upon the proper surrender of the bank's common stock certificates.

FAILURE TO SURRENDER STOCK CERTIFICATES

     Shareholders of the bank must surrender their stock certificates within 2 years of receiving notification to exchange their certificates. In the event that any former shareholder of the bank does not surrender his or her stock certificates within that time, the holding company may sell the shares of holding company common stock that would otherwise have been issued. The bank will hold the net proceeds of the sale, together with any cash to which the shareholder is entitled instead of the issuance of a fractional share and any previously accrued and unpaid dividends, in a noninterest bearing account for the shareholder's benefit. After this sale, the only right of the holders of the unsurrendered outstanding certificates will be the right to collect the net sales proceeds, cash and accumulated dividends held for their account. Generally, the net proceeds, cash and accumulated dividends will be paid to the former shareholder of the bank, without interest, only upon the proper surrender of the bank's stock certificates.

REASONS FOR THE PROPOSED REORGANIZATION

     In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

     o   Financing,

     o   Engaging in non-banking activities,

     o   Protecting against an unfriendly takeover,

     o   Responding to changes in law, and

     o   Acquiring other banks.

     FINANCING. The bank has experienced a period of sustained and substantial growth. In order to continue this rate of growth, additional capital may be necessary. One of the advantages of formation of a holding company is the greater number of alternatives for raising capital. When used, these alternatives as described below may support the growth of the bank and holding company:

     o Authorized Capital. The authorized capitalization of the holding company is:

         o   10 million shares of common stock, and

         o   5 million shares of preferred stock.


         Currently, the bank is only authorized to issue up to 5 million shares of common stock. If the reorganization had occurred on February 29, 2000, the holding company would have issued approximately 1,801,082 shares of its common stock in the reorganization. As a result, the holding company would have had approximately 8,195,918 authorized but unissued shares of common stock and the full 5 million unissued shares of preferred stock.

         The holding company will reserve for issuance a total of 99,500 shares of common stock under the bank's 1998 Independent Directors Plan and 1998 Stock Incentive Plan, which the holding company will assume, and about 100,000 shares of common stock for issuance under a dividend reinvestment plan. Other than issuances under these plans, we have no plans to approve future issuances of additional shares of common stock or shares of preferred stock. However, we have authorized a larger number of shares of common stock and a class of preferred stock of the holding company so that we have shares available to provide us with additional business and financing flexibility in the future. The board of directors may use the additional shares without further shareholder approval to:

             o   Issue stock dividends and effect stock splits,

             o   Raise capital,


             o   Provide equity incentives to employees, officers or directors,

             o   Establish strategic relationships with other companies,

             o Expand the holding company's business through the acquisition of Other businesses, and

             o Oppose a hostile takeover attempt or delay or prevent an acquisition.


         Also, we believe that the 2-for-1 exchange ratio will make the market for the holding company's common stock more liquid than the market for the bank's common stock, and this should add to our flexibility.

         The articles of incorporation of the holding company authorize the board of directors to approve the issuance of preferred stock at terms set by the board, without prior shareholder approval. The board of directors may designate a series of preferred stock and determine the rights, preferences and limitations of the series. For example, the board could grant the preferred stock the right to receive dividends before common stock shareholders, to convert to common stock, to vote or to receive assets upon the liquidation or winding up of the business prior to the distribution of assets to common stock shareholders. Provisions granting directors this type of authority are known as "blank check" provisions. The authority to issue blank check preferred stock will provide us with the flexibility to create a series of preferred stock customized to meet the needs of any particular transaction or market condition.


         The further issuance of common or preferred stock could dilute the voting rights and book value per share of the common stock of the holding company. See "Risk Factors."


     o Debt Financing. The ability to incur indebtedness at the holding company level and to contribute the proceeds to the bank as equity capital provides further flexibility.

     o Trust Preferred Stock. The issuance of trust preferred stock is one alternative for raising capital. Although the manner in which trust preferred stock is issued is very complicated, the basic form of the transaction is as follows:

         o A holding company creates a special trust subsidiary, usually a Delaware business trust.

         o   The subsidiary issues preferred stock to interested investors.

         o The holding company then issues long-term debt to the subsidiary in return for the subsidiary paying the holding company the proceeds from the sale of the trust preferred stock. The holding company must pay interest to the subsidiary that the subsidiary passes through to the holders of the trust preferred stock.


         A bank may not issue trust preferred stock. The holding company structure is necessary to issue such securities. Although we have no plans to issue trust preferred stock at this time, it is possible that we may use this form of financing in the future. The advantages of trust preferred stock to the holding company are that:

         o It qualifies as "Tier 1" capital, a term used by regulators to identify the safest type of capital, and a key factor examined by regulators in determining whether a holding company is adequately capitalized.

         o Under current tax law, the holding company's payment of interest to a subsidiary is tax deductible.

         o The issuance of trust preferred stock will not dilute the holding company's common stock equity ownership or earnings per share.

     NON-BANKING ACTIVITIES. Under the Bank Holding Company Act of 1956, with the prior approval of the Federal Reserve Board, the holding company may organize or acquire other financially oriented businesses without shareholder approval. The holding company has no present plans to expand in this way. Subsidiaries of the holding company not engaged in banking, but rather in activities related to banking, are not subject to geographic restrictions. See section entitled "Description of the Holding Company - Permitted Activities."


     Protection Against an Unfriendly Takeover. Anti-takeover defenses in the holding company's articles of incorporation and by-laws and anti-takeover provisions in the Pennsylvania Business Corporation Law of 1988 will allow the board of directors of the holding company to more easily resist a takeover which it considers undesirable than can the board of directors of the bank. Several of the defenses in the Articles and by-laws would not be allowed for banks under banking laws but are permissible for corporations. Also, the anti-takeover provisions of the Business Corporation Law are not applicable to banks or bank and trust companies. See sections entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions and Anti-Takeover Provisions Applicable to Registered Corporations." See also section entitled "Risk Factors."

     Flexibility in Responding to Changes in Law. The holding company structure will generally provide more flexibility in responding to changes in banking and corporate law. For example, the Gramm-Leach-Bliley Financial Services Modernization Act became law on November 12, 1999. The law repeals provisions in the Banking Act of 1933, or the Glass- Steagall Act, to permit a special type of bank holding company, namely, a financial holding company, that may engage in any financial activities that are "financial in nature or incidental to such activities," to include insurance underwriting, agency and brokerage services and investment banking and securities brokerage services.


     BANK ACQUISITIONS. Although we currently have no plans to acquire other banks, the holding company structure will permit greater flexibility in acquiring other banking institutions in the future, if we decide to do so. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, adequately capitalized and well-managed bank holding companies may acquire banks in any state, subject to deposit concentration limits and approval by the Federal Reserve Board. The Act also permits interstate mergers between adequately capitalized and managed banks, subject to approval by the appropriate regulators. The Act further permits the establishment of new branches in another state if the law of the state where the new branch is located expressly permits it. However, the ability to acquire another bank, either within Pennsylvania or outside Pennsylvania, as an additional subsidiary of the holding company, without merging The Fidelity Deposit and Discount Bank and the target bank, gives us more options for growth.

DISSENTERS' RIGHTS OF APPRAISAL

     General. Under the Pennsylvania Banking Code of 1965, which directs that dissenter's rights are governed by the Pennsylvania Business Corporation Law of 1988, shareholders of the bank's common stock have the right to dissent from the merger and reorganization and to obtain payment of the "fair value" of their shares in the event we complete the reorganization. The

Pennsylvania Business Corporation Law of 1988 also grants shareholders of the bank the right to dissent from the transaction and receive the "fair value" of their shares.

     If you contemplate exercising your right to dissent, we urge you to read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, which is attached to this proxy statement/prospectus as Exhibit E. A discussion of the provisions of the statute is included here. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read both this summary and the full text of the law.

     Send any written notice or demand required concerning your exercise of dissenters' rights to Michael F. Marranca, President, The Fidelity Deposit and Discount Bank, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512.

     Fair Value. The term "fair value" means the value of a share of the bank's common stock immediately before the day of the merger and reorganization, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the reorganization

     Notice of Intention to Dissent. If you wish to dissent, you must:


     o File a written notice of intention to demand payment of the fair value of your shares if the reorganization is completed, prior to the vote of shareholders on the reorganization at the annual meeting;

     o Make no change in your beneficial ownership of stock from the date you give notice through the day of the reorganization; and

     o Not vote your stock for approval of the plan of reorganization and plan of merger.

     Voting in favor of the reorganization constitutes a waiver of dissenters' rights of appraisal. Further, neither a proxy marked against approval of the reorganization nor a vote at the annual meeting against approval of the reorganization satisfies the necessary written notice of intention to dissent. A separate written notice must be filed with the bank prior to the vote of shareholders on the reorganization, as described above.


     Notice to Demand Payment. If the reorganization is approved by the required vote of shareholders, the bank will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the plan of reorganization and plan of merger. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

     Failure to Comply with Notice to Demand Payment, etc. You must take each step in the indicated order and in strict compliance with the statute to keep your dissenters' rights. If you fail to follow the steps, you will lose you right to dissent and you will receive 2 shares of Fidelity D & D Bancorp's common stock for each share of the bank's common stock that you hold.

     Payment of Fair Value of Shares. Promptly after the reorganization, the bank will send dissenters, who have timely filed the demand for payment and deposited their stock certificates, the amount that the bank estimates to be the fair value of the stock. The remittance or notice will be accompanied by:


     o A closing balance sheet and statement of income of the bank for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;

     o A statement of the bank's estimate of the fair value of its common stock; and

     o A notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

     Estimate by Dissenter of Fair Value of Shares. If a dissenter believes that the amount stated or remitted by the bank is less than the fair value of the stock, the dissenter may send an estimate of the fair value of the stock to the bank. If the bank remits payment of estimated value of a dissenter's stock and the dissenter does not file his or her own estimate within 30 days after the bank mailed its remittance, the dissenter will be entitled to no more than the amount remitted by the bank.


     Valuation Proceeding. If any demands for payment remain unsettled within 60 days after the latest to occur of:


     o   The reorganization,

     o   The bank's timely receipt of any demands for payment, or

     o The bank's timely receipt of any estimates by dissenters of the fair value,


then, the bank may file an application, in the Court of Common Please of Lackawanna County, requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

     If the bank fails to file the application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against the bank, may file an application in the name of the bank at any time within the 30-day period after the expiration of the 60-day period and request that the Lackawanna County Court determine the fair value of the shares. The fair value determined by the Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so shall be paid the bank's estimates of the fair value of the common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court finds fair and equitable.

     Costs and Expenses. The costs and expenses of any valuation proceedings in the Lackawanna County Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against the bank except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be arbitrary, vexatious or in bad faith.

MATERIAL CONDITIONS

     The reorganization will not occur unless the following conditions are met:


     o   Shareholders approve the transaction.

     o The Pennsylvania Department of Banking must approve the organization of the interim bank and the merger of the interim bank into the bank. On October 29, 1999, the organizers of the interim bank filed an application with the Department for Banking for approval to charter the interim bank, and on December 14, 1999, the Department of Banking approved the charter. On January 5, 2000, the bank filed an application to merge with the interim bank, and on February 9, 2000, the Department of Banking granted its approval for the proposed merger.

     o Under the Bank Merger Act, the Federal Deposit Insurance Corporation, as the bank's primary federal regulator, must approve the merger of the bank into the interim bank. The bank filed a Bank Merger Act application with the FDIC on March 24, 2000, which remains pending. The FDIC has not yet issued approval for the merger between the bank and the interim bank.

     o The formation of a bank holding company requires the approval or nonobjection of the Board of Governors of the Federal Reserve System. Fidelity D & D Bancorp filed a notice with the Federal Reserve Bank of Philadelphia of its proposal to become a bank holding company on November 9, 1999, and the Federal Reserve Board issued a letter of nonobjection to the proposal on December 7, 1999.


     In general, the bank regulatory authorities may disapprove this transaction if the reorganization and merger of the interim bank with and into the bank and the reorganization of the bank into a one-bank holding company would not be consistent with adequate sound banking practices and would not be in the public interest.


     In addition, the merger of the interim bank with the bank may not occur for 15 days from the date of approval by the FDIC. If the United States Department of Justice has issued a challenge on anti-trust grounds, the regulators may extend the waiting period. The merger of the interim bank with the bank and the reorganization of the bank into a one-bank holding company cannot proceed in the absence of these regulatory approvals. We cannot assure that the bank regulatory authorities will issue all necessary approvals for the reorganization and merger, or that they will issue the approvals in a timely manner. If the regulators issue the necessary approvals in time, we anticipate completing the reorganization immediately after obtaining shareholder approval, by June 30, 2000.


     The approval of the bank regulatory authorities reflects only their view that the transaction does not violate the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the banking system. You should not interpret their approval as an opinion by the bank regulatory authorities that the reorganization is favorable to shareholders from a financial point of view or that the terms of the exchange are fair. The bank regulatory authorities' approval is not an endorsement or recommendation of the reorganization and merger.


CLOSING DATE

     After all regulatory approvals have been issued, the reorganization and the merger of the interim bank into the bank will take place at the time the Pennsylvania Department of Banking files the Articles of Merger with the Pennsylvania Department of State. Presently, the bank plans to request that the Department of Banking file the Articles of Merger by no later than June 30, 2000. The Department of Banking approved the proposed transaction on February 9, 2000. The Department of Banking will not file the Articles of Merger until at least 2/3 of the issued and outstanding shares of common stock of the bank have approved and adopted the plan of reorganization and plan of merger.

TAX CONSEQUENCES

     Shumaker Williams, P.C., Special Counsel to the bank and holding company, issued a tax opinion dated March 16, 2000, regarding federal tax consequences of the proposed transaction, the contents of which are summarized below. The opinion is attached as an exhibit to the Registration Statement, filed with the SEC, of which this proxy statement/prospectus forms a part. This is only a general description of the material federal income tax consequences of the reorganization. We recommend that you consult your own tax advisors as to particular facts and circumstances that may be unique to you and not common to shareholders as a whole and also as to any estate, gift, state, local or foreign tax consequences arising out of this transaction. We do not anticipate that the law will change before closing.


     The following is a summary of the opinion of Shumaker Williams, P.C.
and is not binding on the Internal Revenue Service. Under the current provisions of the Internal Revenue Code of 1986, we anticipate that:


     o The bank, the holding company and the interim bank will recognize no gain or loss because of the reorganization;

     o The bank's shareholders will recognize no gain or loss upon the exchange of the bank's common stock solely for the holding company's common stock in accordance with the reorganization, except for

         o That gain or loss recognized due to the receipt of cash which is received by any dissenting shareholder of the bank, and

         o That gain or loss recognized due to the receipt of cash by any shareholder in lieu of fractional shares of the holding company's common stock;

     o The tax basis of the holding company's common stock received by each of the bank's shareholders will be the same as the tax basis of the bank's common stock owned prior to the reorganization by the shareholder;

     o The holding period of the holding company's common stock received by the bank's shareholders, generally, will include the holding period of the bank's common stock, provided that the common stock of the bank was held as a capital asset on the date of the exchange;

     o The payment of cash to the bank's shareholders in lieu of their fractional share interests of the holding company's common stock generally will represent a distribution in full payment in exchange for the fractional share interest in the holding company and will qualify as a capital gain or loss; and

     o Any distribution by the surviving bank to the holding company for the repayment of the loan to charter the interim bank will not have any tax consequence.

     In general, under Section 302(a) of the Internal Revenue Code, dissenting shareholders will treat any cash they receive from the bank in redemption of their bank common stock as a capital gain or loss, if the shares are held as a capital asset. Otherwise, the tax law would require shareholders to treat cash as ordinary income. It is possible, however, that the provisions of Section 302(a) will not apply to a particular dissenting shareholder due to rules that treat some shareholders as owning shares actually owned by other individuals and entities, including some individuals related to the shareholder and some partnerships, estates, trusts and corporations in which the shareholder has an interest. If these rules apply, the amounts the bank pays to the dissenting shareholder may be taxable as dividends.

     Under current Pennsylvania personal income tax law, shareholders who reside in Pennsylvania will not recognize a gain or loss on the exchange of the bank's common stock for the holding company's common stock, except for shareholders exercising dissenters' rights and except for fractional shares. Based on Pennsylvania law, the holding company's common stock is not subject to personal property taxes in the various counties of Pennsylvania.


     In some jurisdictions, the state and local law treats shares of common stock of a business corporation like the holding company differently from shares of stock of a banking institution. We urge you to consult your own tax advisors to make an individual appraisal of the federal, state and local income tax and personal property and other tax consequences of the reorganization and the exercise of dissenters' rights.

ACCOUNTING TREATMENT


     We intend to treat the proposed reorganization as a pooling-of-interests for financial accounting purposes. The pooling-of-interest method of accounting for a business combination reflects the union of ownership between the entities involved. Results of operations are restated for prior periods as if the entities involved had always been combined. Immediately after the reorganization, its consolidated financial statements will be substantially equivalent to the bank's financial statements prior to the reorganization. The holding company's parent-only financial statements will reflect its investment in 100% of the shares of the bank's common stock.

TRADING AND RESALE OF HOLDING COMPANY COMMON STOCK


The bank's shares are sold from time to time in the over-the-counter market and in private transactions. Initially, we do not expect that holding company's common stock will trade on a more frequent basis following the merger. We have no plans to list shares of the holding company's common stock on any stock exchange, although we may do so in the future.

The holding company is registering its common stock to be issued in the reorganization with the SEC under the Securities Act of 1933. Following the reorganization, former shareholders may freely resell or otherwise transfer their shares, except those former shareholders who are deemed "affiliates" of the holding company, within the meaning of Rules 144 and 145 under the Securities Act. An affiliate is any person who directly or indirectly controls, is controlled by, or is under common control with the holding company. In general terms, any person who is an executive officer, director or 10% shareholder of the bank at the time of the shareholders' meeting may be deemed to be an affiliate of the bank, and an affiliate of the holding company upon completion of the reorganization, for purposes of Rules 144 and 145. This proxy statement/prospectus does not cover resales of shares of the holding company's common stock to be issued to affiliates of the holding company in connection with the transaction.


The holding company's common stock received by persons who are deemed to be affiliates of the holding company may be resold only:


     o   In compliance with the resale provisions of Rule 145(d);

     o In compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or

     o   Pursuant to an effective registration statement filed with the SEC.

     In general terms, Rules 144 and 145(d) under the Securities Act permit an affiliate of the holding company to sell shares of the holding company's common stock received by him or her in ordinary brokerage transactions subject to limitations on the number of shares that may be resold in any consecutive 3-month period. Generally, the affiliate, not acting in concert with others, may not sell that number of shares which is more than 1% of the outstanding shares of the holding company's common stock during the 3-month period.


     The ability of affiliates to resell shares of the holding company's common stock received in the transaction under Rule 144 and Rule 145(d) is subject to the holding company's having satisfied its 1934 Act reporting requirements, if any, for specified periods prior to the time of sale.


     The limitations under Rules 144 and 145(d) will cease to apply in the case of a person who is no longer an affiliate of the holding company and has not been an affiliate of the holding company for at least three months, if a period of at least two years has elapsed since the date the prior affiliate acquired the holding company's shares in the reorganization.

     Finally, under accounting rules for a pooling-of-interest, an affiliate of the bank may not, as a general rule and subject to an exception in a case of some very small sales:

     o Sell any shares of the holding company's common stock during the 30-day period immediately preceding the day of the reorganization; or

     o Sell any shares of the holding company's common stock received by him or her in exchange for shares of the bank's common stock until after the publication of financial results covering at least 30 days of post-reorganization operations.

STOCK OPTIONS AND STOCK OPTION PLANS

     Stock options will essentially not change as a result of the reorganization. In 1998, the bank implemented an Independent Directors Stock Option Plan and a Stock Incentive Plan. As of February 29, 2000, under these plans, the bank had issued directors and key employees options to purchase 3,750 shares of the bank's common stock at the price of $62.00. As of that date, 250 shares had been purchased through the exercise of these options. The bank had also issued options to purchase 3,950 shares of the bank's common stock at the price of $70.25 as of February 29, 2000. Following the reorganization, the holding company will assume these stock options and the plans. The holding company will reserve 99,500 shares of common stock for issuance under these plans. We will adjust the stock options and the plans to reflect the 2-for-1 exchange ratio of holding company common stock for bank common stock, as follows:

     o The holders of stock options will be entitled to receive twice the number of shares of common stock of the holding company as the original number of shares of the bank's common stock, and at half of the original exercise price. As a result, the value of the stock options should remain about constant.

     o Accordingly, after the reorganization, the outstanding options to purchase 3,500 shares at an exercise price of $62.00 per share will automatically convert into options to purchase 7,500 shares of the holding company's common stock at the price of $31.00 per share.

     o The options to purchase 3,950 shares at an exercise price of $70.25 per share will automatically convert into options to purchase 7,900 shares of the holding company's stock at an exercise price of $35.125 per share.

     Similarly, the number of shares which the holding company may issue under the plans will adjust automatically. As a result, the holding company will be able to issue up to 50,000 shares of common stock under the Independent Directors Stock Option Plan and 49,500 shares of common stock under the Stock Incentive Plan. Otherwise, the original terms of these stock options and rights will continue to apply. See "Description of the Bank's Common Stock - Stock Option Plans" for a description of the bank's 1998 Independent Directors Stock Option Plan and 1998 Stock Incentive Plan.

DIVIDEND REINVESTMENT PLAN


     On the day of the reorganization, The Fidelity Deposit and Discount Bank Dividend Reinvestment Plan, which the bank adopted in1995 to provide shareholders a simple and convenient method of investing cash dividends in additional shares of bank common stock, will terminate. After the reorganization, we anticipate that the holding company will implement a dividend reinvestment plan with substantially the same terms as the prior bank dividend reinvestment plan. The holding company will send shareholders an offering circular for the shares which may be issued under the plan, along with a registration form.

FINANCIAL INFORMATION ABOUT THE REORGANIZATION

Capitalization

     We set forth below the capitalization, as of December 31, 1999, of

     o   The bank,

     o   The interim bank, and

     o   The holding company.

                                                    The Fidelity          Fidelity Deposit
                                                     Deposit and            and Discount       Fidelity D & D
                                                    Discount Bank           Interim Bank       Bancorp, Inc.
                                                    -------------           ------------       -------------
Prior to Merger

Number of Shares Authorized,
     Common Stock, par value
     $1.5625 for Bank, $2.00 for Interim
     Bank and without par value
      for Holding Company                              5,000,000               5,000,000        10,000,000

Number of Shares Authorized,
      Preferred Stock, Holding
      Company only, without
      par value                                  (Not applicable)        (Not applicable)        5,000,000

Number of Shares outstanding:
      Common Stock                                       900,392                  50,000 (1)             5 (2)
      Preferred Stock                                         --                      --                 0

Capital Accounts:
      Common Stock                                  $  1,406,863              $  100,000 (1)   $      5.00 (2)
      Preferred Stock                                         --                      --                 0
      Capital Surplus                                  7,266,168                  55,000 (1)
      Undivided Profits                               28,126,918                       0
      Accumulated Other
          Comprehensive Income (Loss)                 (4,673,713)                      0                 0
                                                     -----------        ----------------        ----------
Total Equity Capital                                 $32,126,236              $  155,000       $      5.00

     Set forth below is the same information, as adjusted to reflect the reorganization and the merger of the interim bank into the bank:

After Merger

Number of Shares Outstanding:
     Common Stock par value
        $1.5625 for Bank, $2.00 for
        Interim  Bank and without
        par value for Holding
        Company                                          900,392                    (3)         1,800,784 (4)
     Preferred Stock (Holding
        Company only, without par
        value)                                                --                     --                 0

Capital Accounts:
     Common Stock                                    $ 1,406,863                     --      $  1,406,863
     Preferred Stock                                          --                     --                 0
     Capital Surplus                                   7,226,168                     --         7,226,168
        Undivided Profits                             28,126,918                     --        28,126,918
        Net Unrealized Holding Gains
           (Losses) on Available-for-
           Sale Securities                            (4,673,713)                    --        (4,673,713)
                                                     -----------                   ----       -----------
Total Equity Capital                                 $32,126,236  (5)                 0       $32,126,236 (6)
                                                                                     ===



(1) Represents shares issued upon the initial capitalization of the interim bank for $3.10 per share. The organizers of the interim bank subscribed for 5,000 shares, and Fidelity D & D Bancorp subscribed for 45,000 shares. At the time the merger is completed, the organizers will transfer their 5,000 shares to Fidelity D & D Bancorp at the same purchase price, $3.10 per share. The $55,000 in capital surplus includes a $5,000 expense fund, as required by the Pennsylvania Banking Code of 1965.

(2) Represents 5 shares issued to the incorporators of the holding company for $1.00 per share. At the time of the merger, Fidelity D & D Bancorp will repurchase these shares at the same purchase price, $1.00 per share, and retire them.


(3) Represents the merger of the interim bank into the bank. At the time of the merger, the 50,000 shares of interim bank common stock owned by Fidelity D & D Bancorp will be converted into that number of shares of bank common stock outstanding immediately prior to the merger, resulting in the bank's equity remaining the same.


(4) Represents the maximum number of shares to be issued to the holders of common stock of the bank as the result of the merger. No fractional shares of holding company common stock will be issued in the reorganization. Cash will be paid in lieu of fractional shares. The payment of cash to fractional shareholders and to shareholders who exercise their dissenters' rights could reduce the number of outstanding shares the holding company issues.


(5) Total equity capital reflects the capital accounts after payment of the $155,000 dividend to the holding company to repay its loan to purchase the shares that provided the funds for the initial capitalization of the interim bank. This borrowing will be through an unaffiliated bank in Pennsylvania at approximately prime rate. If the proposed reorganization had occurred on January 1, 1999, the payment of the dividend to repay the holding company's loan would have reduced interest income for the bank's 1999 fiscal year by less than $500.


(6)  Amounts after the merger are on a consolidated basis.

Other Financial Information

     Immediately following the effective time of the reorganization, the consolidated financial statements of Fidelity D & D Bancorp will be substantially the same as the bank's financial statements immediately prior to the reorganization. Prior to the closing of the reorganization, Fidelity D & D Bancorp will not have commenced operations and will have no material assets or liabilities.

     For information about the financial condition of The Fidelity Deposit and Discount Bank, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operation." Please also refer to the financial statements for the bank following the Index to Financial Statements at the end of this document, starting at page F-1.


                       DESCRIPTION OF THE HOLDING COMPANY


ORGANIZATION AND DESCRIPTION OF BUSINESS

     We organized the holding company as a Pennsylvania business corporation on August 10, 1999, for the purpose of forming a bank holding company. The articles of incorporation of the holding company authorize the issuance of up to 10 million shares of common stock, without par value, and 5 million shares of preferred stock, without par value. The holding company has authorized the issuance of 5 shares of the common stock to its incorporators.


     The primary function of the holding company is to own of all of the bank's common stock. Its profitability will be dependent on the financial results of its operating subsidiary, the bank. In the future, we may decide to acquire or form additional subsidiaries, including other banks.


     At present, the holding company does not own or lease any property and has no paid employees. It will not actively engage in business until after the completion of the proposed reorganization. Until the day of the reorganization, the holding company will use the bank's space and employees without payment. After the reorganization, it will reimburse the bank on a fair and reasonable basis for all services furnished to it and for all expenses which the bank pays on its behalf.

     Copies of the amended and restated articles of incorporation and by-laws of the holding company are attached to this proxy statement/prospectus as Annexes B and C. We recommend that you read them carefully.


PROPERTIES

     The holding company does not own or lease any properties. For information about properties which the bank owns or leases, see "Description of the Bank - Properties."

MANAGEMENT


     The same persons who serve on the board of directors of the bank also serve on the board of directors of the holding company. See "Description of the Bank - Directors and Executive Officers" below. After the reorganization, the holding company will be the sole shareholder of the bank and will elect one class, or approximately 1/3, of the directors of the bank annually to serve for a 3-year term. The board of directors of the holding company will appoint the officers of the holding company annually.

     The following table provides information about the current officers of the holding company. All of these officers also serve as officers of the bank and are employees of the bank. Further information about their business experience may be found under "Description of the Bank - Principal Officers."




---------------------------------------------------------------------------------------------------------------
                                                       Age as of
         Name                                       March 24, 2000                        Position
---------------------------------------------------------------------------------------------------------------
Michael F. Marranca                                       67                    President and Chief Executive
                                                                                Officer
---------------------------------------------------------------------------------------------------------------
Kevin R. Messett                                          44                    Senior Vice President
---------------------------------------------------------------------------------------------------------------
Joseph E. Quinnan (1)                                     55                    Senior Vice President
---------------------------------------------------------------------------------------------------------------
John F. Glinsky, Jr.                                      69                    Secretary
---------------------------------------------------------------------------------------------------------------
Robert P. Farrell                                         47                    Treasurer
---------------------------------------------------------------------------------------------------------------

(1)  Mr. Quinnan has announced his retirement, effective May 1,2000.

EXECUTIVE AND DIRECTOR COMPENSATION

     The holding company paid no compensation to its directors or officers during 1999. Further, the holding company has paid no compensation to its directors or officers to date during 2000. We anticipate that together the holding company and the bank will pay directors and officers the same compensation which they currently receive, with such increases in the future as may have occurred had the proposed reorganization not occurred. Although the holding company will hold several board meetings each year, we expect the total amount spent on directors for their attendance at board meetings to remain the same as before the reorganization. The holding company will not pay its directors separate compensation for their attendance at board meetings, but the bank will continue to compensate directors for their attendance at bank board meetings. See "Description of the Bank - Executive Compensation" and "Description of the Bank - Director Compensation" below.

INFORMATION ABOUT BENEFICIAL OWNERSHIP OF SIGNIFICANT SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

     After the reorganization, we anticipate that the percentage ownership of the holding company by each of its significant shareholders, directors and executive officers will be approximately the same as their percentage ownership of the bank immediately prior to the reorganization. See "Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management."

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS AND OFFICERS

     The information regarding relationships between the directors and officers of the bank and transactions between the bank and its directors and officers also applies to the holding company. Please refer to "Description of the Bank - Certain Relationships between Officers and Directors and Certain Transactions between Officers and Directors and the Bank."


DIRECTORS' AND OFFICERS' INDEMNIFICATION AND LIMITS ON LIABILITY

     The holding company's by-laws provide for indemnification of its directors, officers, employees and agents against liabilities and expenses incurred in legal proceedings concerning the holding company, to the fullest extent permitted under Pennsylvania corporate law. Indemnification will only apply to persons who act in good faith, in a manner he or she reasonably believed to be in the best interest of the company, without willful misconduct or recklessness.

     We expect to extend the present directors' and officers' liability insurance policy to cover the holding company's directors and officers without significant additional cost. This liability policy would cover the typical errors and omissions liability associated with the activities of the holding company. The provisions of the insurance policy would probably not indemnify any of the holding company's officers and directors against liability arising under the Securities Act of 1933. In the opinion of the SEC, indemnification of officers, directors or persons controlling the holding company for liabilities arising under the 1933 Act is against public policy and unenforceable.

     The holding company's by-laws also limit the liability of directors for monetary damages to acts of self-dealing, willful misconduct or recklessness, unless the act constitutes a crime or involves liability for the payment of taxes. We believe that these provisions will help reduce baseless litigation, but they may also make it more difficult for shareholders to sue these persons on behalf of the company.


SUPERVISION AND REGULATION OF THE HOLDING COMPANY

     The Securities Act of 1933 -The Offer and Sale of Securities. Under the1933 Act, the holding company will be subject to the jurisdiction of the SEC and of state securities commissions for matters relating to the offer and sale of its securities. Presently, the bank is exempt from the SEC registration requirements and most state registration requirements because of exemptions for bank stock. Accordingly, additional issuances of the holding company's stock to raise capital or for dividend reinvestment, stock option and other plans will require registration, absent any exemption from registration. Registration will result in additional costs that the bank does not presently have to incur.

     The Securities Exchange Act of 1934--Periodic Reporting Requirements. Due to its number of shareholders and size of its assets, the bank's common stock is registered under Section 12 of the Securities Exchange Act of 1934. As a registered company, the bank is subject to periodic reporting requirements and to regulations regarding proxy solicitations and tender offers. Under the 1934 Act, the bank files reports, proxy statements and other information with its primary federal regulator, the FDIC. After the reorganization, Section 12 of the 1934 Act will require the holding company to register its stock because it will have more than 500 shareholders and $10 million in assets on a consolidated basis. The holding company will file periodic reports, proxy statements and other information with the SEC. The reports will include consolidated financial information about the holding company and the bank. The bank will terminate its
Section 12 registration and cease to file these reports under the 1934 Act.


     The Bank Holding Company Act of 1956 -Supervision by the Federal Reserve Board. On the day of the reorganization, the holding company will become subject to the provisions of the Bank Holding Company Act of 1956, as amended, and to supervision by the Federal Reserve Board. The following restrictions will apply:

     o General Supervision by the Federal Reserve Board. As a bank holding company, our activities will be limited to the business of banking and activities closely related or incidental to banking. Bank holding companies are required to file periodic reports with and are subject to examination by the Federal Reserve Board. The Board has adopted a risk-focused supervision program for small shell bank holding companies which is tied to the examination results of the subsidiary bank. The Federal Reserve Board has issued regulations under the Bank Holding Company Act that require a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. As a result, the Federal Reserve Board may require that the holding company stand ready to provide adequate capital funds to The Fidelity Deposit and Discount Bank during periods of financial stress or adversity.

     o Restrictions on Acquiring Control of other Banks and Companies. A bank holding company may not:


         o Acquire direct or indirect control of more than 5% of the outstanding shares of any class of voting stock, or substantially all of the assets of, any bank, or

         o   Merge or consolidate with another bank holding company,


         without prior approval of the Federal Reserve Board.

         In addition, a bank holding company may not:


         o   Engage in a non-banking business, or

         o Acquire ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in a non-banking business,


         unless the business is determined by the Federal Reserve Board to be so closely related to banking as to be a proper incident to banking. In making this determination, the Federal Reserve Board considers whether these activities offer benefits to the public that outweigh any possible adverse effects.

     o Anti-Tie-In Provisions. A bank holding company and its subsidiaries may not engage in tie-in arrangements in connection with any extension of credit or provision of any property or services. The so-called "anti-tie-in" provisions state generally that a bank may not:


         o   Extend credit,

         o   Lease or sell property, or

         o Furnish any service to a customer on the condition that the customer provide additional credit or service to the bank or its affiliates, or on the condition that the customer not obtain other credit or service from a competitor of the bank.


     o Restrictions on Extensions of Credit by Banks to their Holding Companies. Subsidiary banks of a bank holding company are also subject to restrictions imposed by the Federal Reserve Act on:


         o Any extensions of credit to the bank holding company or any of its subsidiaries,

         o Investments in the stock or other securities of the bank holding company, and

         o Taking these stock or securities as collateral for loans to any borrower.

     o Risk-Based Capital Guidelines. Bank holding companies must comply with the Federal Reserve Board's risk- based capital guidelines. The required minimum ratio of total capital to risk-weighted assets, including some off-balance sheet activities, such as standby letters of credit, is 8%. At least half of the total capital is required to be "Tier I Capital," consisting principally of common stockholders' equity, less certain intangible assets. The remainder, "Tier II Capital," may consist of:

         o   Some types of preferred stock,

         o   A limited amount of subordinated debt,

         o   Some hybrid capital instruments,

         o   Other debt securities, and

         o   A limited amount of the general loan loss allowance.


         The risk-based capital guidelines are required to take adequate account of interest rate risk, concentration of credit risk, and risks of nontraditional activities.


     o Capital Leverage Ratio Requirements. The Federal Reserve Board requires a banking holding company to maintain a leverage ratio of a minimum level of Tier I capital, as determined under the risk-based capital guidelines, equal to 3% of average total consolidated assets for those bank holding companies that have the highest regulatory examination rating and are not contemplating or experiencing significant growth or expansion. All other bank holding companies are required to maintain a ratio of at least 1% to 2% above the stated minimum. The bank is subject to almost identical capital requirements adopted by the FDIC.

     o Restrictions on Control Changes. The Change in Bank Control Act of 1978 requires persons seeking control of a bank or bank holding company to obtain approval from the appropriate federal banking agency before completing the transaction. "Control" is generally presumed to be the power to vote 10% or more of a company's voting stock. The Federal Reserve Board is responsible for reviewing changes in control of bank holding companies. In doing so, the Federal Reserve Board reviews the financial position, experience and integrity of the acquiring person and the effect on the financial condition of the bank holding company, relevant markets and federal deposit insurance funds.

     The Pennsylvania Banking Code of 1965 -Supervision by the Pennsylvania Department of Banking. As a Pennsylvania bank holding company, the holding company will also be subject to regulation and examination by the Pennsylvania Department of Banking. For example, the holding company must obtain the Department of Banking's approval to acquire any additional banks located in Pennsylvania.

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 -Interstate Banking. Prior to the passage of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, also known as the Interstate Banking Act, the Bank Holding Company Act prohibited a bank holding company located in one state from acquiring a bank located in another state, unless the law of the state where the bank to be acquired was located specifically authorized the acquisition. Similarly, prior law generally prohibited interstate branching by a single bank. The Interstate Banking Act permits an adequately capitalized and adequately managed bank holding company to acquire a bank in another state whether or not the laws of that other state permits the acquisition, subject to deposit concentration caps and approval by the Federal Reserve Board. The law permits states to require stricter concentration limitations or to require that the target be in existence for up to 5 years before an out-of-state bank or bank holding company may acquire it. In contrast to interstate acquisitions and mergers, the Interstate Banking Act permits acquisitions of less than all branches of a bank only if the state's laws permit it.


     In addition, under the Interstate Banking Act, an adequately capitalized and well-managed bank can engage in interstate expansion by merging with a bank in another state, unless the other state affirmatively opted out of the legislation before June 1, 1997. The Interstate Banking Act also permits the establishment of new branches in another state, but only if a state affirmatively opts in by adopting appropriate legislation.

     Finally, a bank holding company or bank may not acquire a bank outside its home state primarily for the purpose of deposit production, and the transaction must not have a negative impact on the communities that the target bank serves.


PERMITTED ACTIVITIES

     The Federal Reserve Board permits bank holding companies to engage in activities so closely related to banking or managing or controlling banks as to be a proper incident of banking. In 1997, the Federal Reserve Board significantly expanded its list of permissible non- banking activities to improve the competitiveness of bank holding companies. The following list includes activities that a holding company may presently conduct and is subject to change by the Federal Reserve Board:

     o Making, acquiring or servicing loans and other extensions of credit for its own account or for the account of others.

     o Any activity used in connection with making, acquiring, brokering, or servicing loans or other extensions of credit, as determined by the Federal Reserve Board. The Board has determined that the following activities are permissible:

         o   Real estate and personal property appraising;

         o   Arranging commercial real estate equity financing;

         o   Check-guaranty services;

         o   Collection agency services;

         o   Credit bureau services;

         o   Asset management, servicing, and collection activities;

         o Acquiring debt in default, if the holding company divests shares or assets securing debt in default that are not permissible investments for bank holding companies within prescribed time periods, and meets various other conditions; and

         o   Real estate settlement services.

     o Leasing personal and real property or acting as agent, broker, or advisor in leasing property, provided that:

         o   The lease is a nonoperating lease;

         o   The initial term of the lease is at least 90 days;

         o If real property is being leased, the transaction will compensate the lessor for at least the lessor's full investment in the property and costs, with various other conditions.

     o Operating nonbank depository institutions, including an industrial bank or savings association.

     o Performing functions or activities that may be performed by a trust company, including activities of a fiduciary, agency or custodial nature, in the manner authorized by federal or state law, so long as the holding company is not a bank.

     o   Acting as investment or financial advisor to any person, including:

         o Serving as investment advisor to an investment company registered under the Investment Company Act of 1940;

         o Furnishing general economic information and advice, general economic statistical forecasting services, and industry studies;

         o Providing advice in connection with mergers, acquisitions, divestitures, investments, joint ventures, capital structuring, financing transactions, and conducting financial feasibility studies;

         o Providing general information, statistical forecasting, and advice concerning any transaction in foreign exchange, swaps and similar transactions, commodities, and options, futures and similar instruments;

         o Providing educational courses and instructional materials to consumers on individual financial management matters; and

         o   Providing tax planning and tax preparation services to any person.

     o   Agency transactional services for customer investments, including:

         o Securities brokerage -- Providing securities brokerage services, whether alone or in combination with investment advisory services, and incidental activities, including related securities credit activities compliant with Federal Reserve Board Regulation T and custodial services, if the securities brokerage services are restricted to buying and selling securities solely as agent for the account of customers and do not include securities underwriting or dealing.

         o Riskless-principal transactions -- Buying and selling all types of securities in the secondary market on the order of customers as "riskless principal."

         o Private-placement services -- Acting as agent for the private placement of securities in accordance with the requirements of the Securities Act of 1933 and the rules of the Commission.

         o Futures commission merchant -- Acting as a futures commission merchant for unaffiliated persons in the execution and clearance of any futures contract and option on a futures contract traded on an exchange in the United States or abroad, if the activity is conducted through a separately incorporated subsidiary of the bank holding company and the company satisfies various other conditions.

     o   Investment transactions as principal:

         o Underwriting and dealing in government obligations and money market instruments, including bankers' acceptances and certificates of deposit, under the same limitations applicable if the activity were performed by the bank holding company's subsidiary member banks.

         o   Engaging as principal in:


             o   Foreign exchanges, and

             o Forward contracts, options, futures, options on futures, swaps, and similar contracts, with various conditions.


         o   Buying and selling bullion, and related activities.

     o   Management consulting and counseling activities:

         o Subject to various limitations, management consulting on any matter to unaffiliated depository institutions, or on any financial, economic, accounting, or audit matter to any other company.


         o Providing consulting services to employee benefit, compensation, and insurance plans, including designing plans, assisting in the implementation of plans, providing administrative services to plans, and developing employee communication programs for plans.

         o   Providing career counseling services to:


             o A financial organization and individuals currently employed by, or recently displaced from, a financial organization;

             o Individuals who are seeking employment at a financial organization; and

             o Individuals who are currently employed in or who seek positions in the finance, accounting, and audit departments of any company.


     o   Support services:

         o   Providing limited courier services; and

         o Printing and selling checks and related items requiring magnetic ink character recognition.

     o   Insurance agency and underwriting:

         o Subject to various limitations, acting as principal, agent, or broker for credit life, accident, health and unemployment insurance that is directly related to an extension of credit by the bank holding company or any of its subsidiaries.

         o Engaging in any insurance agency activity in a place where the bank holding company or a subsidiary of the bank holding company has a lending office and that has a population not exceeding 5,000 or has inadequate insurance agency facilities, as determined by the Federal Reserve Board.

         o Supervising, on behalf of insurance underwriters, the activities of retail insurance agents who sell fidelity insurance and property and casualty insurance on the real and personal property used in the bank holding company's operations or its subsidiaries, and group insurance that protects the employees of the bank holding company or its subsidiaries.

         o Engaging in any insurance agency activities if the bank holding company has total consolidated assets of $50 million or less, with the sale of life insurance and annuities being limited to sales in small towns or as credit insurance.

     o Making equity and debt investments in corporations or projects designed primarily to promote community welfare, and providing advisory services to these programs.

     o Subject to various limitations, providing others financially oriented data processing or bookkeeping services.

     o Issuing and selling money orders, travelers' checks and United States savings bonds.

     o Providing consumer financial counseling that involves counseling, educational courses and distribution of instructional materials to individuals on consumer-oriented financial management matters, including debt consolidation, mortgage applications, bankruptcy, budget management, real estate tax shelters, tax planning, retirement and estate planning, insurance and general investment management, so long as this activity does not include the sale of specific products or investments.

     o   Providing tax planning and preparation advice.


PERMITTED ACTIVITIES FOR FINANCIAL HOLDING COMPANIES

     The Gramm-Leach-Bliley Financial Services Modernization Act, signed into law on November 12, 1999, amends the Bank Holding Company Act of 1956 to create a new category of holding company - the "financial holding company." To be designated as a financial holding company, a bank holding company must file an application with the Federal Reserve Board. The holding company must be well capitalized and well managed, as determined by Federal Reserve Board regulations. Once a bank holding company becomes a financial holding company, the holding company or its affiliates may engage in any financial activities that are "financial in nature or incidental to such activities." Furthermore, the Federal Reserve may approve a proposed activity if it is "complementary" to financial activities and does not threaten the safety and soundness of banking. The act provides an initial list of activities that constitute activities that are financial in nature, including:

     o   Lending and deposit activities,

     o   Insurance activities, including underwriting, agency and brokerage,

     o   Providing financial investment advisory services,

     o   Underwriting in, and acting as a broker or dealer in, securities,

     o   Merchant banking, and

     o   Insurance company portfolio investment.

     The primary tool granted the Federal Reserve under the Act is the authority to require that the financial holding company remain well capitalized and well managed.

                                 PROPOSAL NO. 2:

                         TO FIX THE NUMBER OF DIRECTORS
                                  TO BE ELECTED

     Under Article III, Section 1 of the by-laws, the shareholders shall determine the number of directors to be elected at the annual meeting. The by-laws further provide for 3 classes of directors with staggered 3-year terms of office. The board of directors is proposing that shareholders fix the number of Class A directors to be elected at the annual meeting at 4, which is the current number of Class A directors. Unless otherwise instructed, the proxy holders will vote the proxies for this proposal.

     The board of directors recommends that shareholders vote FOR the proposal to fix the number of Class A directors to be elected at 4.


                                 PROPOSAL NO. 3:

                       ELECTION OF FOUR DIRECTORS TO SERVE
                                A THREE-YEAR TERM

     Pursuant to Article III, Section 1 of the bank's by-laws, the authorized number of directors may not be less than 7 nor more than 10. The by-laws provide for 3 classes of directors with staggered 3-year terms of office. The board of directors currently consists of 10 members, classified as follows:

     o   4 Class A directors,

     o   3 Class B directors, and

     o   3 Class C directors.

     The board of directors nominated the 4 persons named below to serve as directors until the 2003 annual meeting of shareholders and until their successors are duly elected and qualified. All of the nominees are presently members of the board of directors, and all have consented to serve another term as a director if reelected.

     The board of directors is proposing the following nominees for election as Class A directors at the annual meeting:

     o   Paul A. Barrett, Esquire,

     o   John T. Confetti,

     o   John F. Glinsky, Jr., and

     o   Michael J. McDonald, Esquire.

     For information about these individuals' experience and background, please refer to "Description of the Bank - Directors" below.

     The proxy holders will vote the proxies for the election of each of the 4 nominees named above, unless you indicate that your vote should be withheld from any or all of them. The proxy holders also have the right to vote cumulatively and to distribute their votes among the nominees as they determine to be in the best interests of the bank, unless you indicate otherwise on your proxy. Although we do not anticipate that any of the nominees will be unwilling or unable to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the board of directors. Further, if a director should be unavailable to serve for any reason, a majority of the remaining members of the board may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

     The board of directors recommends that shareholders vote FOR the election of the above- named nominees as Class A directors.


                             DESCRIPTION OF THE BANK

HISTORY

     The Fidelity Deposit and Discount Bank was organized on December 13, 1902, as a Pennsylvania state-chartered banking institution, in accordance with Act 13th, 1876, entitled "An Act for the Incorporation and Regulation of Deposit and Discount Banks." The Bank commenced operations in 1903. Deposits held by the bank are insured by the FDIC to the maximum extent permitted by law. In 1997, the bank became a bank and trust company when it established a Trust Department. The bank's legal headquarters and main office are at Blakely and Drinker Streets, Dunmore, Lackawanna County, Pennsylvania 18512.

OFFICES


     The bank currently has 10 full-service offices, including its main office, in the counties of Lackawanna and Luzerne, Pennsylvania, as follows:

     o   2 in Dunmore--Main Office and Keystone Industrial Park,

     o   3 in Scranton,

     o   1 in Clarks Summit,

     o   1 in Peckville,

     o   1 in Pittston-- at Bruno's Supermarket,

     o   1 in West Pittston, and

     o   1 in Moosic.


     The bank also has a limited service branch at the Clarks Summit State Hospital, Clarks Summit, Pennsylvania. The Clarks Summit State Hospital facility provides patients and employees of the hospital with check cashing and deposit taking services, as well as offering for sale money orders and cashier's checks.

     The bank has 2 stand-alone automatic tellers, or "money access centers," in Scranton, and a third in Moosic.

DESCRIPTION OF BUSINESS

     The bank engages in a full service commercial and consumer banking business, including the following services:


     o   Accepting time and demand deposits,

     o   Providing personal and business checking accounts at competitive rates,

     o   Making secured and unsecured commercial and consumer loans, and

     o   Providing trust services.


     The bank is a locally managed community bank that seeks to provide personal attention and professional assistance to its customer base which consists principally of individuals and small and medium-sized businesses. The bank's philosophy includes offering direct access to its officers and personnel, providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures, and consistently-applied credit policies.


     The bank's primary service area is located in the counties of Lackawanna and Luzerne, Pennsylvania. Within the defined service area of the bank's main office, the banking business is highly competitive. The bank is one of two financial institutions headquartered in Dunmore, Pennsylvania. Competition is primarily with this bank and another commercial bank operating in Dunmore. Additionally, the bank competes with regionally-based commercial banks, which generally have greater assets, capital and lending limits

     Within the bank's Lackawanna County marketplace, the bank is one of at least 14 commercial banks and two savings associations competing for customers. Our Luzerne County offices in Pittston and West Pittston share many of the same competitors we face in Lackawanna County. As of June 30, 1999, The Fidelity Deposit and Discount Bank held 7.44% of FDIC-insured deposits in Lackawanna County and 1.00% of FDIC-insured deposits in Luzerne County. Within the bank's Luzerne County marketplace, the bank is one of at least 22 commercial banks and one savings association competing for customers. The bank also competes with other types of financial institutions, including credit unions, finance companies, brokerage firms, insurance companies and retailers. Deposit deregulation has intensified the competition for deposits among banks in recent years.

     The bank's acceptance of time demand and savings deposits includes passbook accounts, statement savings accounts, NOW accounts, money market accounts, regular savings accounts, certificates of deposit and club accounts. The bank also offers overdraft protection to its checking customers. The bank has a trust department offering a wide range of trust and fiduciary services, including investment services.


     The bank makes secured and unsecured commercial, consumer, installment and construction loans. Residential mortgages and small business loans have always been at the core of the bank's portfolio. Consumer loans include revolving credit lines and commercial lending.

     The bank offers the following support services to make financial management more efficient and convenient for its customers:

     o   on-line home and business banking,

     o   telephone banking,

     o   direct deposit, drive-in banking,

     o   discount brokerage services,

     o   federal tax depository,

     o "Money Access Centers"-- at every office except 139 Wyoming Avenue, Scranton, Pennsylvania,


     o   MasterCard/Visa credit card services,

     o   night deposit services,

     o   notary public services,

     o   payroll deduction plan,

     o   safe deposit boxes,

     o   signature guarantees,

     o   travelers checks,

     o   treasury securities,

     o   U.S. savings bonds,

     o   individual retirement accounts, and

     o   utility and municipal payments.


As of December 31, 1999, the bank had

     o   Total assets of approximately $447,211,017,

     o   Total shareholders' equity of approximately $32,126,236, and

     o Total liabilities of approximately $415,084,781, which includes $294,700,965 of deposits.

Major classifications of loans and leases are summarized as follows:




                                               December 31,        December 31,          December 31,       December 31,
                                                   1999                1998                  1997               1996
                                               ------------        ------------          ------------       ------------
Loan and Lease Classifications:
Commercial and Industrial                      $113,061,093        $ 85,425,708          $ 67,201,013       $ 47,832,107
Agricultural                                              0                   0                     0                  0
Real Estate Mortgages                           111,242,490          99,955,640            87,931,770         79,936,722
Real Estate Construction                          5,335,753           3,810,975             2,568,997          3,590,175
Loans to Individuals - Consumer                  64,998,362          47,549,512            38,673,662         31,555,744
Loans to Municipal Governments                            0                   0                     0                  0
Direct Financing Leases                           5,710,579           2,248,990             1,536,074            691,098
Less Unearned Income                               (982,384)           (553,033)             (585,517)        (1,371,625)
Less Allowance for Loan Losses                   (3,172,375)         (3,007,713)           (2,809,066)        (2,589,976)
                                               ------------        ------------          ------------       ------------
Net Loans                                      $296,193,518        $235,430,077          $194,516,933       $159,644,245
                                               ============        ============          ============       ============

     On December 31, 1999, the bank had approximately 174 employees, including 154 full- time employees and 20 part-time employees. Management considers relations with our employees to be good.

PROPERTIES

     Below is a schedule of all the bank's properties, showing the location, whether the property is owned or leased and its use:


                                                             TYPE OF
 PROPERTY       LOCATION                                    OWNERSHIP       USE
 --------       --------                                    ---------       ---
    1           Blakely and Drinker Streets                    Own          Main Office
                Dunmore, PA 18512

    2           116-118 Blakely Street                         Own          For future expansion,
                Dunmore, PA 18512                                           currently leased by
                                                                            Dunmore Post Office
    3           Keystone Industrial Park                       Own          Dunmore Branch
                Dunmore, PA 18512

    4           The Fidelity Financial Center                  Own          Scranton Branch
                338 North Washington Avenue
                Scranton, PA 18503

    5           Green Ridge Office                            Lease         Scranton Branch
                Green Ridge Plaza
                Scranton, PA 18509

    6           Central City Office                           Lease         Scranton Branch
                139 Wyoming Avenue
                Scranton, PA 18640

    7           Abington Office                               Lease         Clarks Summit Branch
                1311 Morgan Highway
                Clarks Summit, PA 18411

    8           Clarks Summit State Hospital                  Lease         Clarks Summit State
                Office                                                      Hospital Limited
                1451 Hillside Drive                                         Service Branch
                Clarks Summit, PA 18411

    9           Peckville Office                              Lease         Peckville Branch
                1598 Main Street
                Peckville, PA 18452

    10          Pittston Office                               Lease         Pittston Branch--
                403 Kennedy Boulevard                                       Bruno's Supermarket
                Pittston, PA 18640

    11          West Pittston Office                          Lease         West Pittston Branch
                801 Wyoming Avenue
                West Pittston, PA 18640

    12          Moosic Office                                 Lease         Moosic Branch
                4010 Birney Avenue
                Moosic, PA 18507

    13          Marywood University                           Lease         Free-standing
                Nazareth Hall                                               Money Access Center
                Scranton, PA 18509

    14          Montage Mountain Sky Lodge                    Lease         Free-standing
                Scranton, PA 18505                                          Money Access Center

    15          Lackawanna County Stadium                     Lease         Free-standing
                Moosic, PA 18507                                            Money Access Center

     In addition, the bank owns a building adjacent to The Financial Center in Scranton, which a non-related entity leases from the bank, and two residential properties in Clarks Green, Pennsylvania, which the bank also leases to parties not affiliated with the bank. The bank owns several residential properties as foreclosed assets, and these properties are listed for sale.


     We also anticipate entering into a sales agreement with the Pennsylvania Department of Transportation to purchase a right-of-way easement located at the corner of Keystone Industrial Park Road and O'Neill Highway, adjacent to the bank's Keystone Industrial Park branch. The bank recently constructed a new building to better serve the customers of this branch. The property will provide additional parking.


SUPERVISION AND REGULATION OF THE BANK

     As an FDIC-insured, Pennsylvania chartered bank and trust company, the bank is subject to supervision, regulation and examination by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. The bank is also subject to requirements and restrictions under federal and state law, including


     o   Requirements to maintain reserves against loans and lease losses,

     o Restrictions on the types and amounts of loans that may be granted and the interest that may be charged on the loans,

     o Limitations on the types of investments the bank may make and the types of services the bank may offer, and

     o Restrictions on loans to insiders of the bank or other insider transactions.


     Various consumer loans regulations also affect the operations of the bank. In addition, the actions of the Federal Reserve Board, as it attempts to control the money supply and credit availability in order to influence the economy, impact commercial banks. The proposed reorganization will not significantly change the authority of these agencies over the bank. The information below highlights various aspects of regulation of the bank under Pennsylvania and federal laws.

PENNSYLVANIA BANKING LAW

     The laws of Pennsylvania applicable to the bank include, among other things, provisions that:


     o   Limit the scope of the bank's business;

     o   Require the maintenance of reserves against loans and lease losses;

     o Limit the type and amount of loans that may be made and the interest that may be made and that may be charged on loans;

     o   Restrict investments and borrowings by the bank;

     o   Limit the payment of dividends; and

     o   Regulate branching activities and mergers and acquisitions.


     Generally, the bank must obtain prior approval from the Banking Department for the acquisition of shares of stock. Pursuant to Pennsylvania law, the bank may purchase, sell and hold investments in the form of bonds, notes and debentures to the extent permitted by federal law.

     Pennsylvania banking law also requires that a bank obtain the approval of the Banking Department for any merger where the surviving bank would be a Pennsylvania-chartered bank. In reviewing the merger application, the Banking Department considers, among other things, whether the merger would be consistent with adequate and sound banking practices and is in the public interest, on the basis of several factors, including the potential effect of the merger on competition and the convenience and needs of the affected communities.

     Any person intending to acquire more than 10% of outstanding voting shares of stock in a financial institution located in Pennsylvania must obtain the prior approval of the Banking Department.

     In addition, the Banking Department conducts regular examinations of the bank and coordinates these examinations with the FDIC.

FEDERAL BANKING LAW

     The FDIC insures the bank's deposits pursuant to the system of federal deposit insurance initially established by the Banking Act of 1933. As a state-chartered bank which is not a member of the Federal Reserve System and with FDIC-insured deposits, the bank's primary federal regulator is the FDIC. The FDIC conducts regular examinations of the bank at least every 18 months. Also, FDIC regulations require the bank to file periodic financial information.

     The Federal Deposit Insurance Act of 1950 embodies the basic authority for the operation of the FDIC and gives the FDIC the power to prohibit institutions it regulates from engaging in any activity that would be an unsafe and unsound banking practice. The bank must obtain the FDIC's prior approval for such activities as the establishment and relocation of branches and offices and for mergers and acquisitions. Also, FDIC regulations generally prohibit the bank from engaging in activities and investments that are not also permissible for national banks. Generally, any non-banking activities in which the bank engages must be so closely related to banking as to be "incidental" to banking.

     Capital Adequacy Guidelines. The bank must comply with the FDIC's risk-based capital guidelines. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, the FDIC has regulations defining the levels at which an insured institution would be considered:


     o   Well capitalized

     o   Adequately capitalized

     o   Undercapitalized

     o   Significantly undercapitalized

     o   Critically undercapitalized.


     To be adequately capitalized, the required minimum ratio of total capital to risk-weighted assets, including some off-balance sheet activities, such as standby letters of credit, is 8%. To be well capitalized, this risk-based ratio must be at least 10%. At least half of the total capital is required to be "Tier I Capital," consisting principally of common stockholders' equity, less certain intangible assets. The remainder, "Tier II Capital," may consist of:


     o   Some forms of preferred stock,

     o   A limited amount of subordinated debt,

     o   Some hybrid capital instruments,

     o   Other debt securities, and

     o   A limited amount of the general loan loss allowance.

The risk-based capital guidelines must take into account interest rate risk, concentration of credit risk, and risks of nontraditional activities. As of December 31, 1999, the bank satisfied the criteria to be classified as "well capitalized," and we do not expect the proposed reorganization to change the bank's capitalization.

     The FDIC could reclassify a "well capitalized" institution as "adequately capitalized" or require an "adequately capitalized" or "undercapitalized" institution to comply with supervisory actions as if it were in the next lower category. A reclassification could be made if the regulatory agency determines that the institution is in an unsafe or unsound condition, which could include unsatisfactory examination ratings. In the event an institution's capital deteriorates to the undercapitalized category or below, the law prescribes an increasing amount of regulatory intervention.

     The bank is also subject to rules requiring a minimum ratio of classified assets to capital, minimum earnings necessary to absorb losses, and a minimum ratio of market value to book value for publicly held institutions.


     FDIC Insurance Assessments. The bank's deposits have the maximum insurance coverage provided by the FDIC, currently $100,000 per account. The bank pays insurance premiums into the Bank Insurance Fund according to rates established by the FDIC. The FDIC has discretion to increase premiums in the future in response to changes in the economic climate of the banking industry. As a result, the future cost of deposit insurance for the bank is, in large part, dependent upon the extent of future bank failures and the amount of insurance coverage provided by the FDIC for each deposit account.

     The FDIC has implemented a risk-related premium schedule for all insured depository institutions that results in the assessment of premiums based on capital and supervisory measures. Under the risk-related premium schedule, the FDIC assigns, on a semiannual basis, each depository institution to one of three capital groups, as follows:


     o   Well capitalized,

     o   Adequately capitalized or

     o   Undercapitalized,

and further assigns such institutions to a subgroup within a capital group. The institution's subgroup assignment is based upon the FDIC's judgment of the institution's strength in light of supervisory evaluations, including examination reports, statistical analyses and other information relevant to measuring the risk posed by the institution. Only institutions with a total capital to risk-adjusted assets ratio of 10% or greater, a Tier I capital to risk-based assets ratio of 6% or greater, and a Tier I leverage ratio of 5% or greater, are assigned to the well-capitalized group. As December 31, 1999, the bank was well capitalized for purposes of calculating insurance assessments.


     The Bank Insurance Fund is presently fully funded at more than the minimum amount required by law. Accordingly, the 1999 BIF assessment rates range from zero for those institutions with the least risk, to $0.27 for every $100 of insured deposits for institutions deemed to have the highest risk. The bank is in the category of institutions that presently pay nothing for deposit insurance. The FDIC adjusts the rates every six months.

     While the bank presently pays no premiums for deposit insurance, it is subject to assessments to pay the interest on bonds issued by the Financing Corporation, which is known as FICO. FICO was created by Congress to issue bonds to finance the resolution of failed thrift institutions. Prior to 1997, only thrift institutions were subject to assessments to raise funds to pay the FICO bonds.

     On September 30, 1996, as part of the Omnibus Budget Act, Congress enacted the Deposit Insurance Funds Act of 1996, which recapitalized the Savings Association Insurance Fund and provided that commercial banks would be subject to 1/5 of the assessment to which savings and loan associations are subject for FICO bond payments through 1999. Beginning in 2000, commercial banks and savings and loan associations will be subject to the same assessment for FICO bonds.

     Meeting the Needs of the Community. Under the Community Reinvestment Act of 1977, the FDIC must determine whether the bank is meeting the credit needs of the community, including low and moderate income neighborhoods, that it serves and must take this record into account in its evaluation of most regulatory applications the bank files with the FDIC. The FDIC makes publicly available its evaluation of the bank's record of meeting the credit needs of its entire community. This evaluation includes a descriptive rating of


     o   Outstanding

     o   Satisfactory

     o   Needs to improve, or

     o   Substantial noncompliance.

     As of December 31, 1999, the bank had a satisfactory CRA rating.


     Truth-In-Savings. The Bank Enterprise Act of 1991" requires "truth-in-savings" on consumer deposit accounts so that consumers can make meaningful comparisons between the competing claims of banks with regard to deposit accounts and products. Under this provision, the bank is required to provide information to depositors concerning the terms of their deposit accounts, and in particular, to disclose the annual percentage yield. There are some operational costs of complying with this law.

     Restrictions on Control Changes. Under the Federal Change in Banking Control Act of 1978, no person may acquire control of the bank without giving at least 60 days prior written notice to the FDIC. "Control" is generally presumed to be the power to vote 10% or more of the common stock of a bank. The FDIC may disapprove any such acquisition of control.

     Suspicious Activities Reports. Under the bank Secrecy Act, banks must report to the Internal Revenue Service currency transactions of more than $10,000 or multiple transactions in any one day that aggregate in excess of $10,000.

     Interstate Banking. The bank may generally engage in interstate banking. See "Description of the Holding Company - Supervision and Regulation - The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994-Interstate Banking."

SECURITIES REGULATION


     Upon attaining more than 500 shareholders and $10 million in assets, a company must register its securities under Section 12 of the Securities Exchange Act of 1934. A registered company is subject to the General Rules and Regulations of the SEC for companies registered under the 1934 Act. These rules and regulations relate to periodic financial reporting, reporting to shareholders, proxy solicitation and insider trading. Banks must also register under Section 12 if they meet the above described thresholds. However, banks file their reports, proxy statements and other information with their primary federal bank regulator, rather than the SEC.

     The bank has registered its common stock under Section 12 of the Securities Exchange Act of 1934. As a registered company, the bank is subject to the General Rules and Regulations of the SEC and to FDIC regulations relating to state banks registered under the 1934 Act. The bank files reports, proxy statements and other information with the FDIC. After the reorganization, the holding company must register its stock under Section 12 of the 1934 Act and will be subject to the obligations for SEC-registered companies. It will file periodic financial and other business reports with the SEC on a consolidated basis, including information about the bank. The bank will terminate the registration of its common stock under the 1934 Act because it will cease to be publicly held after the reorganization.

THE GRAMM-LEACH-BLILEY FINANCIAL SERVICES MODERNIZATION ACT


     On November 12, 1999, the Gramm-Leach-Bliley Financial Services Modernization Act was signed into law. We expect the financial services reform law to have a tremendous impact on all financial institutions, including banks. However, the affected federal agencies have not yet fully adopted new regulations under the law. This is expected to occur by May 2000.

     The impact of the act is twofold. First, the act has swept away much of the regulatory structure established in the 1930's under the Glass-Steagall Act. The law creates opportunities for banks, other depository institutions, insurance companies, and securities firms to enter into business combinations that permit a single financial services organization to offer customers a complete array of financial products. The result will be increased competition in the marketplace for banks and other financial institutions, tempered by an enhanced ability to compete in this new market. Banks, insurance companies and securities firms may now affiliate through a "financial holding company" and engage in a broad range of activities authorized by the Federal Reserve Board and the Department of Treasury. The new activities that the act permits for financial holding companies and their affiliates are those that are financial in nature or incidental to financial activities, including insurance underwriting, investment banking, investment advisory services and securities brokerage services. The Federal Reserve maintains the authority to require that the financial holding company remain well capitalized and well managed.

     In addition, national banks are authorized to conduct these activities through operating subsidiaries, under the supervision of the Department of Treasury's Office of the Comptroller of the Currency, except that national bank subsidiaries may not engage in insurance underwriting, merchant banking, insurance company portfolio investment, or real estate investment and development.

     Secondly, the act has altered the regulatory boundaries for all financial services organizations, including the bank. By repealing an exemption from SEC broker/dealer registration formerly enjoyed by banks for their securities activities, the act adds a layer of SEC regulation to the bank's regulatory structure. For national banks, state insurance regulators will now be able to license and regulate their insurance activities, as the act provides that state insurance law will apply to national banks engaged in the underwriting and sale of insurance products.

NEW LEGISLATION

     Proposed legislation is introduced in almost every legislative session that would dramatically affect the regulation of the banking industry. At this time, we cannot predict whether or not Congress will enact legislation and what effect the legislation might have on the bank. For example, we cannot predict the full impact of the Gramm-Leach-Bliley Financial Services Modernization Act, described above under "Description of the Bank - Supervision and Regulation of the Bank."


LEGAL PROCEEDINGS

     The nature of the bank's business generates some litigation involving matters arising in the ordinary course of business. In the opinion of management of the bank, however, no legal proceedings are pending, which, if determined adversely to the bank, would materially affect the bank's undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incidental to the business of the bank. In addition, to management's knowledge, no government authorities have initiated or contemplated any material legal actions against the bank.


DIRECTORS

     The board of directors of The Fidelity Deposit and Discount Bank oversees all business, property and affairs of the bank. The bank's board of directors presently consists of 10 members, approximately one-third of whom shareholders elect annually to serve for a term of 3 years. The same directors who serve on the bank's board of directors currently serve on the holding company's board of directors.

     After the reorganization, the shareholders of the bank will become shareholders of the holding company and will elect the board of directors of the holding company. The holding company will be the sole shareholder of the bank and will elect the bank's board of directors. We anticipate that the same persons will serve as directors of the bank and of the holding company for the foreseeable future. The following table provides selected information about the directors of the bank:


                       Name and                              Director             Class of             Age as of
                Position with the Bank                         Since              Director           March 24, 2000
                ----------------------                       --------             --------           --------------
Samuel C. Cali                                                 1958                   B                    83
Chairman of the Board

Michael F. Marranca                                            1976                   C                    67
President and Chief Executive Officer, Director

Herbert M. McDonald                                            1976                   B                    87
Vice President of the Board, Director

John F. Glinsky, Jr.                                           1972                   A                    69
Secretary, Director

Patrick A. Calvey, Jr.                                         1980                   C                    72
Director

Patrick J. Dempsey                                             1985                   C                    66
Director

Paul A. Barrett                                                1988                   A                    67
Director

John T. Cognetti                                               1988                   A                    50
Director

Michael J. McDonald                                            1994                   A                    45
Director

David L. Tressler, Sr.                                         1998                   B                    63
Director

     Following is a description of each director's and nominee's background and experience:

CURRENT CLASS A DIRECTORS (to serve until 2000)
         AND
NOMINEES FOR CLASS A DIRECTOR (to serve until 2003)

Paul A. Barrett, Esquire

     Mr. Barrett, age 67, has been a director of the bank since 1988. Mr. Barrett is an attorney with the firm of O'Malley & Harris, P.C., in Scranton, Pennsylvania.

John T. Cognetti

     Mr. Cognetti, age 50, has been a director of the bank since 1988. Mr. Cognetti is the President of The Hinerfeld Realty Co. in Scranton, Pennsylvania, and the former Chief Executive Officer of Cognetti Enterprises, Inc., a real estate firm, now dissolved.

John F. Glinsky, Jr.

     Mr. Glinsky, age 69, has been a director of the bank since 1972. He has served as Secretary of the board of directors since August 1981. Mr. Glinsky is the proprietor and Funeral Director of John F. Glinsky Funeral Home in Throop, Pennsylvania.

Michael J. McDonald, Esquire

     Mr. McDonald, age 45, has been a director of the bank since 1994. He is an attorney with the firm of Foley, McLane, Foley, McDonald and MacGregor in Scranton, Pennsylvania.

BOARD OF DIRECTORS - CONTINUING AS DIRECTORS

CLASS C DIRECTORS (to serve until 2001)

Patrick A. Calvey, Jr.

     Mr. Calvey, age 72, has been a director of the bank since 1980. He is the retired President of Calvey Enterprises, Inc., a real estate holding company in Scranton, Pennsylvania and the Secretary and Treasurer of American Janitor and Paper Supply Co., Inc., a janitorial supply distributor also located in Scranton, Pennsylvania.

Patrick J. Dempsey

     Mr. Dempsey, age 66, has been a director of the bank since 1985. He is the President and General Manager of Dempsey Uniform & Supply, Inc. and the President and General Manager of Gonzaga Realty, Inc., both located in Dunmore, Pennsylvania.

Michael F. Marranca

     Mr. Marranca, age 67, has been a director of the bank since 1976. Also since 1976, Mr. Marranca has served as the bank's President and Chief Executive Officer. He has been employed by the bank since 1967.

CLASS B DIRECTORS (to serve until 2002)

Samuel C. Cali

     Mr. Cali, age 83, serves as Chairman of the board of directors of the bank. Mr. Cali is the retired proprietor of S.C. Cali Agency, an insurance agency located in Dunmore, Pennsylvania. He has been a director of the bank since 1958 and has served as Chairman of the board since June 1986.

Herbert M. McDonald

     Dr. McDonald, age 87, is a Vice President of the board of directors. He has been a member of the bank's board of directors since 1976. Dr. McDonald is a retired surgeon.

David L. Tressler, Sr.

     Mr. Tressler, age 63, has been a director of the bank since 1998. He is the Executive Director and Chief Executive Officer of Northeastern Pennsylvania Physicians Organization in Clarks Summit, Pennsylvania, and a former Executive Director for the Center For Public Initiatives in Scranton, Pennsylvania.

BOARD MEETINGS, COMPENSATION OF DIRECTORS

     The board of directors held 38 regular meetings and one annual meeting in 1999. Each of the directors attended at least 75% of the combined total number of meetings of the board of directors and the committees of which he or she was a member.

     During 1999, the bank paid a monthly fee of $2,000 to its non-employee directors for participating in board and committee meetings. The bank does not compensate employee directors for attendance at board and committee meetings. The bank also awarded every non- employee director a bonus of $2,500 in 1999. Directors are entitled to have up to 4 paid absences per year from scheduled board or committee meetings. In the aggregate, the bank paid the board of directors $238,000 for all services rendered in 1999.

NOMINATING DIRECTORS

     The bank's Nominating Committee nominates individuals to be elected as directors of the bank. Pursuant to Article III, Section 1 of the bank's by-laws, shareholders may also make nominations for the position of director at the annual meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

     During 1999, the bank's board of directors maintained 9 standing committees. The function of each of these committees is described below.

EXECUTIVE: This committee acts with limited powers on behalf of the board whenever the board is not in session. It meets only as needed and acts only by unanimous vote. If any non- employee director wants a matter to be addressed by the board rather than the Executive Committee, then such matter is submitted to the board. Samuel C. Cali serves as Chairman of the committee.

LOAN: This committee oversees the lending activities of the bank to ensure compliance with regulatory requirements. It reviews loan applications and makes recommendations to management. Samuel C. Cali serves as Chairman of the committee.

AUDIT/COMPLIANCE: This committee reviews auditing, accounting, financial reporting, internal and external control functions. It recommends our independent accountant and reviews their services. All members are non-employee directors. Samuel C. Cali serves as Chairman of the committee.

ASSET/LIABILITY, or ALCO: This committee monitors and helps maintain the Bank's risk position with respect to assets and liabilities and recommends allocation of funds for interest rate sensitivity, time deposits, liquidity, federal funds, loans, investments and tax positioning. It reviews the Asset/Liability Policy, develops procedures, and recommends policy changes. It also serves as the Bank's Investment Committee. Samuel C. Cali serves as Chairman of the committee.

HUMAN RESOURCES: This committee assures equitable employment exchange by ensuring that sound human resource management systems are developed and maintained. Samuel C. Cali serves as Chairman of the committee.

CREDIT ADMINISTRATION: This committee analyzes a comprehensive set of credit administration reports that provide detailed information relating to the overall quality of the loan portfolio. Samuel C. Cali serves as Chairman of the committee.

NOMINATING: This committee nominates qualified members to the board of directors. Samuel C. Cali serves as Chairman of the committee.

TRUST: This committee reviews the Bank Trust Department's policies, performance, compliance and profitability. It exercises fiduciary discretion in making decisions and advising trust management when requested. Samuel C. Cali serves as Chairman of the committee.

EMPLOYEE STOCK INCENTIVE: This committee determines which key employees are eligible for participation in the Bank's stock option plan. Samuel C. Cali serves as Chairman of the committee.

                      COMMITTEES OF THE BOARD OF DIRECTORS

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      EMPLOYEE
                                              AUDIT/                   HUMAN       CREDIT                               STOCK
                     EXEC.        LOAN        COMP.        ALCO        RESCS.       ADM.       NOM.        TRUST       INCENT.
-------------------------------------------------------------------------------------------------------------------------------
Samuel C. Cali         X            X           X           X            X           X           X           X            X
-------------------------------------------------------------------------------------------------------------------------------
Michael F.             X            X                       X            X           X           X           X
Marranca
-------------------------------------------------------------------------------------------------------------------------------
Herbert M.             X            X           X           X            X           X           X           X
McDonald
-------------------------------------------------------------------------------------------------------------------------------
John F.                             X           X           X            X           X           X
Glinsky, Jr.
-------------------------------------------------------------------------------------------------------------------------------
Patrick A.             X            X           X           X            X           X           X           X
Calvey, Jr.
-------------------------------------------------------------------------------------------------------------------------------
Patrick J.                          X           X           X            X           X           X                        X
Dempsey
-------------------------------------------------------------------------------------------------------------------------------
Paul A. Barrett                     X           X           X            X           X           X
-------------------------------------------------------------------------------------------------------------------------------
John T.                             X           X           X            X           X           X                        X
Cognetti
-------------------------------------------------------------------------------------------------------------------------------
Michael J.                          X           X           X            X           X           X                        X
McDonald
-------------------------------------------------------------------------------------------------------------------------------
David L.                            X           X           X            X           X           X
Tressler, Sr.
-------------------------------------------------------------------------------------------------------------------------------
MEETINGS               0            0           4           4            1           3           0           4            1
HELD IN 1999
-------------------------------------------------------------------------------------------------------------------------------

                               PRINCIPAL OFFICERS

The following table shows selected information about the principal officers of the bank. The board of directors elects the officers for one-year terms, and the board has the discretionary authority to remove these individuals from office. All of the officers have been principally employed by the bank for more than 5 years.

                                                                       Bank         Number of Shares        Age as of
                             Office and Position        Held         Employee         Beneficially          March 24,
        Name                    with the bank           Since         Since            Owned (1)               2000
        ----                 -------------------        -----        --------       ----------------        ---------
Michael F. Marranca         President, Chief            1976           1967            26,068 (2)               67
                            Executive Officer

Joseph E. Quinnan           Senior Vice                 1995           1995            1,285 (4)                55
                            President, Chief
                            Operating
                            Officer (3)

John J. Keeler              Vice President              1990           1990             668 (5)                 48

Kevin R. Messett            Executive Vice              1999           1991             458 (7)                 44
                            President (6)

Robert P. Farrell           Cashier/                    1989           1987             256 (8)                 47
                            Comptroller


(1) As of February 29, 2000. For definition of "beneficial ownership," please see "Information about Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management" above.

(2) For detailed information on the nature of Mr. Marranca's stock ownership, please refer to "Information about Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management" above.

(3)  Mr. Quinnan has announced his retirement, effective May 1, 2000.

(4) Figure includes 766 shares held in revocable trust by Mr. Quinnan and 521shares held in a revocable trust by Mr. Quinnan's spouse.

(5) Figure includes 45 shares held solely by Mr. Keeler, 408 shares held solely by Mr. Keeler in an IRA, 15 shares held by Mr. Keeler's child, and 200 exercisable stock options.

(6)  Mr. Messett served as Senior Vice President from 1991 through 1999.

(7) Figure includes 162 shares held jointly by Mr. Messett and his spouse, 46 shares held jointly by Mr. Messett with his spouse and children, and 250 exercisable options.

(8) Figure includes 56 shares held jointly by Mr. Farrell with his spouse, and 200 exercisable stock options.

                             EXECUTIVE COMPENSATION

     The following table provides the annual compensation for services in all capacities to the bank for the fiscal years ended December 31, 1999, 1998, and 1997, for those persons who were at December 31, 1999,

     o   The Chief Executive Officer, and

     o The 4 other most highly compensated executive officers of the bank to the extent such person's total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                          Annual Compensation                                             Long-Term Compensation
----------------------------------------------------------------------      ----------------------------------------------------
                                                                              Awards                     Payouts
         (a)             (b)            (c)           (d)       (e)            (f)          (g)            (h)            (i)
                                                                                         Securities
                                                                Other       Restricted   Underlying                    All other
                                                               Annual         Stock       Options/         LTIP          Compen-
 Name and Principal                   Salary         Bonus     Compen-       Award(s)       SARs          Payouts        sation
      Position          Year            ($)           ($)      sation          ($)           (#)            ($)            ($)
      --------          ----          -------        ------    -------      ----------   ----------       -------      ----------
Michael F. Marranca     1999          181,000        25,000       0             0             0              0          29,394(1)
President and Chief     1998          171,560        12,000       0             0             0              0          31,326(1)
Executive Officer       1997          160,410        18,000       0             0             0              0          28,473(1)

Kevin R. Messett,       1999           92,016        19,000       0             0             0              0          15,744(2)
Executive Vice          1998           85,200         4,000       0             0             0              0          15,025(2)
President               1997           80,000         7,500       0             0             0              0          12,629(2)

Joseph E. Quinnan       1999           94,068        15,000       0             0             0              0          14,383(3)
Senior Vice President   1998           87,100         8,000       0             0             0              0          12,247(3)
and Chief Operating     1997           81,900         7,500       0             0             0              0          12,997(3)
Officer


(1) Figure includes the bank's contributions to the 401(k) and deferred profit sharing plan of $17,113, $18,934, and $17,278 on behalf of Mr. Marranca for 1999, 1998, and 1997, respectively. It also includes membership dues of $8,577, $9,237 and $7,710 paid on behalf of Mr. Marranca in 1999, 1998 and 1997, respectively.

     In addition to annual salary, Mr. Marranca receives some or all of the following benefits: medical, dental, life and disability insurance, and other customary benefits. Figure includes payments made by the bank, on behalf of Mr. Marranca, of $3,704, $3,155 and $3,485 in 1999, 1998, and
     1997, respectively.

(2) Figure includes the bank's contributions to the 401(k) and deferred profit sharing plan of $10,854, $9,778 and $8,560 on behalf of Mr. Messett for 1999, 1998 and 1997, respectively. It also includes membership dues of $2,310, $2,620 and $1,093 in 1999, 1998 and 1997 respectively.

     In addition, Mr. Messett receives some or all of the following benefits: medical, dental, life and disability insurance, and other customary benefits. Figure includes payments made by bank on behalf of Mr. Messett, of $2,580, $2,627 and $2,976 in 1999, 1998 and 1997, respectively.

(3) Figure includes the bank's contributions to the 401(k) and deferred profit sharing plan of $10,112, $8,321 and $9,303 on behalf of Mr. Quinnan for 1999, 1998 and 1997, respectively. It also includes membership dues of $1,080 and $115 in 1999 and 1998, respectively. No membership dues were paid for Mr. Quinnan in 1997.

     In addition, Mr. Quinnan receives some or all of the following benefits: medical, dental, life and disability insurance, and other customary benefits. Figure includes payments made by bank on behalf of Mr. Quinnan, of $3,191, $3,811 and $3,694 in 1999, 1998 and 1997, respectively.

STOCK OPTION GRANTS IN FISCAL YEAR 1999

     The following table sets forth certain information for any stock options which the bank granted the executives named in the "Summary Compensation Table" during 1999:




                                           OPTION/SAR GRANTS IN FISCAL YEAR 1999
                                                     INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                  Potential Realizable Value at
                                                                                                  Assumed Annual Rates of Stock
                                                                                                      Price Appreciation for
                                                                                                          Option Term(2)
                                       Individual Grants

                      Number of Securities      % of Total Options/    Exercise or
                       Underlying Options/        SARs Granted to      Base Price    Expiration
        Name            SARs Granted (#)     Employees in Fiscal Year    ($/Sh)         Date          5%($)          10%($)
        ----               -----------       ------------------------    ------         ----          -----          ------

        (a)                    (b)                    (c)                  (d)          (e)            (f)            (g)
Michael F. Marranca
President and Chief
Executive Officer            350 (1)                 23.33%              $62.00       01/04/99        13,647         34,584

Kevin R. Messett,
Executive Vice
President                    250 (1)                 16.66%              $62.00      01/04/99          9,748         24,703

Joseph E. Quinnan,
Senior Vice President
and Chief Operating
Officer                      250 (1)                 16.66%              $62.00       01/04/99         9,748         24,703



(1) Options were granted on January 4, 1999, under the 1998 Stock Incentive Plan, and became exercisable after July 4, 1999.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gain, if any, on the exercise of stock options will depend on the future performance of the common stock, the option holder's continued employment throughout the option period, and the date on which the options are exercised.

EXERCISES OF STOCK OPTIONS IN FISCAL YEAR 1999 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information relating to stock options held by the executives named in the "Summary Compensation Table." As noted below, these executives did not exercise any of their stock options in 1999.




                                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                        AND FISCAL YEAR-END OPTION/SAR(1) VALUES
-------------------------------------------------------------------------------------------------------------------------

                                                                 Number of Securities
                                                                Underlying Unexercised       Value of Unexercised in-the-
                                 Shares                         Options/SARs at FY-End         Money Options/SARs at FY-
                                Acquired           Value                  (#)                           End ($)
           Name              on Exercise (#)   Realized ($)    Exercisable/Unexercisable       Exercisable/Unexercisable
           ----              ---------------   ------------    -------------------------       -------------------------
            (a)                    (b)              (c)                   (d)                             (e)
Michael F. Marranca
President and Chief
Executive Officer                   0                0                 350/0(2)                     2,887.50/0(3)

Kevin R. Messett,
Executive Vice                      0                0                 250/0(2)                     2,062.50/0(3)
President

Joseph E. Quinnan,
Senior Vice President               0                0                 250/0(2)                     2,062.50/0(3)
and Chief Operating
Officer

(1)  A "SAR" is a stock appreciation right. The bank has not granted any SAR's.

(2) Options were granted on January 4, 1999, under the 1998 Stock Incentive Plan, and became exercisable after July 4, 1999.

(3) The exercise price for the options is $62.00 per share. The market value of the bank's stock as of the end of 1999 was $70.25 per share.

401(K) PROFIT SHARING PLAN

     In 1995, the bank established a 401(k) profit sharing plan. The plan is a defined contribution plan covering substantially all employees of the bank. Participants of the plan may elect to have a portion of their annual compensation reduced and paid to the plan on a pretax basis, pursuant to the provisions found under Section 401(k) of the Internal Revenue Code. The bank also contributes to the plan on behalf of each participant. The bank contribution for each participant is based on the amount the participant's annual compensation was reduced, subject to certain limitations. Additional amounts may be contributed at the option of the bank's board of directors. In 1999, the bank paid

$71,173 in 401(k) matching contributions to participants and $135,000, including expenses, as a profit sharing contribution.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The board of directors of The Fidelity Deposit and Discount Bank governs the bank. In fulfilling its fiduciary duties, the board of directors acts in the best interests of the bank's shareholders, customers, and the communities served by the bank. To accomplish the strategic goals and objectives of the bank, the board of directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the board of directors' fulfillment of its duties to accomplish the bank's strategic mission.

     The fundamental philosophy of the bank's compensation program is to offer competitive compensation opportunities for all employees, based on the individual's contribution and personal performance. The Human Resources Committee, comprised of all the bank directors, administers the bank's compensation program. The committee seeks to establish a fair compensation policy governing executive officers' base salaries and bonuses and to attract and motivate competent, dedicated, and ambitious managers, whose efforts will enhance the products and services of the bank, thereby improving profitability, increasing dividends to our shareholders and, subsequently, raising the market value of our shares.

     The committee reviews and approves annually the top executives' compensation, including the compensation for the chief executive officer and all vice presidents. As a guideline for determining base salaries, the committee uses information composed of a Pennsylvania bank peer group in the R.L. Webber Salary Survey, as well as data collected by the bank from proxy statements and annual reports of Pennsylvania-based banks. The committee used a separate peer group of banks for compensation review purposes from the peer group it used for the performance chart because the R.L. Webber Salary Survey permits the committee to base its review on data collected from a much broader data base than simply the nine institutions in the peer group reflected in the performance graph.

Chief Executive Officer Compensation

     The committee has determined that the Chief Executive Officer's 1999 total compensation of approximately $289,394, including salary, bonuses, benefits and 401(k) matches, is appropriate in light of the bank's performance. This determination included a review of the bank's return on assets, return on equity, net income, and asset growth. However, no direct correlation exists between the Chief Executive Officer's compensation, the Chief Executive Officer's increase in compensation, and any specific performance criteria, nor does the committee give any weight to specific individual performance criteria. After reviewing all information, including the above, the committee subjectively determines the Chief Executive Officer's compensation and any changes relating to it.

Executive Officers

     The committee establishes the compensation of the bank's executive officers including increases in compensation based on its subjective analysis of the individual's contribution to the bank's strategic goals and objectives. In determining whether strategic goals have been achieved, the committee considers, among numerous factors, the bank's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets, and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, no direct correlation exists between any specific criterion and an employee's compensation, nor does the committee attribute any specific weight to any criteria in the analysis. After review of all information, including the above, the committee makes a subjective determination.

     In addition to base salary, executive officers of the bank may participate in the bank's 401(k) plan, which is generally available to all employees. The committee also awards annual bonuses at the end of the year, at its discretion. In addition to base salary, executive officers of the bank are eligible to receive stock option awards under the bank's 1998 Stock Incentive Plan. On January 4, 1999, the bank awarded its officers options to purchase 1,500 shares of common stock under the plan at an exercise price of $62.00, and on January 3, 2000, the bank awarded key officers options to purchase 1,700 shares of common stock under the plan at an exercise price of $70.25.

     In addition, under the 1998 Independent Directors Stock Option Plan, non-employee directors are eligible to receive stock option awards. On January 4, 1999, the bank awarded its non-employee directors options to purchase 2,250 shares of common stock under the plan at an exercise price of $62.00, and on January 3, 2000, the bank awarded its non-employee directors options to purchase 2,250 shares of common stock under the plan at an exercise price of $70.25. The plans' purpose is to advance the development, growth and financial condition of the bank and to align the interests of shareholders with that of management. See "Description of the Bank's Capital Securities - Stock Option Plans" below, for more information about these plans.

     General labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the bank's success influence total compensation opportunities available to the employees of the bank. Individuals are reviewed annually on a calendar year basis. The bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the bank believes it can meet its strategic goals and objectives for its constituencies and provide compensation that is fair and meaningful to its employees.

                          THE HUMAN RESOURCES COMMITTEE

Paul A. Barrett             John T. Cognetti                Herbert M. McDonald
Samuel C. Cali              Patrick J. Dempsey              Michael J. McDonald
Patrick A. Calvey, Jr.      John F. Glinsky, Jr.            Michael F. Marranca
                            David L. Tressler, Sr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Michael F. Marranca, President and Chief Executive Officer of the bank, is a member of the board of directors of the bank and of the Human Resources Committee that performs the functions of a compensation committee. Mr. Marranca neither participates in conducting his own review nor takes part in determining his own compensation.

SHAREHOLDER PERFORMANCE GRAPH

     We present below a graph comparing the yearly dollar change in the cumulative total shareholder return on the bank's common stock against the cumulative total return of the S&P Stock Index and the Peer Group Index for the period of 5 fiscal years commencing January 1, 1995, and ending December 31, 1999. The graph shows the cumulative investment return to shareholders, based on the assumption that a $100 investment was made on December 31, 1994, in each of the bank's capital stock, the S&P 500 Stock Index and the Peer Group Index. The cumulative total returns on such investments would be $193.19, $350.26 and $203.41, respectively. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency that dividends were paid during the applicable years. The shareholder return shown on the graph below is not necessarily indicative of future performance.(1)



                 Comparison of Five-Year Total Cumulative Return


                                    [GRAPHIC]


  [The following is a description of the Performance Graph in tabular format:]



                            1995       1996       1997      1998       1999

Peer Group Index          $117.53    $143.16    $197.12    $218.95    $203.41
Fidelity Deposit and
   Discount Bank           104.58     108.78     129.85     166.73     193.19
S & P 500 Total
   Return Index            137.45     168.92     225.21     289.43     350.26



(1) The peer group for which the above information appears includes the following companies: ACNB Corporation, CNB Financial Corporation, Community Bancorp, Inc., Drovers Bancshares Corporation, First West Chester Corporation, Franklin Financial Services Corp., Juniata Valley Financial Corp., Penseco Financial Services Corp., and Pioneer American Holding Co. These companies were selected based on four criteria: total assets between $80 million and $700 million; market capitalization greater than $20 million; headquarters in Pennsylvania; and, not quoted on NASDAQ.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The regulations promulgated pursuant to the Federal Deposit Insurance Act and Section 16(a) of the Securities Exchange Act of 1934 require the bank's officers and directors, and persons who own more than 10% of the registered class of the bank's equity securities to file reports of ownership and changes in ownership with the Federal Deposit Insurance Corporation. Officers, directors and greater than 10% shareholders are required by FDIC regulation to furnish the bank with copies of all filed Section 16(a) forms. The board of directors knows of no persons who own greater than 10% of the bank's outstanding common stock.

     Based solely on its review of the copies of such forms received by it, or written representations from reporting persons that no Forms F8-A were required to be filed with the FDIC by those persons, the bank believes that during the period from January 1, 1999, through December 31, 1999, its officers and directors were in compliance with all filing requirements applicable to them.


CERTAIN RELATIONSHIPS BETWEEN OFFICERS AND DIRECTORS AND CERTAIN TRANSACTIONS BETWEEN OFFICERS AND DIRECTORS AND THE BANK

Family Relationships

     Dr. Herbert M. McDonald, a director and Vice President of the board of directors, is the uncle of Michael J. McDonald, a director of the bank.

Indebtedness of Management

     Except as described below, the bank has not entered into and does not intend to enter into any material transactions with any director or executive officer of the bank or their associates.


     Some of our directors and officers and the companies with which they are associated had banking transactions with the bank in the ordinary course of its business during 1999, and the bank expects to continue such banking transactions in the future.

     Total loans outstanding from the bank at December 31, 1999, to the bank's officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more, amounted to $5,064,043.97 or approximately 15.76% of the total equity capital of the bank. The Bank made these loans in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and they did not involve more than the normal risk of collection or present other unfavorable features.

     The largest total amount of indebtedness outstanding during 1999 to the above described group was approximately $5,270,351.23. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 29, 2000, to the above group was approximately $4,071,191.50. This amount may not include loans to immediate family members.

     The bank paid a total of $250 to Samuel Cali and Patrick Calvey, Jr. for appraisals they performed for the bank in 1999. The bank paid a total of $6,930 in 1999 to the law firm of O'Malley & Harris, P.C. for legal services performed on behalf of the bank. Further, in 1999, the bank paid $17,533 to American Janitor and Paper Supply Co., Inc. for janitorial supplies and $8,140 to Dempsey Uniform & Supply, Inc. for linens for the bank. All of these products and services were sold or provided according the customary price or fee schedule of the seller or service provider.

                  DESCRIPTION OF THE BANK'S CAPITAL SECURITIES

COMMON STOCK


     The Fidelity Deposit and Discount Bank is authorized to issue 5 million shares of common stock, par value $1.5625 per share, of which approximately 900,541 shares were issued and outstanding as of February 29, 2000. No other shares were issued or outstanding. The bank is not authorized to issue any other class of stock. As of February 29, 2000, the bank had approximately 1,264 shareholders.


     Voting Rights. Each share of common stock is entitled to one vote on all matters that may be brought before shareholders' meetings, except that the holders of common stock have cumulative voting rights in the election of directors. Cumulative voting for the election of directors entitles each shareholder to multiply the number of votes to which the shareholder is entitled by the total number of directors to be elected, and the shareholder may cast the whole number of these votes for one candidate or may distribute them among two or more candidates.

     Preemptive Rights. The bank's common stock does not carry preemptive subscription rights.

     Liquidation. In the event of liquidation, dissolution or winding up of the bank, shareholders are entitled to share ratably in all assets remaining after payment of liabilities.

     Liability for Further Assessments. The bank's shareholders are not subject to further assessments by the bank on their shares.

     Sinking Fund Provision. The bank's shares do not require a "sinking fund" which is a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption.

     Redemption Provision. The bank's shareholders do not have a right of redemption, which is the right to sell their shares back to the bank.

     Capital Requirements under State Banking Law. Under the Pennsylvania Banking Code of 1965, the bank must maintain capital surplus in an amount at least equal to the amount if its capital consisting of the total par value of its common stock. The bank must also maintain an expense fund not less than 5% of par value capital.


     Dividends. Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. The bank has historically paid quarterly cash dividends to its shareholders, as well as a special dividend in the fourth fiscal quarter. Starting in March of 2000, the board of directors has amended its dividend policy to eliminate the payment of a "special year-end dividend" and to pro rate the amount paid as a special dividend over the four regular dividend payments each year. As before, the board of directors may increase subsequent quarterly dividends at its discretion.

     Payment of dividends is subject to the restrictions in the Pennsylvania Banking Code of 1965 and the Federal Deposit Insurance Act. The Pennsylvania Banking Code provides that a bank may declare and pay dividends only out of accumulated net earnings and only if the bank meets minimum capital requirements. Directors are specifically liable for unlawful dividends. The Federal Deposit Insurance Act generally prohibits payment of dividends that would be an "unsafe or unsound banking practice." Further, an insured bank may not declare and pay dividends if the FDIC obtains a cease and desist order for the bank.

     The following table sets forth the dividends that the bank has paid its shareholders during fiscal years 1998 and 1999.

                                               AMOUNTS OF DIVIDENDS PAID

                                      Regular Cash                  Special Cash                 In the
Month/Year                         Dividend Per Share            Dividend Per Share             Aggregate
----------                         ------------------            ------------------             ---------
March 1998                               $0.30                                                 $251,177.84
June 1998                                 0.30                                                  251,595.77
September 1998                            0.30                                                  251,986.68
December 1998                             0.30                         $0.20                    445,649.00
March 1999                                0.30                                                  268,094.36
June 1999                                 0.30                                                  268,493.53
September 1999                            0.30                                                  268,920.69
December 1999                             0.30                          0.30                    538,631.57

Comparative Market Prices

     There has never been an organized public trading market for the bank's outstanding common stock. The bank's common stock is traded over-the-counter from time to time, primarily in the bank's geographic service area. As of February 29, 2000, the highest trade price known to management for transactions of the bank's common stock was for a trade of 1,500 shares at $72.25 per share on February 15, 2000. The most recent sale price known to management as of February 29, 2000, was $ 71.50 per share on February 24, 2000. The last reported sale of the bank's common stock prior to the public announcement of the proposed reorganization was a trade of 110 shares at $69.50 per share on October 5, 1999. This price may include retail markups, markdowns or commissions. Due to the infrequency of trading and the fact that these trades are generally private transactions, we are unable to determine actual trading prices on any given date.


     Because the holding company has no substantial assets or liabilities, the holding company's common stock had no market value at the time of the public announcement. We anticipate that after the reorganization, the per share market value of the holding company's common stock will be approximately 1/2 of the per share market value of the bank's common stock immediately after the reorganization, based on the 2-for-1 stock exchange ratio. Any estimate or expectation, however, may not be realized.

TRADE PRICE HIGH'S AND LOW'S


     Bid price information for the bank's common stock is not available. However, the bank does have information on trade prices. The following table shows quarterly high and low trade prices for the bank's common stock during fiscal years 1998 and 1999.


                        TRADE PRICES: BANK'S COMMON STOCK
                                (PRICE PER SHARE)


                                     High                      Low
FOR QUARTER ENDED:
March    1998                        54.00                     52.00
June     1998                        62.00                     60.00
Sept.    1998                        60.00                     60.00
Dec.     1998                        62.00                     60.00

March    1999                        65.00                     64.50
June     1999                        65.00                     62.00
Sept.    1999                        69.50                     65.00
Dec.     1999                        71.25                     66.25

STOCK OPTION PLANS

     The bank's common stock is subject to outstanding options to purchase common stock of the bank issued to directors and key employees under the 1998 Independent Directors Stock Option Plan and the 1998 Stock Incentive Plan. As of February 29, 2000, 7,450 shares of the bank's common stock were subject to purchase under outstanding stock options. Shares issued under these plans may dilute the ownership interests and voting power of existing shareholders. After the proposed reorganization, Fidelity D & D Bancorp will assume the bank's obligations under these plans. Further, we will adjust the number of shares which participants may purchase under their outstanding options, the exercise price of the options, and the number of shares which the holding company may issue under the plans according to the 2-for-1 exchange ratio of holding company common stock for Bank common stock. See "Proposal No. 1 Reorganization of The Fidelity Deposit and Discount Bank as the Subsidiary of Fidelity D&D Bancorp, Inc.- Stock Option Plans."


     1998 Independent Directors Stock Option Plan. The bank has reserved 25,000 shares of Bank common stock for issuance under the Directors Stock Option Plan. The purposes of the Directors Plan are:


     o To attract, retain and compensate, as directors of the bank, highly qualified individuals, who are not executives or employees of the bank,

     o To more significantly align the interests of the members of the board of directors with those of the bank's shareholders by underscoring their common interests,

     o To encourage directors to have a greater personal financial stake in the bank through the ownership of Bank common stock, and

     o   To increase the long-term value of the bank's stock.


     The Directors Plan has the following significant terms:

     o Duration of Plan. The Directors Plan will terminate upon the earlier of the board's adoption of a resolution terminating the Director Plan or 10 years from the date the Directors Plan was approved and adopted by shareholders of the bank, which occurred on May 5, 1998.

     o Shares Issued. The Bank may issue no more than 25,000 shares of common stock under the plan, and this number may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the bank's capital. Also, the shares under the plan may be exchanged for the securities of another entity, for example, if a merger occurs.

     o Eligible Participants, Annual Awards. Directors who are not employees of either the bank or its affiliates, "outside directors", are eligible to receive awards under the plan. For the term of the Directors Plan, each outside director shall annually receive a stock option to purchase 250 shares of the bank's common stock on the first business day of January. However, prior to any such grant, the board of directors, by majority vote, may deny the awards scheduled for the upcoming January. In such an event, directors will not receive awards under the plan for the year in question. However, the board's decision to forgo the current year's awards will not affect awards scheduled for any future years.

     o Purchase Price. The purchase price of bank common stock subject to a stock option is the fair market value at the time of grant.

     o Term of Stock Options. No stock option is exercisable after 10 years from the date of grant.

     o Vesting Periods. The bank may grant stock options with varying vesting periods, but must provide for a minimum vesting period of 6 months from the date of grant.

     o Change in Control Provisions. The Directors Plan contains change in control provisions which would permit the options granted to become exercisable upon the occurrence of a change in control of the bank as described in the plan.

     o Plan Administration. The entire board of directors or a committee comprised of at least 3 directors administers the Directors Plan. It is possible for directors participating in such administration to receive awards under the plan. The body established to administer the Directors Plan is vested with the authority and discretion to interpret the Director Plan, and to make any rules or regulations pertaining to it.

         Any of these interpretations and decisions of the administrative body are final and binding.

     o Death, Retirement or Disability of Director. In the event that a participant ceases to be a director of the bank for any cause other than retirement, death or disability, the remaining portion of a participant's unexercised stock options shall terminate 1 year after the date of termination as a director, subject to the 10-year limitation on exercisability. In the event that a participant retires, dies or becomes disabled prior to the expiration of the participant's stock options, and without having fully exercised such stock options, the participant or his legal representative shall have the right to exercise the stock options during their respective terms within 12 months after the termination of Board membership, subject to the 10-year limitation on exercisability.

     o Non-transferability. Except as otherwise provided by the board of directors, awards made to directors under the Directors Plan are non-transferrable other than by will or the laws of descent and distribution. During the director's lifetime, only the director may exercise his or her stock options granted under the plan, or, in the event of his or her disability or death, a legal representative may exercise the options.

     o Capital Changes. The Directors Plan provides that, if the bank, at any time, increases or decreases the number of its outstanding shares of common stock or changes, in any way, the rights and privileges of such shares through a stock dividend, or through a stock split, reclassification or other recapitalization involving the bank's common stock, then the bank shall increase, decrease or change, in like manner, the numbers, rights and privileges of shares issuable under the Directors Plan.

     o Amendments. The board of directors may amend the Directors Plan at any time without shareholder approval, provided, however, that amendment of the Directors Plan may not materially and adversely affect any right of a participant with respect to shares of common stock previously issued without the participant's written consent.


     1998 Stock Incentive Plan. The bank originally reserved 25,000 shares of bank common stock for issuance under the Stock Incentive Plan. The purposes of the Incentive Plan are

     o To advance the development, growth and financial condition of the bank by providing incentives through participation in the appreciation of common stock of the bank in order to secure, retain and motivate personnel responsible for the operation and management of the bank;

     o To attract and retain individuals of outstanding ability as employees of the bank;

     o   To encourage employees to acquire a proprietary interest in the bank;
         and

     o To encourage employees to continue their employment with the bank and to render superior performance during such employment.

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

     The Incentive Plan has the following significant terms:

     o Duration of Plan. The Incentive Plan will terminate upon the earlier of the board's adoption of a resolution terminating the Incentive Plan or 10 years from the date the plan was approved and adopted by shareholders of the bank, which occurred on May 5, 1998. In addition, qualified options may not be awarded more than 10 years after February 24, 1998, the date the board of directors adopted the plan.

     o Shares Issued. The bank may issue no more than 25,000 shares of common stock under the plan, and this number may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the bank's capital. Also, the shares under the plan may be exchanged for the securities of another entity, for example, if a merger occurs.

     o Eligible Participants. Key officer and other management employees of the bank are eligible to receive an award under the Incentive Plan, as the committee administering the plan determines.

     o Awards. Awards made under the Stock Incentive Plan may be in the form of:


         o Options to purchase stock intended to qualify as incentive stock options under Sections 421 and 422 of the Internal Revenue Code, or "qualified options", which means that the plan participant will not recognize any taxable income on the exercise of the options; or

         o   Options which do not so qualify, or "non-qualified options".


     o Purchase Price. The purchase price of bank common stock subject to a non-qualified stock option will be not less than the stock's par value at the time of grant. The purchase price of stock subject to a qualified option will be no less than the fair market value of the stock at the time it is exercised.

     o Term of Stock Options. No option is exercisable after 10 years from the date of grant.

     o Vesting Periods. The bank may grant stock options with varying vesting periods, but must provide for a minimum vesting period of 6 months from the date of grant.

     o Change in Control Provisions. The Incentive Plan contains change in control provisions which would permit the options granted to become exercisable upon the occurrence of a change in control of the bank as described in the plan.

     o Plan Administration. A committee consisting of 3 or more non-employee directors administers the plan. Generally, recent or current participants in the plan may not serve on this committee.

     o Termination of Employment. If a recipient of a non-qualified option ceases to be eligible under the Stock Incentive Plan before the option lapses or before it is fully exercised, the committee may permit the recipient to exercise the option during its remaining term, to the extent that the option was then and remains exercisable. If the bank ceases to employ the recipient of a qualified option, the committee administering the plan may permit the recipient to exercise his or her option during its remaining term for a period of not more than 3 months. This period may be extended to a 12-month period if the employment cessation was due to the recipient's disability. If the recipient dies, the committee may permit the recipient's qualified personal representatives, or any persons who acquire the options under his or her will or the laws of descent and distribution, to exercise his or her option during its remaining term for a period not to exceed 12 months after the recipient's death.

     o Non-transferability. Except as otherwise provided by the board of directors or committee administering the plan, awards under the Incentive Plan are non-transferrable other than by will or the laws of descent and distribution.

     o Capital Changes. The Incentive Plan provides that, if the bank, at any time, increases or decreases the number of its outstanding shares of common stock or changes, in any way, the rights and privileges of such shares through a stock dividend, or through a stock split, reclassification or other recapitalization involving the bank's common stock, then the bank shall increase, decrease or change, in like manner, the numbers, rights and privileges of shares issuable under the plan.

     o Amendments. The board of directors may amend the plan at any time without shareholder approval, provided, however, that amendment of the Directors Plan may not materially and adversely affect any right of a participant with respect to shares of common stock previously issued without the participant's written consent.

DIVIDEND REINVESTMENT PLAN


     The bank's common stock is also subject to The Fidelity Deposit and Discount Bank Dividend Reinvestment Plan. The purpose of this plan is to provide shareholders a convenient method of investing cash dividends in additional shares of bank common stock. Shareholders who elect to participate in the plan direct any cash dividends the bank pays on their designated shares toward automatic investment in additional shares of bank common stock. Under this plan, the bank is authorized to issue up to 50,000 shares of its common stock, par value $1.5626 per share. Rather than issuing new shares, the bank has the option of using shares purchased in the open market or in negotiated transactions for the plan. A participant may withdraw at any time, and the bank may terminate the plan at any time. As of February 29, 2000, the bank had issued approximately 25,591 new shares under the plan. The issuance of additional shares under this plan may dilute the ownership interests and voting power of existing shareholders. The bank will terminate the plan at the time the reorganization is completed. After the proposed reorganization, Fidelity D & D Bancorp expects to implement a dividend reinvestment plan with substantially similar terms to the bank's plan. See "Proposal No. 1: Reorganization of The Fidelity Deposit and Discount Bank as the Subsidiary of Fidelity D & D Bancorp, Inc. - Dividend Reinvestment Plan."

             DESCRIPTION OF THE HOLDING COMPANY'S CAPITAL SECURITIES


     The authorized capital stock of Fidelity D & D Bancorp consists of 10 million shares of common stock, without par value, and 5 million shares of preferred stock, without par value. If the reorganization had been completed on February 29, 2000 the holding company would have about 1,801,082 shares outstanding, which is twice the number of shares of bank common stock outstanding on that date. Except for the common stock issued in the reorganization, upon completion of the reorganization, no other shares of capital stock, common or preferred, will be issued or outstanding.


COMMON STOCK

     Voting Rights. Each share of common stock entitles its holder to one vote on all matters upon which shareholders have the right to vote. The holders of common stock are not entitled to cumulate votes in the election of directors. Prior to the issuance of any preferred stock which possesses voting rights, the holders of common stock will possess exclusive voting rights in the holding company.

     Preemptive Rights. The holding company's common stock does not carry preemptive subscription rights.

     Liquidation. In the event of liquidation, dissolution or winding up of the holding company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and after payment of preferred stock shareholders with liquidation priority, if any.

     Liability for Further Assessments. The holding company will not subject shareholders to further assessments on their shares of common stock.

     Sinking Fund Provision. The common stock does not require a "sinking fund" which is a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption. However, in the future the holding company may issue preferred shares that require such a fund, in which case legal restrictions may require the holding company to maintain the fund prior to paying dividends.

     Redemption or Conversion Rights. The holders of common stock do not have a right of redemption, which is the right to sell their shares back to the holding company, nor do they have a right to convert their shares to other classes or series of stock, such as preferred stock.


     Dividends. Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. The bank has paid continuous quarterly cash dividends since 1996. We presently intend to retain the dividend policy of paying a quarterly dividend after the reorganization. However, further dividends depend upon future earnings, financial condition, appropriate legal restrictions and other relevant factors.


     Under the Pennsylvania Business Corporation Law, the holding company may not pay a dividend if afterwards:


     o The holding company would be unable to pay its debts as they become due, or

     o The holding company's total assets would be less than its total liabilities plus an amount needed to satisfy any preferential rights of shareholders.


     Cash available for dividend distribution to shareholders of the holding company must initially come from dividends which the bank pays the holding company. As a result, the legal restrictions on the bank's dividend payments also affect the ability of the holding company to pay dividends. See "Description of the Bank's Capital Securities - Common Stock."

     Stock Option Plans. The holding company will assume the bank's obligations under its 1998 Independent Directors Plan and1998 Stock Incentive Plan. See "Description of the Bank's Capital Securities - Stock Option Plans."

     Dividend Reinvestment Plan. The holding company expects to implement a dividend reinvestment plan with substantially the same terms as the bank's dividend reinvestment plan. See "Description of the Bank's Capital Securities - Dividend Reinvestment Plan." The holding company expects to be able to issue up to 100,000 shares of its common stock under the new plan.

PREFERRED STOCK

     The holding company's articles of incorporation authorize the board of directors to approve the issuance of preferred stock, without prior shareholder approval. The board will determine the rights, qualifications, limitations and restrictions on each series of preferred stock at the time of issuance and may include, among other things, rights to participating dividends, voting rights and convertibility into shares of common stock. The holding company may issue shares of preferred stock with dividend, redemption, voting and liquidation rights taking priority over the common stock. The board may also grant preferred shareholders the right to convert their shares of preferred stock into shares of common stock. Provisions granting directors this type of authority are known as "blank check" provisions.

     Voting Rights. The board will determine the voting rights of preferred shareholders upon the issuance of these shares. The issuance of preferred stock with voting rights would dilute the voting power of common stock shareholders.

     Preemptive Rights. The holding company's preferred stock does not carry preemptive subscription rights.

     Liquidation. The board will determine the specific liquidation rights of preferred shareholders upon the issuance of these shares. In the event of liquidation, dissolution or winding up of the holding company, the holders of preferred stock will likely rank prior to the holders of common stock for the right to share ratably in all assets remaining after payment of liabilities. The board may issue several series of preferred stock with different rankings with respect to liquidation rights.

     Liability for Further Assessments. The holding company will not subject shareholders to further assessments on their shares of preferred stock, if issued.

     Sinking Fund Provision. The preferred stock may require a "sinking fund," which is a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption. Pennsylvania corporate law would require the holding company to maintain this fund prior to paying dividends.

     Redemption or Conversion Rights. Upon the issuance of preferred stock, the board of directors will determine shareholders' right of redemption, which is the right to sell shares back to the holding company. The board will also determine whether to grant conversation rights, which would permit the preferred stock shareholders to convert their shares to common stock at a prescribed ratio.

     Dividends. Upon issuance, the board of directors will determine any rights of the shareholders of a particular series of preferred stock to receive dividends. The right to receive dividends may be cumulative or non-cumulative. The same legal restrictions which apply to dividends payable on shares of common stock apply to dividends payable on shares of preferred stock. See "Description of the Holding Company's Capital Securities - Common Stock - Dividends" above.

ISSUANCE OF ADDITIONAL SECURITIES

     The holding company has authorized common stock and preferred stock substantially in excess of the number of shares that it will issue in connection with the reorganization. As a result, we will have the flexibility to raise additional capital and to make acquisitions through the issuance of holding company common stock or preferred stock without prior approval by the holding company's shareholders. Issuance of these shares could dilute the book value per share and the voting power of the prior shareholders because the holding company has the right to issue new shares without first offering the shares to shareholders in proportion to their current ownership percentages. Further, the issuance of preferred stock could also affect common stock shareholders' ability to receive dividends and their rights upon liquidation of the company. We currently have no plans for issuing additional shares of common stock or preferred stock.

LEGAL OPINION


     Shumaker Williams, P.C., 3425 Simpson Ferry Road, Camp Hill, Pennsylvania 17011, Special Counsel to the bank and the holding company, has delivered an opinion stating that the shares of common stock of the holding company to be issued in connection with the reorganization will be duly authorized, fully paid and non-assessable by the holding company. "Non-assessable" means that the holding company will not be able to assess fees for ownership of the shares. The opinion is attached as an exhibit to the Registration Statement, filed with the SEC, of which this proxy statement/prospectus forms a part.


ANTI-TAKEOVER PROVISIONS IN ARTICLES AND BY-LAWS


     The holding company's articles of incorporation and by-laws contain a number of provisions that could be considered anti-takeover in purpose and effect. Only a few of these are shared by the bank. For a full description of the risks associated with these anti-takeover provisions, please refer to "Risk Factors" above.

     Authorized Capital. The anti-takeover provisions include:


     o The authorization of 10 million shares of common stock and 5 million shares of preferred stock, and

     o The lack of preemptive rights for shareholders to subscribe to purchase additional shares of stock on a pro rata basis.


     These provisions generally permit the board of directors to have as much flexibility as possible to issue additional shares, without prior shareholder approval, for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, and employee incentive plans. However, these additional shares may also be used by the board of directors to deter future attempts to gain control over the holding company. By comparison, the bank has 5 million shares of authorized common stock and also does not guarantee preemptive rights.


     Classified Board. Like the by-laws of the bank, the by-laws of the holding company provide for a classified or staggered board. A classified board has the effect of moderating the pace of any change in control of the board of directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, this extension of time also tends to discourage a tender offer or takeover bid. Article 9 of the by-laws of the holding company provides that at its 2001 Annual Meeting of Shareholders, the shareholders shall elect 10 directors as follows:

     o 4 Class A directors to serve until the 2003 Annual Meeting of Shareholders,

     o 3 Class B directors to serve until the 2002 Annual Meeting of Shareholders, and

     o 3 Class C directors to serve until the 2004 Annual Meeting of Shareholders.


     Shareholders shall elect each class in a separate election. At each following annual meeting, shareholders will elect successors to the class of directors whose term is then expiring to hold office for a term of 3 years. The board of directors will fill vacancies which occur during the year for the remainder of the full term.


     No Cumulative Voting. Another provision is the elimination of cumulative voting. Cumulative voting entitles each shareholder to as many votes as equal the number of shares owned by him or her multiplied by the number of directors to be elected. A shareholder may cast all of these votes for one candidate or distribute them among any two or more candidates. The bank's shareholders may cumulate their votes in the election of directors. However, Article 8 of the holding company's articles of incorporation eliminates cumulative voting rights in the election of directors. We believe that each director should represent and act in the interest of all shareholders and not any special group of shareholders. The absence of cumulative voting means that a majority of the outstanding shares can elect all the members of the board of directors. The absence of cumulative voting may make it more difficult for minority shareholders' nominees to be elected to the board of directors.


     Supermajority Vote for Approval of Extraordinary Transactions. Another anti-takeover provision is the requirement in the articles of incorporation that the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote must approve any merger, consolidation, dissolution or liquidation of the holding company or the sale of all or substantially all of its assets. However, if at least 80% of the board of directors have approved this type of transaction, then the holders of at least 51% of the outstanding shares entitled to vote may approve the transaction. We included these provisions to ensure that any extraordinary corporate transaction could happen only if it receives a clear mandate from the shareholders. However, these provisions give the holding company's directors and/or the holders of a minority of the holding company's outstanding shares a veto power over such mergers and consolidations unless 75% of the shareholders believe that the transaction is desirable or beneficial. By comparison, the holders of 66 2/3% of the bank's outstanding shares may approve an extraordinary business transaction.

     Authorization to Consider Various Factors in Tender Offers. Another anti-takeover provision in the articles of incorporation enables the board of directors to oppose a tender offer on the basis of factors other than economic benefit to shareholders, such as:


     o The impact the acquisition of the holding company would have on the community,

     o The effect of the acquisition upon shareholders, employees, depositors, suppliers and customers, and

     o   The reputation and business practices of the tender offeror.


     We included this provision in the articles of incorporation to permit us, as directors of the holding company, to recognize our responsibilities to these constituent groups of the holding company and its subsidiaries and to the communities that they serve. Pennsylvania corporate law specifically authorizes this type of provision. By comparison, banking law does not specifically authorize this provision.

     Supermajority Vote for Amendment of By-laws. The holding company's by-laws may be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote at any regular or special meeting or by a majority vote of the members of the board of directors, subject to the affirmative vote of at least 75% of the shares to change any amendment to the by-laws previously approved by the board of directors. However, the board of directors may not make or alter any by- laws fixing their qualification, classification or term of office. We included these provisions in the by-laws of the holding company to make it more difficult for a potential acquirer to change the by- laws. By comparison, the holders of a majority of shares may amend the bank's by-laws.

     Supermajority Vote for Amendment of Specified Articles. A final antitakeover provision in the articles of incorporation of the holding company requires the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote for an amendment of the following provisions:


     o   The voting requirements for approval of mergers,

     o   The elimination of cumulative voting rights,

     o The ability of shareholders entitled to cast 20% of votes to call special meetings, or the board of directors, to call special meetings, and

     o The ability of the board of directors to consider non-economic factors in opposing a tender offer.

     By comparison, the holders of a majority of shares may amend the bank's articles.

ANTI-TAKEOVER PROVISIONS APPLICABLE TO REGISTERED CORPORATIONS


     Pennsylvania law gives strong anti-takeover provisions to corporations that have their securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934. The law calls these "Registered Corporations." After the reorganization, the holding company will be required to register its stock under
Section 12 of the1934 Act. These provisions are in addition to provisions contained in the company's articles of incorporation and by-laws. These provisions do not apply to the bank because it is not a business corporation, although its common stock is registered under the 1934 Act.


     One of these statutory provisions eliminates the rights of the shareholders of registered corporations to call a meeting of shareholders. This provision will not apply to the holding company because it has opted out of this provision. Article 9 of its articles of incorporation provides that one or more shareholders entitled to cast at least 20% of the vote that all shareholders are entitled to cast at a particular meeting shall be entitled to call a special meeting of shareholders. The board of directors may also call a special meeting of shareholders. Article 9 provides shareholders of the holding company with the same right to call a special meeting as that of the bank's shareholders.

     Another of these statutory provisions eliminates the rights of the shareholders of registered corporations to propose an amendment to the articles of incorporation of the holding company. In the opinion of the board of directors, the elimination of this right will make the holding company less attractive as a potential takeover target because a potential acquirer will not be able to propose changes to the articles of incorporation simply by purchasing shares of the holding company.

     Another provision to which the holding company will be subject, upon obtaining registered corporation status, assures that all shareholders will receive the "fair value" for their shares as the result of a "control transaction." "Fair Value" means not less than the highest price paid per share by a controlling person or group at any time during the 90-day period ending on and including the date of the control transaction. Alternatively, if a shareholder believes the value of his or her shares is higher, he or she may demand an appraisal procedure to receive the fair value of the shares as the date of the control transaction, taking into account all relevant factors which may not be reflected in the price paid for the shares. "Control Transaction" means the acquisition by a person who has, or a group of persons acting in concert that has, voting power over voting shares of the holding company that would entitle the holders of the shares to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the holding company. After the occurrence of a control transaction, any shareholder may, within a specified time period, make written demand on the person or group controlling at least 20% of the voting power of the shares of the holding company for payment in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs.

     It is a relatively common practice in corporate takeovers to pay cash to acquire controlling equity in a company and then to acquire the remaining equity interest in the company by paying the balance of the shareholders a price for their shares which is lower than the price paid to acquire control or is in a less desirable form of payment, such as securities of the purchaser that do not have an established trading market. The board of directors considers these "two-tier pricing" tactics to be unfair to the holding company's shareholders. By their very nature, these tactics tend to cause concern on the part of shareholders that if they do not act promptly, they risk either being relegated to the status of minority shareholders in a controlled company or being forced to accept a lower price for all of their shares. Thus, two-tier pricing unduly pressures shareholders into selling as many of their shares as quickly as possible, either to the purchaser or in the open market, without having genuine opportunity to make a considered investment choice between remaining a shareholder of the company or disposing of their shares. These sales in turn facilitate the purchaser's acquisition of a sufficient interest in the company to enable the purchaser to force the exchange of remaining shares for a lower price in a business combination.

     While the fair price provision in Pennsylvania law is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the fair price provision to assure that shareholders will receive a premium price for their shares in a takeover. Accordingly, the fair price provision would not preclude the board of directors' opposition to any future takeover proposal which it believes not to be in the best interests of the holding company and its shareholders, whether or not the proposal satisfies the minimum price, form of payment and procedural requirements of the fair price provision.

     Another provision of Pennsylvania law relates to a "Business Combination" involving a Registered Corporation. Business Combination includes the following transactions involving an "Interested Shareholder":


     o A merger or consolidation of the holding company with an interested shareholder;

     o A sale, lease, exchange, mortgage, pledge, transfer or other disposition with the interested shareholder of the assets of the holding company or its subsidiaries;

     o The issuance or transfer by the holding company or its subsidiary of any shares of the holding company or its subsidiary which has a total market value at least equal to 5% of the total market value of all the company's outstanding shares to an interested shareholder;

     o The adoption of any plan for the liquidation or dissolution of the holding company proposed by, or under any agreement with, the interested shareholder;

     o A reclassification of securities or recapitalization of the holding company or any merger or consolidation of the holding company with any subsidiary of the holding company or any other transaction proposed by, or under any agreement with the interested shareholder which has the effect of increasing the interested shareholder's proportionate share of the outstanding shares of the holding company; or

     o The interested shareholder's receipt of the benefit, directly or indirectly, of any loans or other financial assistance or any tax credits or other tax advantages provided by the holding company.


     An "Interested Shareholder" is any person that is the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the holding company. The above definitions also apply to an interested shareholder's affiliate or associate.

     Under Pennsylvania law, the holding company shall not engage in a business combination with an interested shareholder other than:


     o A business combination approved by the board of directors prior to the date the interested shareholder acquires at least 20% of the shares or where the board of directors of the holding company has approved the purchase of shares by the interested shareholder;

     o A business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares held by the interested shareholder, at a meeting called for that purpose within 3 months after the interested shareholder became the beneficial owner of shares entitling it to cast at least 80% of the votes in an election of directors, and if the business combination satisfies certain minimum conditions, which are discussed below;

     o A business combination approved by the affirmative vote of all of the shareholders of the outstanding shares;

     o A business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than 5 years after the interested shareholder's share acquisition date; and

     o A business combination approved at a shareholders' meeting called for that purpose no earlier than 5 years after the interested shareholder's share acquisition date and that meets certain minimum conditions, which are discussed below.


     The minimum conditions discussed above generally require that the total amount of the cash and the market value of any payments other than cash, such as stock, bonds or debentures, to the shareholders of the holding company be at least equal to the higher of the following:


     o The highest price paid by the interested shareholder when the interested shareholder was the beneficial owner of shares entitling him to cast at least 5% of the votes in an election of directors within the 5-year period immediately prior to the announcement date of the business combination or within the 5-year period prior to time the interested shareholder became an interested shareholder, whichever is higher, plus interest; or

     o The market value per common share on the announcement date of the business combination or on the share acquisition date, whichever is higher, plus interest.


     The Pennsylvania provision relating to business combinations is designed to help assure that if, despite the holding company's best efforts to remain independent, the holding company is nevertheless taken over, each shareholder will be treated fairly vis-a-vis every other shareholder and that professional investors will not profit at the expense of the holding company's long-term public shareholders. While the business combination provision is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the business combination provision to assure that shareholders will receive premium price for their shares in a takeover. Accordingly, we believe that the business combination provision would not preclude our opposition to any future takeover proposal which we believe not to be in the best interests of the holding company and its shareholders, whether or not the proposal satisfied the requirements of the business combination provision, fair price provision or both.

     Subchapter G of Chapter 25 of the Pennsylvania Business Corporation Law also applies to registered corporations. Under Subchapter G, the acquisition of shares that increase the shareholder's control of the corporation above 20, 33 or 50% of the voting power able to elect the board of directors cannot be voted until a majority of disinterested shareholders approves the restoration of the voting rights of those shares in two separate votes:


     o   All disinterested shares of the corporation, and

     o   All voting shares of the corporation.


     Voting rights which are restored by shareholder approval will lapse if any proposed control-share-acquisition which is approved is not consummated within 90 days after shareholder approval is obtained. Furthermore, control-shares that are not accorded voting rights or whose rights lapse will regain their voting rights on transfer to another person who is not an affiliate. If the shares constitute control-shares for the transferee, this subchapter must be applied to that person as well. If the acquiring shareholder does not request a shareholder meeting to approve restoration of voting rights within 30 days of the acquisition or if voting rights are denied by the shareholders or if they lapse, the corporation may redeem the control shares at the average of the high and low price on the date of the notice of redemption.

     Subchapter H of Chapter 25 of the BCL likewise applies to registered corporations. Under Subchapter H, a "control person" -- a person who owns shares with 20% or more voting power -- must disgorge to the corporation any profits from the disposition of any equity securities if the disposition occurs within 18 months of becoming a control person, and the securities were acquired 24 months before to 18 months after becoming a control person. This provision seeks to prevent speculative takeover attempts.

     Finally, Pennsylvania law grants a registered corporation the express authority to treat individual shareholders differently and therefore may take advantage of "poison pills." "Poison pills" generally consist of a shareholder rights plan in which a corporation gives its shareholders the right to buy common stock when specified events occur, such as a merger, which decreases the value of the acquirer's holdings and the acquirer's percentage of ownership.

     The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of the holding company's common stock at that time. In addition, these provisions may have the effect of assisting the holding company's management in retaining its position and placing it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of the holding company's business.


     A vote in favor of the plan of reorganization and plan of merger is a vote in favor of the anti-takeover provisions contained in the holding company's articles and by-laws and under Pennsylvania law.

                        COMPARISON OF SHAREHOLDER RIGHTS


     After the reorganization, the shareholders of the bank will become shareholders of the holding company Fidelity D & D Bancorp. There are material differences in the rights of shareholders of these two entities. These differences arise from differences in the laws that govern the two entities and differences in their articles and by-laws. The Pennsylvania Banking Code of 1965 presently governs the rights of shareholders of the bank, but the Pennsylvania Business Corporation Law of 1988 will govern the rights of shareholders of the holding company. The most significant differences relate to anti-takeover protection. For a full description of these anti-takeover provisions, including comparisons between the holding company and the bank, please refer to "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions in Articles and By-laws, Anti-Takeover Provisions Applicable to Registered Corporations" above.


     The following table shows the material differences between the rights of shareholders of the bank and the rights of shareholders of the holding company:


============================================================================================================================
                                                                                       THE HOLDING COMPANY'S
                                     THE BANK'S COMMON STOCK                                COMMON STOCK
----------------------------------------------------------------------------------------------------------------------------
Authorized and            5,000,000 shares, par value $1.5625 per        10,000,000 shares, without par value,
Outstanding               share, authorized; of which approximately      authorized; of which approximately 1,801,082
                          900,541 were outstanding on February 29,       shares would be outstanding if the
                          2000.                                          reorganization occurred on February 29, 2000.
                                                                         The holding company will reserve for issuance
                                                                         99,500 shares under stock option plans it will
                                                                         assume from the bank.

                                                                         In addition, there are 5,000,000 unauthorized
                                                                         shares, without par value of preferred stock;
                                                                         none are outstanding.
----------------------------------------------------------------------------------------------------------------------------
Voting                    1 vote per share with cumulative voting        1 vote per share with no cumulative voting for
                          for directors.                                 directors.

                                                                         The board of directors may determine the voting
                                                                         rights of any preferred stock which may be
                                                                         issued.
----------------------------------------------------------------------------------------------------------------------------
Preemptive Rights         No preemptive rights to subscribe for          No preemptive rights to subscribe for additional
                          additional shares on a pro rata basis; board   shares on a pro rata basis; board of directors
                          of directors may grant preemptive rights in    may grant preemptive rights in stock offerings if
                          stock offerings if it so chooses.              it so chooses.
----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================
                                                                                       THE HOLDING COMPANY'S
                                     THE BANK'S COMMON STOCK                                COMMON STOCK
----------------------------------------------------------------------------------------------------------------------------
Dividends                 As declared by the board of directors; may     As declared by the board of directors; the bank's
                          be paid only out of accumulated net            dividend restrictions apply indirectly to the
                          earnings.  Also, the bank must have made       holding company because cash available for
                          any required transfers of net earnings to      dividend distributions will initially come from
                          surplus in order to maintain surplus at least  dividends the bank pays to the holding
                          equal to capital, prior to declaring the       company. In addition, the holding company
                          dividend. Surplus must not be reduced.         may not pay a dividend if, after issuing the
                          Directors are specifically liable for          dividend:
                          unlawful dividends.
                                                                         o   The holding company would be unable
                                                                             to pay its debts as they become due, or

                                                                         o   The holding company's total assets would
                                                                             be less than its total liabilities plus the
                                                                             amount needed to satisfy any preferential
                                                                             rights of shareholders.
----------------------------------------------------------------------------------------------------------------------------
                                                                         The issuance of preferred shares could affect the
                                                                         holding company's ability to pay common stock
                                                                         shareholders dividends.
----------------------------------------------------------------------------------------------------------------------------
Amendment of by-          Approval by the affirmative vote of the        Approval by the affirmative vote of the holders
laws                      majority of shares represented at a legally    of at least 75% of the outstanding shares entitled
                          called meeting of shareholders, or by a        to vote, or by a majority vote of the board of
                          unanimous vote of members of the board         directors, subject to the power of shareholders
                          of directors present at any regular meeting    to change such action of the board by the same
                          of the board, subject to the power of          75% affirmative vote.
                          shareholders to change such action.
                                                                         Note:  Directors may not amend by-laws which
                                                                         fix their qualification classification or term of
                                                                         office.
----------------------------------------------------------------------------------------------------------------------------
Shareholder Action        Approval by a vote of at least 66 2/3% of      Approval by vote of at least 75% of outstanding
to Approve Mergers,       outstanding shares.                            shares entitled to vote; or approval of at least
Consolidations,                                                          51% of outstanding shares if the transaction has
Liquidation, Sales of                                                    received the prior approval of at least 80% of
Substantially All                                                        the board of directors.
Assets
----------------------------------------------------------------------------------------------------------------------------
Right to Call Special     Upon request by a majority of the board of     Upon request by a majority of the board of
Shareholder               directors or one or more shareholders          directors or one or more shareholders entitled to
Meetings                  entitled to cast at least 20% of the votes     cast at least 20% of the votes that all
                          that all shareholders are entitled to cast at  shareholders are entitled to cast at a particular
                          a particular meeting.                          meeting.
----------------------------------------------------------------------------------------------------------------------------
Increase in Capital       Approval by vote of a majority of the          Approval by vote of a majority of the directors.
Stock through             directors.
Issuance of
Additional
Outstanding shares if
shares already
authorized under
articles of
incorporation
----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================
                                                                                       THE HOLDING COMPANY'S
                                     THE BANK'S COMMON STOCK                                COMMON STOCK
----------------------------------------------------------------------------------------------------------------------------
Authorization of          Approval by vote of shareholders entitled      Approval by vote of a majority of votes cast by
Additional Shares         to cast at least a majority of votes which     all shareholders entitled to vote and the
through Amendment         all shareholders are entitled to cast and the  affirmative vote of a majority of the votes cast
of Articles of            affirmative vote of the holders of a           in a vote of the holders of outstanding shares of
Incorporation             majority of the outstanding shares of the      the affected class or series of stock.
                          affected class or series of stock.
----------------------------------------------------------------------------------------------------------------------------
Shareholders' Right       Yes                                            No
to Propose
Amendment to
Articles
----------------------------------------------------------------------------------------------------------------------------
Dissenters' Rights of     Yes                                            The Business Corporation Law takes away
Appraisal                                                                dissenters' rights in relation to plans to transfer
                                                                         corporate assets, for companies with securities
                                                                         registered under Section 12 of the 1934 Act.
                                                                         Dissenter's rights generally still apply to
                                                                         mergers.
----------------------------------------------------------------------------------------------------------------------------
Amendment of              Approval by of a majority the votes which      Approval by a majority of the votes cast except
articles of               all shareholders are entitled to cast.         for specified provisions, then 75% of the
incorporation, other                                                     outstanding shares entitled to vote, or 51% if
than authorization of                                                    80% of the directors have approved the
additional shares                                                        amendment.
----------------------------------------------------------------------------------------------------------------------------
Indemnification of        Yes                                            Yes
Directors and
Officers

----------------------------------------------------------------------------------------------------------------------------
Registered Under          Yes-files reports and other information        Yes-must register under Section 12 and file
Section 12 of the         with the FDIC                                  reports and other information with the SEC
Securities Exchange
Act of 1934

----------------------------------------------------------------------------------------------------------------------------
Repurchase of Shares      Cannot reduce or retire any part of its        Stock can be repurchased if, after the
                          stock without prior regulatory approvals       repurchase:
                          and shareholder approval; surplus must
                          remain at least equal to the amount of         o   The holding company would still be
                          capital, defined as sum of par value of            able to pay its debts as they become
                          issued and outstanding shares.                     due or

                                                                         o   The holding company's total assets
                                                                             would still be more than its total
                                                                             liabilities plus an amount needed to
                                                                             satisfy any preferential rights of
                                                                             shareholders; no more than 10% of the
                                                                             outstanding shares can be repurchased
                                                                             in any 12 month period without prior
                                                                             regulatory approval; the bank's
                                                                             restrictions on reduction of capital will
                                                                             indirectly apply to the holding
                                                                             company as cash for distributions will
                                                                             come from the bank.
----------------------------------------------------------------------------------------------------------------------------
Terms of Directors        Directors serve staggered terms; board is      Directors serve staggered terms; board is
                          "classified." Directors serve 3-year terms,    "classified." Eventually, all directors shall
                          with approximately one-third of the            serve 3-year terms, with approximately one-
                          directors coming up for election each year.    third of the directors coming up for election
                                                                         each year.
----------------------------------------------------------------------------------------------------------------------------
Right of                  Under the bank's by-laws, shareholders         Under the holding company's by-laws, the
Shareholders to           determine the number of directors to be        board of directors determines the number of
Determine Number          elected at the annual meeting.                 directors.
of Directors to be
Elected
============================================================================================================================

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION
         AND QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     On the following pages we present management's discussion and analysis of the financial condition and results of operations of The Fidelity Deposit and Discount Bank as of December 31, 1999. This discussion highlights the significant changes in the results of operations, capital resources and liquidity presented in our accompanying financial statements. Current performance does not guarantee and may not be indicative of similar performance in the future.

     You should also refer to the financial statements and notes to the financial statements appearing elsewhere in this proxy statement/prospectus, starting at page F-1. We qualify the following discussions by this more detailed financial information.

     In addition to the historical information contained in this document, the discussion presented contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Please note that the cautionary statements made in this proxy statement/prospectus are applicable to all forward-looking statements in this document. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to these differences include, but are not limited to, those discussed in this section and in "Risk Factors."

     We also caution you not to place undue reliance on forward-looking statements in this section, as they reflect management's analysis only as of December 31, 1999. Under Rule 10b-5 of the Securities Exchange Act of 1934, however, we do have a duty to correct statements made in this proxy statement/prospectus if the statements either have become inaccurate by virtue of subsequent events, or are later discovered to have been false and misleading from the outset. This duty applies only if we know or should have known that persons are continuing to rely on any material portion of the statements.

     The following financial review is intended to provide a comparison of our financial performance for the years ended December 31, 1999, 1998 and 1997. The information presented below should be read in conjunction with our financial statements and accompanying notes appearing at the end of this document, beginning at page F-1.

     A comparison of balance sheet accounts and percentage to total assets for 1999, 1998 and 1997.

==============================================================================================================================
                                                                            (Thousands of Dollars)
------------------------------------------------------------------------------------------------------------------------------
                                                               1999                      1998                    1997
------------------------------------------------------------------------------------------------------------------------------
                                                        Amount       Percent     Amount       Percent    Amount        Percent
==============================================================================================================================
Assets:
------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                               $   6,416        1.43     $  3,315        0.95    $  2,967         1.02
------------------------------------------------------------------------------------------------------------------------------
Interest-bearing deposits with
   Depository institutions                               11,542        2.58        5,404        1.55       4,341         1.50
------------------------------------------------------------------------------------------------------------------------------
Federal funds sold                                            0        0.00        6,500        1.87           0         0.00
------------------------------------------------------------------------------------------------------------------------------
Investment securities                                   109,262       24.43       78,608       22.56      72,713        25.05
------------------------------------------------------------------------------------------------------------------------------
Net loans                                               296,194       66.23      235,430       67.57     194,517        67.01
------------------------------------------------------------------------------------------------------------------------------
Loans Available-for-sale                                  5,254        1.18        8,858        2.54       8,202         2.82
------------------------------------------------------------------------------------------------------------------------------
Accrued interest receivable                               3,262        0.73        2,405        0.69       2,374         0.82
------------------------------------------------------------------------------------------------------------------------------
Bank premises and equipment                               9,506        2.13        6,449        1.85       4,138         1.43
------------------------------------------------------------------------------------------------------------------------------
Foreclosed assets held for sale                             413        0.09          201        0.06         276         0.10
------------------------------------------------------------------------------------------------------------------------------
Other assets                                              5,362        1.20        1,434        0.36         724         0.25
------------------------------------------------------------------------------------------------------------------------------
Total assets                                          $ 447,211      100.00     $348,604      100.00    $290,252       100.00

Liabilities:
------------------------------------------------------------------------------------------------------------------------------
Deposits, non-interest-bearing                        $  37,575        8.40     $ 33,450        9.60    $ 25,373         8.75
------------------------------------------------------------------------------------------------------------------------------
Certificates of deposit of $100,000 or more              66,643       14.90       49,436       14.18      47,344        16.31
------------------------------------------------------------------------------------------------------------------------------
Other interest-bearing deposits                         190,483       42.60      157,115       45.07     145,308        50.06
------------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                    60,249       13.47       29,405        8.44      29,100        10.03
------------------------------------------------------------------------------------------------------------------------------
Other borrowed funds                                     57,305       12.81       42,252       12.12      12,252         4.22
------------------------------------------------------------------------------------------------------------------------------
Accrued interest payable and other liabilities            2,830        0.64        2,933        0.83       2,451         0.84
------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                       415,085       92.82      314,591       90.24     261,828        90.21
------------------------------------------------------------------------------------------------------------------------------
Shareholder's equity                                     32,126        7.18       34,014        9.76      28,424         9.79
------------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholder's equity            $ 447,211      100.00     $348,604      100.00    $290,252       100.00
==============================================================================================================================



The year 1999:

     Personal demand deposit accounts (DDA's) increased $548,000 or 3.28% during 1999.

     Commercial DDA's and Public Fund DDA's grew $4,836,000 or 35.14% during the twelve- month period ending December 31, 1999. Commercial deposits grew as a result of increased commercial lending and the successful marketing of bank products designed for the commercial segment. Commercial products include:

     Sweep accounts                                  Flex Cash Manager
     Merchant Credit Card Processing                 Fidelity @ Work
     Lock box operation

     Official bank checks issued and outstanding decreased $1,259,000 from the previous year-end.

     As a net result of these balance sheet changes, non interest-bearing deposits grew $4,125,000 or 12.33% from year-end 1998.

     Interest-bearing deposits increased $50,575,000 or 24.49% from $206,551,000 at December 31, 1998 to $257,126,000 at December 31, 1999.

     NOW's, Money Market Deposit Accounts and Savings accounts grew $23,402,000 or 36.61% during 1999. The increase in these liquid interest-bearing accounts represents 46.27% of the growth in interest-bearing deposits. The introduction of a tiered Super Now account and the ability to attract Public Fund deposits, account for the growth in these accounts.

     Certificates of deposit rose $27,143,000 or 19.19% and represent 53.67% of the total increase in interest-bearing deposits. Personal CD's grew $16,769,000 or 13.65%. Non-personal CD's grew $3,031,000 or 33.62%. Public Fund CD's increased $7,343,000 or 76.44% over year-end 1998.

     The maturity distribution of CD's $100,000 or more is as follows:


     3 Months           3 - 6          6 - 12          Over
     or less           Months          Months        12 months         Total
     --------          ------          ------        ---------         -----
    $23,550,847      $6,555,930     $19,910,269     $16,625,610     $66,642,656

     At the end of 1999 total deposits had grown $54,700,000 or 22.79% over the amount reported at December 31, 1998. Among the reasons cited by depositors as to why they selected the bank are:

     o   Courtesy and professionalism of staff

     o   Expanded branch network

     o   Extended Banking hours

     o   Products and services offered

     The success at gathering new deposits by branch expansion is evidenced by the deposit totals at the locations opened during the last twelve months. Total deposits at the three new branches amounted to $31,979,000 at December 31, 1999.

     The bank borrowed $5,947,000 from the Federal Home Loan Bank, (FHLB), in 1999 to pay off maturing obligations. The bank also borrowed $45,653,000, in long-term funds and credit line draws from the FHLB to fund loan demand and for other liquidity needs. The weighted average rate on funds borrowed at December 31, 1999 was 5.31%. The weighted average rate is 267 basis points below the tax equivalent yield on loans at December 31, 1999 of 7.98%.

     Total Assets of the bank increased $98,607,000 or 28.29% during 1999. This dollar growth represents the largest single year increase in the history of the bank. The increase is the result of growth in the liability section, as previously discussed and the retention of profits.

     Total Assets by branch at December 31, 1999 are as follows:

            Main Office                         $301,798,888
            Green Ridge                           17,903,355
            Scranton                              30,790,516
            Clarks Summit                         27,276,872
            KIP                                    8,009,016
            Pittston                              17,755,438
            Financial Center                       6,195,528
            Moosic                                14,787,652
            West Pittston                         22,463,579

     The $230,173 difference between Branch Assets and Total Bank Assets is the net carrying amount invested in the two residential properties in Clarks Green, Pennsylvania, owned by the bank. Assets of the Clarks Summit State Hospital office are included in Clarks Summit.

     Despite maturities and early calls of US Government Agency Bonds and Municipal securities, the Investment Portfolio had a net increase during 1999 of $37,938,000, -- $30,654,000 net of the change in the market value of available-for-sale investments). The increase was predicated upon the need to pledge acceptable assets for Public Fund deposits, which increased $26,518,000 during 1999.

     The bank entered into an agreement with FNMA whereby certain qualifying residential mortgage loans were sold to FNMA and immediately repurchased by the bank as investments -- mortgage backed securities. During 1999 the bank developed two separate pools of loans. The pools totaled $3,584,000. The purpose of this strategy was threefold:

     A) The principal and interest is guaranteed by FNMA, thereby mitigating any potential loss of repayment.

     B)  The investments are eligible to be pledged for Public Fund deposits.

     C) The bank retained servicing rights. This means the borrower still deals directly with the bank and the bank receives a fee for servicing the loans.

     To facilitate the increased borrowings at the FHLB, the bank was required to purchase $3,229,900 shares of FHLB common stock during 1999.

     In 1999, the bank sold an investment from the available-for-sale category, having a net book value of $200,000 at the time of sale. The security was purchased on September 10, 1992 and was within six months of being called. market conditions at the time of sale were favorable for the bank.

     There were no sales from investments categorized as held-to-maturity.

     Investments constituted 24.43% of Total Assets at December 31, 1999. The entire portfolio is classified as available-for-sale. The decision to classify all securities as available-for-sale gives the bank greater flexibility in the management of the investment portfolio. There are no trading securities.

     A comparison of investments at year-end for the three previous periods is as follows:

                                             1999                         1998                        1997
                                        Amount             %          Amount             %         Amount           %
                                     ------------       ------     -----------         ------   -----------       ------
U.S. Treasury Securities             $          0         0.00%      7,055,938           8.98%  $ 9,116,800        12.54%
U.S. Government Agencies               73,348,911        67.20      39,465,142          50.21    35,471,263        48.78
Mortgage Backed Securities              7,686,688         7.04       5,369,706           6.83     8,420,816        11.58
State & Municipal Subdivisions         22,556,775        20.66      24,450,358          31.10    18,513,811        25.46
Common Stock                            5,569,847         5.10       2,266,716           2.88     1,190,212         1.64
------------------------------------------------------------------------------------------------------------------------
Total                                $109,162,221       100.00%    $78,607,860         100.00%  $72,712,902       100.00%
========================================================================================================================



     The distribution of debt securities by stated maturity date at December 31, 1999 is as follows:

                                         1 Year          1 Through        5 Through        More than
                                         or less          5 years         10 years         10 years          Total
                                       -----------       ----------       -----------     -----------     -----------
U.S. Government Agencies               $         0       $        0       $23,961,099     $49,387,812     $ 73,348,911
Mortgage Backed Securities                       0           85,787           982,100       6,618,800        7,686,687
State & Municipal Subdivisions             592,839        2,545,937         7,110,383      12,307,616       22,556,775
----------------------------------------------------------------------------------------------------------------------
Total debt securities                  $   592,839       $2,631,724       $32,053,582     $68,314,228     $103,592,373
======================================================================================================================



     Debt securities are net of unrealized loss on available-for-sale securities. Unrealized loss on available-for-sale debt securities at December 31, 1999 was $7,167,606. Debt securities do not include common stock, having a market value of $5,669,848 at December 31, 1999.

     The tax equivalent yield on debt securities by stated maturity date at December 31, 1999 is as follows, yields are based on amortized cost:

                                         1 Year          1 Through        5 Through        More than
                                         or less          5 years         10 years         10 years           Total
                                         -------          -------         --------         --------           -----
U.S. Government Agencies                 0.000%           0.000%           6.433%           6.923%           6.764%
Mortgage Backed Securities               0.000            7.667            5.464            6.418            6.312
State & Municipal Subdivisions           8.047            7.770            7.465            7.469            7.513
------------------------------------------------------------------------------------------------------------------
Total debt securities                    8.047%           7.777%           6.632%           6.972%           6.894%
==================================================================================================================



     Gross loans, increased $61,357,000 or 25.67% from $238,991,000 in 1998 to
$300,348,000, in 1999. Gross loans represent 67.16% of Total Assets at December 31, 1999. All components of the loan portfolio grew during 1999.

     Commercial loans increased $27,635,000. This represents 45.04% of the growth in the entire loan portfolio. The bank increased the portfolio to improve profitability and to better service our community. However, this strategy was not accomplished by compromising prudent underwriting policies.

     An example of this policy is the bank's use of Small Business Administration, (SBA), guaranteed loans. At year-end 1999, the outstanding balance of SBA loans was $4,368,000, a 60.14% increase over 1998.

     Tax-free loans made to local municipalities increased to $7,152,000 at December 31, 1999. That amount represents a $3,096,000 or 76.31% increase over the balance at December 31, 1998.

     Participation in the Pennsylvania Capital Access Program (PENNCAP) is another way in which the bank observes prudent lending practices. PENNCAP is a small business lending program whereby the State allocates a reserve fund to be used in the event the bank were to experience a loss on a loan registered in the program. At December 31, 1999, commercial loans having outstanding balances of $2,760,000 were registered in this program. PENNCAP notified the bank that it was the number one participant in this program in the entire state.

     Some of the more notable commercial loan projects that the bank initiated in 1999 included:

     A) PEI Power Park - A Lackawanna County industrial park developed for manufacturing

     B) Tier II - 65,000 square feet of professional office space, which recently attracted CIGNA as a tenant

     C)  St. Ann's Basilica Monastery

     The bank continues to serve the local market with real estate loans and consumer loan products. Real estate and consumer loans increased $30,260,000 or 20.00% during 1999. This growth reflects national economic trends, which are bolstered by a strong economy and low rate of unemployment.

     By adding staff to the lease department, outstanding lease balances grew $3,462,000 or 153.92% from $2,249,000, at December 31, 1998 to $5,711,000 at
December 31, 1999.

     A comparison of loans by amount at year-end for the five previous periods is as follows, all loans are domestic:

                                       1999             1998             1997              1996              1995
                                   ------------     ------------     ------------      ------------      ------------
Real estate                        $111,242,490     $ 99,955,640     $ 87,931,770      $ 79,936,722      $ 78,769,618
Consumer                             64,998,362       47,549,512       38,673,662        31,555,744        29,605,034
Commercial                          113,061,093       85,425,708       67,201,013        47,832,107        38,394,111
Direct financing leases               5,710,579        2,248,990        1,536,074           691,098           616,047
Real estate construction              5,335,753        3,810,975        2,568,997         3,590,175         1,486,982
Gross loans                         300,348,277      238,990,825      197,911,516       163,605,846       148,871,792
Less:
Unearned discount                       982,384          553,033          585,517         1,371,625         3,119,716
Allowance for loan loss               3,172,375        3,007,713        2,809,066         2,589,976         2,469,760
Net Loans                          $296,193,518     $235,430,079     $194,516,933      $159,644,245      $143,282,316
---------------------------------------------------------------------------------------------------------------------
Loans available-for-sale           $  5,254,316     $  8,858,157     $  8,202,404      $  2,964,081      $  2,825,634
=====================================================================================================================

     A comparison of gross loans by percent at year-end for the five previous periods is as follows:

                                    1999              1998              1997             1996             1995
                                   ------            ------            ------           ------           ------
Real estate                         37.04%            41.82%            44.43%           48.86%           52.91%
Consumer                            21.64             19.90             19.54            19.29            19.89
Commercial                          37.64             35.74             33.96            29.24            25.79
Direct financing leases              1.90              0.94              0.78             0.42             0.41
Real estate construction             1.78              1.60              1.29             2.19             1.00
---------------------------------------------------------------------------------------------------------------
         Gross loans               100.00%           100.00%           100.00%          100.00%          100.00%
===============================================================================================================

     As in previous years, the bank sold residential real estate mortgage loans in 1999. The bank sells loans for liquidity and interest rate risk considerations. However, servicing rights are retained so that our customers still deal directly with the bank. At December 31, 1999, the outstanding balance of sold residential mortgage loans in which the bank retained servicing rights was $29,233,000.

     The following table sets forth the maturity distribution of the loan portfolio at December 31, 1999. Excluded from the table are real estate loans, consumer loans and direct financing leases, amounts in thousands.

                                  1 Year             1 - 5         More than
                                  or less            Years          5 years     Total
                                  -------            -----         ---------   --------
Commercial loans                  $34,210           $30,243         $56,240    $120,693
Real estate construction            5,336                                         5,336
---------------------------------------------------------------------------------------
Total                             $39,546           $30,243         $56,240    $126,029
=======================================================================================



         The following table sets forth the sensitivity changes in interest rates for commercial and real estate construction loans at December 31, 1999, amounts in thousands.

                                        1 - 5           More than
                                        Years            5 years          Total
                                       -------           -------         -------
Fixed interest rate                    $16,942           $20,250         $37,192
Variable interest rate                  13,301            35,990          49,291
--------------------------------------------------------------------------------
Total                                  $30,243           $56,240         $86,483
================================================================================



     Fixed assets increased $3,820,000 before depreciation in 1999.

     Additions to bank premise of $1,505,000 and leasehold improvements of $329,000 were capitalized during 1999. These funds were used to open new retail branches, (the Financial Center, Moosic, West Pittston), and improve existing facilities, (Main, KIP). The purpose of these activities was to expand the branch network to better serve the bank's customer base and to improve general operating efficiencies.

     The bank capitalized additions to furniture and fixtures of $1,986,000 during 1999. Of that total approximately $474,000 was for Y2K upgrades. Another $580,000 was used to acquire new operating systems.

     One of the major acquisitions was for an imaging system that provides on-line document retrieval. This system enhances operating efficiencies, reduces storage considerations and eliminates the possibility of losing a document. Bank service representatives now have immediate access to customer transactions, thereby improving response time to inquiries. In the near future the bank will be able to return imaged copies of paid checks in depositors' statements.

     In conjunction with the imaging system, the bank acquired a state of the art proof and deposit system which has improved operating efficiencies.

     The remaining portion of the increase in furniture and fixtures was divided between the new branches and general improvements at all locations.


     Three significant items led to a material increase in other assets in 1999.

     The bank became a limited partner in the Olyphant Housing Project. The project restored an abandoned high school into a low-income housing development for the elderly. Run by Lackawanna County, the project has 43 units for occupancy. In addition to CRA credits, which will help the bank with future branch expansion, the bank benefits from material tax credits over the next ten years. The investment by the bank was $873,000.

     Due to the market depreciation of available-for-sale investments the bank recorded a $2,477,000 deferred tax asset.

     In compliance with generally accepted accounting principles, during 1999 the bank recorded the value of mortgage servicing rights. This represents the discounted future cash flow of income the bank will receive for servicing sold loans. The amount of that asset was approximately $123,000.

The year 1998:

     Total deposits and long-term debt increased $51,796,000 during 1998. Along with that increase, the bank generated $2,939,000 through an issuance of common stock. Those funds were used to increase investments and gross loans $46,974,000 and also provided the necessary capital for branch expansion and improvements in operations.

     Total Assets of the bank increased $58,352,000 or 20.10% from $290,252,000 at December 31, 1997 to $348,604,000 at December 31, 1998.

     Capital Resources

     The bank's major source of capital has been from the retention of earnings as reflected below:


===============================================================================
                                Net             Dividends            Earnings
                              Income              Paid               Retained
===============================================================================
      1999                  $3,814,215         $1,344,141           $2,470,074
-------------------------------------------------------------------------------
      1998                   3,563,552          1,200,409            2,363,143
-------------------------------------------------------------------------------
      1997                   3,310,057          1,062,530            2,247,527
-------------------------------------------------------------------------------
      1996                   2,824,704            906,793            1,917,911
-------------------------------------------------------------------------------
      1995                   2,808,392            820,327            1,988,065
===============================================================================



     Capital was further increased in 1999 through the Dividend Reinvestment Plan. Stockholders reinvested $450,038 in dividends to purchase additional shares of stock. Since the 1995 inception of the Dividend Reinvestment Plan shareholders have reinvested dividends totaling $1,466,061 to acquire Common Stock of the bank.

     Capital was affected by changes in market rates, which caused a $4,807,581 decrease, net of deferred taxes, in the fair value of investments classified as available-for-sale, (AFS). At December 31, 1999, the bank reported a net unrealized loss on AFS securities of $4,673,713. In 1998, the bank reported a net gain of $133,868.

     Fluctuations in the capital markets cause frequent changes in the fair value of AFS securities. A future decline in value should not indicate a material weakness in the capital position of the bank. The bank monitors market conditions closely and is prepared to take remedial action, if management deems such action appropriate.

     A yearly comparison of growth trends is as follows:

===================================================================================================================================
                                                                                    Short-term                   Other
                                       Earning                                      Borrowings                 Borrowings
               Assets                  Assets                 Deposits               Increase/                  Increase/
              Increase        %       Increase        %       Increase       %       Decrease         %         Decrease        %
===================================================================================================================================
1999         $98,606,596      28%    $88,199,310      26%    $54,700,214     23%    $30,843,747       105%     $15,053,000      36%
-----------------------------------------------------------------------------------------------------------------------------------
1998          58,351,979      20      54,900,356      19      21,975,741     10         304,848         1       30,000,000     245
-----------------------------------------------------------------------------------------------------------------------------------
1997          21,115,559       8      21,383,323       8       5,955,340      3       9,510,675        49        2,252,000      22
-----------------------------------------------------------------------------------------------------------------------------------
1996          28,324,702      12      25,508,216      11      31,165,057     17      (1,313,756)       (6)      (3,000,000)     (4)
-----------------------------------------------------------------------------------------------------------------------------------
1995          12,565,964       6      11,518,372       5      11,575,369      7      (2,951,754)      (12)               0       0
===================================================================================================================================



     Earning assets are based on book value. Book value is net of unrealized losses in the available-for-sale investment and loan portfolios. The total of unrealized losses in both portfolios is $7,227,000.

     Some important ratios are as follows:

=========================================================================================================
                      Capital to            Capital to               Return on              Dividends to
                        Assets               Deposits             Average Capital            Net Income
---------------------------------------------------------------------------------------------------------
     1999                 7.2%                 10.9%                    11.4%                  35.2%
---------------------------------------------------------------------------------------------------------
     1998                 9.8                  14.2                     11.7                   33.7
---------------------------------------------------------------------------------------------------------
     1997                 9.8                  13.0                     12.4                   32.1
---------------------------------------------------------------------------------------------------------
     1996                 9.4                  12.0                     11.7                   32.1
---------------------------------------------------------------------------------------------------------
     1995                 9.9                  13.2                     12.5                   29.2
=========================================================================================================



     If the after tax depreciation in the AFS portfolio was disallowed, (net unrealized loss), the Capital to Asset Ratios for 1999 and 1998 would be 8.1% and 9.7% respectively.

     Capital is evaluated in relation to total assets and the risk associated with those assets. With greater capital resources, a bank is more likely to be able to meet its cash obligations and absorb unforeseen losses. Federal regulatory definitions of capital adequacy take the form of minimum ratios. The bank exceeds all minimum regulatory capital requirements, see Note 14, at page F-26 in Notes to Financial Statements.

Liquidity Management and Interest Rate Sensitivity

     Liquidity for a bank is the ability to fund customers' needs for borrowings and withdrawals. Sources of liquidity are:

     o   Asset maturities, paydowns and sales

     o   Growth of core deposits

     o   Growth of Repurchase Agreements

     o   Increase of other borrowed funds

     Bank management monitors asset and liability maturities to match anticipated cash flow requirements. These cash flow requirements are reviewed with the use of internally generated reports. The bank has instituted certain procedures and policy guidelines to manage the rate sensitive position. Those internal rules enable the bank to react to changes in market rates and protect net interest income from significant fluctuations.

     Over the years, the bank has sold fixed rate Mortgage Loans to the secondary market. The decision to pursue this course of action was based upon two parameters:

     o   Meeting consumer demand for mortgages

     o   Mitigating the interest rate risk inherent in fixed rate loans

     Interest rate risk management is an integral part of the Asset Liability Management Process. Interest rate risk is defined as the degree to which interest rate movements may affect net Interest Income and the Balance Sheet. Fluctuations in rates can affect income through the balance of repricing assets and source funds. If more assets reprice than liabilities, the Balance Sheet is positively gapped. This position contributes favorably to net interest income in a rising interest rate environment. Conversely, if the Balance Sheet has more liabilities repricing than assets, the Balance Sheet is liability sensitive and negatively gapped. In a declining rate environment, net interest income would improve.

     The bank uses a simulation model to better understand the risks to the bank that may be brought about by changes in market interest rates. The model measured the impact of changing interest rates for several scenarios. The following table illustrates the theoretical impact of interest rate changes. The rate movements shown below represent parallel shifts in the yield curve, occurring immediately and lasting for the twelve-month projection.

     The analysis assumes that December 31, 1999 levels of assets and liabilities remain constant over the next twelve months. The interest rate movements are immediate and the revenue impacts are estimated for the subsequent twelve-month period. In the normal course of events, the bank anticipates growth in both assets and liabilities during a given twelve-month period. Such growth would affect both revenues and expenses.

     The table below shows the increase or (decrease) from 1999 reported figures that would occur under these interest rate changes over a twelve-month period beginning January 1, 2000:




====================================================================================================================================
        BASIS POINT CHANGE,                 +400          +200         +100        12/31/99       -100          -200         -400
        CHANGE IN THOUSANDS                  BPS           BPS          BPS                        BPS           BPS          BPS
------------------------------------------------------------------------------------------------------------------------------------
Net Interest Income                         9,017        11,179       12,257        13,190       14,382        15,197       16,379
------------------------------------------------------------------------------------------------------------------------------------
Net Income                                    498         1,117        1,742         3,814        3,890         4,517        5,428
------------------------------------------------------------------------------------------------------------------------------------
Present Value of Equity                    17,057        23,754       27,765        32,126       36,634        37,442       52,027
------------------------------------------------------------------------------------------------------------------------------------
        PROFORMA                            +400          +200         +100        12/31/99       -100          -200         -400
                                             BPS           BPS          BPS                        BPS           BPS          BPS
------------------------------------------------------------------------------------------------------------------------------------
Earnings Per Share                          $0.56         $1.25        $1.94         $4.26        $4.34         $5.04        $6.06
====================================================================================================================================

     At January 1, 2000, if there were an immediate 200 basis point increase in all market interest rates, net interest income is projected to decrease by $2,011,000 over the next twelve months, a 15.2% decrease from 1999's net interest income. The present value of bank capital is projected to decrease 26.1% to $23,754,000.

     If there were an immediate 200 basis point decrease in rates, net interest income is projected to increase $2,007,000 or 15.2% over twelve months. The present value of the bank's capital is projected to increase 16.5% to $37,442,000.

     The interest rate changes described above are extreme and have occurred only rarely in the past. These projections require a variety of assumptions and, as such, the results should be viewed as approximations only. In addition, should changing interest rates have a negative effect on the financial position of the bank, prompt corrective measures would be undertaken to minimize any adverse impact.

     A comparison of the maturity and repricing ability of assets and deposits is as follows, thousands of dollars:


============================================================================================================================
                                                                   Years to Maturity or Repricing
----------------------------------------------------------------------------------------------------------------------------
                                                  90 days        1 or less        1 to 5         5 or more         Total
============================================================================================================================
Loans:
----------------------------------------------------------------------------------------------------------------------------
   Fixed rate                                    $  5,346         $  4,574       $ 61,237        $146,995        $ 218,152
----------------------------------------------------------------------------------------------------------------------------
   Adjustable rate                                 57,166           12,538         15,227           1,309           86,240
----------------------------------------------------------------------------------------------------------------------------
Debt Securities:
----------------------------------------------------------------------------------------------------------------------------
   Fixed rate                                         151              442          2,632          97,171          100,396
----------------------------------------------------------------------------------------------------------------------------
   Adjustable rate                                  3,105               91              -               -            3,196
----------------------------------------------------------------------------------------------------------------------------
Federal funds sold                                      0                -              -               -                0
----------------------------------------------------------------------------------------------------------------------------
Interest-bearing deposits                          11,542                -              -               -           11,542
----------------------------------------------------------------------------------------------------------------------------
                  Total                          $ 77,310         $ 17,645       $ 79,096        $245,475        $ 419,526
============================================================================================================================



     Nonaccrual loans of $1,210,186 at December 31, 1999, and investments in Common Stock of $5,669,848 at December 31, 1999, are not included in the loan maturity distribution tables. Loans include those designated as available-for-sale.

     Earning assets are based on book value. Book value is net of unrealized losses in the available-for-sale investment and loan portfolios. The total of unrealized losses in both portfolios before tax is $7,227,000.


============================================================================================================================
                                                                          Years to Payment or Repricing
----------------------------------------------------------------------------------------------------------------------------
                                                           90 days      1 or less    1 to 5        5 or more       Total
----------------------------------------------------------------------------------------------------------------------------
Deposits, noninterest- bearing                             $  1,518      $  5,019    $ 14,172       $ 16,866      $  37,575
----------------------------------------------------------------------------------------------------------------------------
Certificates of deposit over $100,000                        23,551        26,466      16,526            100         66,643
----------------------------------------------------------------------------------------------------------------------------
Other interest-bearing deposits                              14,727        35,170      87,436         53,150        190,483
----------------------------------------------------------------------------------------------------------------------------
Securities sold under repurchase agreement                   26,412         1,589         487              -         28,488
----------------------------------------------------------------------------------------------------------------------------
Demand notes, U.S. Treasury                                  31,761             -           -              -         31,761
----------------------------------------------------------------------------------------------------------------------------
Long term debt                                                6,305        41,000      10,000              -         57,305
----------------------------------------------------------------------------------------------------------------------------
                  Total                                    $104,274      $109,244    $128,621       $ 70,116      $ 412,255
============================================================================================================================

     Assets due to mature in one year or less do not include expected significant principal reductions on loans, leases and investments having maturity dates exceeding one year. Fixed rate investments with a par value of $73,535,000, subject to call during 2000, have been scheduled by maturity dates exceeding one year.

     Liabilities not having stated maturity dates have been scheduled based upon an aging of the liabilities. The time frames relied upon suggest that the liabilities will either reprice or liquidate within the stated period. For example, at December 31, 1999, the one-year cumulative gap stated that $6,537,000 Non Interest-bearing deposits would either reprice or payout over the next twelve months. In reality Non Interest-bearing deposits grew $4,125,000 during 1999. Historical data tends not to support the theory that a material portion of these accounts will either reprice or liquidate within a twelve-month period.

     At December 31, 1999, the bank had the following additional sources of funds which totaled $26,146,000, available to meet liquidity requirements:

     o   A $5,000,000 unsecured credit line from a financial institution

     o Borrowing capacity at the Federal Reserve Bank of Philadelphia of $2,795,000

     o Available funding at the Federal Home Loan Bank of Pittsburgh of $18,351,000

     Management continually monitors the gaps between assets and liabilities and makes adjustments as market rates change. Presently management believes that there is adequate liquidity to meet normal requirements.

Results of Operations

Earnings Summary


=============================================================================
                                1999               1998              1997
-----------------------------------------------------------------------------
Net income                   $3,814,215         $3,563,552        $3,310,057
-----------------------------------------------------------------------------
Earnings per share                $4.26              $4.20             $3.97
-----------------------------------------------------------------------------
Increase per share                 1.43%              5.79%            15.74%
=============================================================================



The year 1999:

     After lowering the Discount Rate by 75 basis points in the second half of 1998, The Federal Reserve Bank did not take any further action in the first half of 1999. The Discount Rate is the rate at which the Federal Reserve Bank lends overnight funds to banks. During the second half of 1999 the Fed raised the discount rate on three separate occasions by 75 basis points. In response to these increases, national prime rose from 7.75% to 8.50%.

     There is a 37 basis point differential between the weighted average of national prime in 1999 and 1998. The weighted average of national prime in 1999 and 1998 was 8.00% and 8.37% respectively. This difference reflects on the yield on earning assets and the cost of funds when comparing both years.

     The actions of the Federal Reserve Bank caused increases in the rates charged on loans that were subject to repricing and on the rates offered on new loans in the second half of 1999. Approximately 17% of the entire loan portfolio is subject to immediate repricing.

     During the first half of 1999 investment securities were prematurely called and reissued at lower rates. However as rates increased investments were no longer called, as the issuers took advantage of the lower rates.

     The combination of these factors caused a 36 basis point decline in the tax equivalent yield on earning assets.

     Due to the increase in rates during 1999, the bank began to raise the interest rates paid on deposits and Repos. Interest expense was also effected by a rise in the rates charged on borrowed funds. In addition, the cost of funds was increased by deposit promotions offered at the new branches and from new products introduced during 1999. However, since market rates did not begin to rise until the second half of 1999, the bank was able to reduce the cost of funds by 21 basis points.

     Despite a 16 basis point reduction in tax-equivalent net interest spread, net interest income rose $2,028,000 or 18.1% during 1999. This was primarily accomplished through volume increases in loans and investments.

The year 1998:

     The Federal Reserve Bank lowered the Discount Rate by 75 basis points during the fourth quarter of 1998.

     The actions of the Fed caused reductions in the rates charged on loans that were subject to repricing and on the rates offered on new loans. Investment securities were prematurely called and reissued at lower rates. The combination of these factors caused a 15 basis point decline in the tax equivalent yield on earning assets.

     Market competition prevented the bank from proportionately lowering the rates on NOW's, MMDA's and savings accounts. In addition, the cost of funds was increased by deposit promotions offered late in 1997 and throughout 1998. Due to this, the cost of funds increased 10 basis points during 1998.

     Despite a 25 basis point reduction in tax-equivalent net interest spread, net interest income rose $765,000 during 1998. This was accomplished through a volume increase in loans and cost reduction in other interest-bearing liabilities.

The year 1997:

     The Federal Reserve Bank raised the Discount Rate by 25 basis points. The bank increased its lending rates with the movement in market rates but lagged deposit rate increases. The rate lag between loans and deposits helped the bank to increase the tax equivalent net interest spread by 17 basis points. The improvement in yield and a volume increase in lending allowed net interest income to rise $1,164,000.

     A comparison of Average Earnings Assets and the Net Tax Equivalent yields for 1999, 1998, and 1997, in thousands, is as follows:


                                          1999                             1998                            1997
                              -----------------------------------------------------------------------------------------------
                              Average    Revenue     Yield      Average    Revenue    Yield     Average    Revenue     Yield
                              Balance   (Expense)    (Cost)     Balance   (Expense)   (Cost)    Balance   (Expense)    (Cost)
                              -------    -------      ----      -------    -------     ----     -------    -------      ----
      Earning assets

Interest-bearing deposits      $6,629        $89       1.34%    $5,212       $103       1.98%    $4,141        $78       1.88%

Investments:
US Treasuries                   2,985        205       6.87      8,670        585       6.75      9,768        655       6.71
US Government Agencies         63,863      4,257       6.67     35,285      2,458       6.97     39,417      2,873       7.29
Mortgage-backed                 6,946        444       6.39      6,013        376       6.25     12,927        808       6.25
securities
State & Municipal              23,698      1,649       6.96     19,867      1,404       7.07     17,126      1,254       7.32
Other                           3,390        219       6.46      1,297         86       6.63      1,048         68       6.49
-------------------------------------------------------------------------------------------------------------------------------
Total Investments             100,882      6,774       6.71     71,132      4,909       6.90     80,286      5,658       7.05
===============================================================================================================================
Loans:
Commercial                    110,791      9,029       8.15     78,432      6,809       8.68     59,623      5,361       8.99
Consumer                       47,588      3,996       8.40     34,948      3,025       8.66     26,706      2,444       9.15
Real estate                   118,637      8,826       7.44    104,783      8,416       8.03     92,344      7,512       8.13
Direct financing leases         3,101        296       9.55      2,144        163       7.60      1,518        125       8.23
Credit cards                    1,230        147      11.95      1,216        151      12.42      1,138        139      12.21
-------------------------------------------------------------------------------------------------------------------------------
Total loans                   281,347     22,294       7.92    221,523     18,564       8.38    181,329     15,581       8.59
===============================================================================================================================
Federal funds sold              2,682        128       4.77      7,328        394       5.38      2,816        166       5.89
-------------------------------------------------------------------------------------------------------------------------------
Total earning assets         $391,540    $29,285       7.48%  $305,195    $23,970       7.85%  $268,572    $21,483       8.00%
===============================================================================================================================
Interest-bearing liabilities

Deposits:
Savings                       $35,548      ($723)      2.03%   $33,919      ($776)      2.29%   $33,727      ($792)      2.35%
NOW                            17,838       (333)      1.87     12,678       (178)      1.40     11,440       (165)      1.44
MMDA                           14,569       (500)      3.43     12,039       (340)      2.82     11,611       (257)      2.21
CD's < $100,000               107,531     (5,685)      5.29     95,005     (5,378)      5.66     87,794     (4,948)      5.64
CD's > $100,000                66,095     (3,584)      5.42     47,856     (2,850)      5.96     41,267     (2,357)      5.71
Clubs                           1,176        (33)      2.81      1,050        (32)      3.05        986        (30)      3.04
-------------------------------------------------------------------------------------------------------------------------------
Total Deposits                242,757    (10,858)      4.47    202,547     (9,554)      4.72    186,825     (8,549)      4.58
===============================================================================================================================
Repurchase agreements          31,639     (1,519)      4.80     27,442     (1,396)      5.09     25,668     (1,351)      5.26

Borrowed funds                 56,943     (2,999)      5.27     23,464     (1,359)      5.79     11,429       (740)      6.47
-------------------------------------------------------------------------------------------------------------------------------
Total interest-bearing       $331,339   ($15,376)      4.64%  $253,453   ($12,309)      4.86%  $223,922   ($10,640)      4.75%
liabilities
===============================================================================================================================
Net interest income                      $13,909                          $11,661                          $10,843

Net interest spread                                    2.84%                            3.00%                            3.25%

Net yield on earning                                   3.55%                            3.82%                            4.04%
assets

Total average assets         $404,253                         $313,924                         $275,699

Average noninterest-          $36,729                          $27,287                          $22,777
bearing deposits

     Interest income was adjusted to a tax equivalent basis to recognize the income from tax exempt assets as if the interest was taxable. This treatment allows a uniform comparison to be made between yields on assets. The calculations were computed on a fully tax equivalent basis using the corporate federal tax rate of 34%.

     Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. All deposits are in domestic bank offices. The average balances are based on amortized cost and do not reflect unrealized gains or losses.

     The following table reflects the change in net interest income attributable to fluctuations in volume and rate.




===========================================================================================================================
                                                                          Years ended December 31
                                                                               (In Thousands)
---------------------------------------------------------------------------------------------------------------------------
                                                        1999 Compared to 1998                1998 Compared to 1997
                                                      Increase (Decrease) Due to           Increase (Decrease) Due to
---------------------------------------------------------------------------------------------------------------------------
                                                    Volume       Rate        Total       Volume      Rate         Total
---------------------------------------------------------------------------------------------------------------------------
Interest income:
---------------------------------------------------------------------------------------------------------------------------
   Loans and leases:
---------------------------------------------------------------------------------------------------------------------------
      Mortgage                                     $ 1,025     $  (615)    $    410      $   996   $    (92)    $     904
---------------------------------------------------------------------------------------------------------------------------
      Commercial                                     2,548        (457)       2,091        1,600       (172)        1,428
---------------------------------------------------------------------------------------------------------------------------
      Consumer                                       1,154         (54)       1,100          769       (138)          631
---------------------------------------------------------------------------------------------------------------------------
   Total loans and leases                            4,727      (1,126)       3,601        3,365       (402)        2,963
---------------------------------------------------------------------------------------------------------------------------
Investment securities, interest-                     1,628        (134)       1,494         (246)      (283)         (529)
   bearing deposits and federal
   funds sold
---------------------------------------------------------------------------------------------------------------------------
Total interest income                              $ 6,355     $(1,260)    $  5,095      $ 3,119    $  (685)     $  2,434
---------------------------------------------------------------------------------------------------------------------------
Interest expense:
---------------------------------------------------------------------------------------------------------------------------
   Deposits:
---------------------------------------------------------------------------------------------------------------------------
      Certificates of deposit greater              $ 1,030     $  (269)    $    761      $   412    $   108      $    520
      than $100,000
---------------------------------------------------------------------------------------------------------------------------
   Other                                               567         (24)         543          424         61           485
---------------------------------------------------------------------------------------------------------------------------
Total deposits                                       1,597        (293)       1,304          836        169         1,005
---------------------------------------------------------------------------------------------------------------------------
Other interest-bearing liabilities                   1,964        (201)       1,763          785       (121)          664
---------------------------------------------------------------------------------------------------------------------------
Total interest expense                             $ 3,561     $  (494)    $  3,067      $ 1,621    $    48      $  1,669
---------------------------------------------------------------------------------------------------------------------------
Net interest income                                $ 2,794     $  (766)    $  2,028      $ 1,498    $  (733)     $    765
===========================================================================================================================



     The portion of the total change attributable to both volume and rate changes during the periods has been allocated to the volume and rate components based upon the absolute dollar amount of the change in each component prior to the allocation. Tax exempt income was not converted to a tax equivalent basis on the Rate Volume Analysis.

Provision for Loan Losses

     The provision is an estimated expense charged to earnings for potential losses from uncollectible loans. Management continuously reviews the risks inherent in the loan portfolio. Factors evaluated during this process include:

     o   Specific loans that could have loss potential

     o   Levels of delinquent loans

     o   Changes in risk characteristics in the portfolio

     o   Current and projected economic conditions.

     The bank does not have significant concentrations of loans in specific industries or outside the Northeastern Pennsylvania geographic area. There are no significant nonperforming loans. The bank has not exceeded the ten percent, industry and borrower threshold.

     The following table sets forth loans and lease financing charge-offs and recoveries by category for the past five years:


===============================================================================================================================
                                                                                       (In Thousands)
                                                            -------------------------------------------------------------------
                                                               1999           1998          1997          1996          1995
-------------------------------------------------------------------------------------------------------------------------------
Balance at beginning of period                              $  3,008       $  2,809      $  2,590      $  2,470      $  2,357
-------------------------------------------------------------------------------------------------------------------------------
Charge-offs:
-------------------------------------------------------------------------------------------------------------------------------
   Commercial and all other                                      139            193           286           153            70
-------------------------------------------------------------------------------------------------------------------------------
   Real estate                                                   146             43             -            20           125
-------------------------------------------------------------------------------------------------------------------------------
   Consumer                                                      196            258           183           218           185
-------------------------------------------------------------------------------------------------------------------------------
   Lease financing                                                 -             86            15             -             -
-------------------------------------------------------------------------------------------------------------------------------
         Total                                                   481            580           484           391           380
-------------------------------------------------------------------------------------------------------------------------------
Recoveries:
-------------------------------------------------------------------------------------------------------------------------------
   Commercial and all other                                       46             56            47           136           150
-------------------------------------------------------------------------------------------------------------------------------
   Real estate                                                     6             36             5             9             3
-------------------------------------------------------------------------------------------------------------------------------
   Consumer                                                       63             39            28            28            27
-------------------------------------------------------------------------------------------------------------------------------
   Lease financing                                                 -              2             -             -             -
-------------------------------------------------------------------------------------------------------------------------------
         Total                                                   115            133            80           173           180
-------------------------------------------------------------------------------------------------------------------------------
Net charge-offs                                                  366            447           404           218           200
-------------------------------------------------------------------------------------------------------------------------------
Additions charge to operations                                   530            646           623           338           313
-------------------------------------------------------------------------------------------------------------------------------
Balance at end of period                                    $  3,172       $  3,008      $  2,809      $  2,590      $  2,470
-------------------------------------------------------------------------------------------------------------------------------
Net charge-offs to average loans outstanding                    0.13%          0.20%         0.23%         0.13%         0.14%
-------------------------------------------------------------------------------------------------------------------------------
Allowance for loan loss to net loans                            1.05%          1.23%         1.39%         1.59%         1.69%
-------------------------------------------------------------------------------------------------------------------------------
Loans 30 - 89 days past due and accruing                    $  4,914       $  2,829      $  3,521      $  2,667      $  2,804
-------------------------------------------------------------------------------------------------------------------------------
Loans 90 days or more past due and accruing                 $  2,917       $  2,689      $  2,189      $    796      $    977
-------------------------------------------------------------------------------------------------------------------------------
Allowance for loan loss to loans 90 days or                   108.74%        111.86%       128.32%       325.38%       256.22%
 more past due and accruing
-------------------------------------------------------------------------------------------------------------------------------
Nonaccruing loans                                           $  1,210       $  1,364      $  1,076      $  1,680      $  1,146
-------------------------------------------------------------------------------------------------------------------------------
Allowance for loan loss to nonaccruing loans                  262.15%        220.49%       261.09%       154.13%       215.53%
-------------------------------------------------------------------------------------------------------------------------------
Allowance for loan loss to non-performing loans                76.86%         74.21%        86.03%       104.60%       117.06%
-------------------------------------------------------------------------------------------------------------------------------
Average net loans                                           $278,154       $218,494       178,673       151,491      $141,328
===============================================================================================================================

     The following table sets forth non-performing assets for the past five years:

                                                                  1999        1998       1997        1996       1995
                                                                --------    --------   --------    --------   --------
Net loans                                                       $301,448    $244,288   $202,719    $162,608   $146,108
Restructured loans                                                     0           0          0           0          0

Loans past due 90 days or more and accruing                     $  2,917    $  2,689   $  2,189    $    796   $    977
Nonaccrual loans                                                   1,210       1,364      1,076       1,680      1,146
Non-performing loans                                               4,127       4,053      3,265       2,476      2,123
Foreclosed real estate                                               413         201        276           0          0
Restructured loans                                                     0           0          0           0          0
Total non-performing assets                                     $  4,540    $  4,254   $  3,541    $  2,476   $  2,123

Nonaccrual loans to net loans                                       0.40%       0.56%      0.53%       1.03%      0.78%
Non-performing assets to net loans and foreclosed real estate       1.50%       1.74%      1.74%       1.52%      1.45%
Non-performing assets to total assets                               1.02%       1.22%      1.22%       0.92%      0.88%
Non-performing loans to net loans                                   1.37%       1.66%      1.61%       1.52%      1.45%

     Net loans include Loans available-for-sale. The bank is unaware of any potential problem loans. Potential problem loans are those where there is known information that leads the bank to believe repayment of principal and/or interest is in jeopardy. The loans are neither non-accrual nor past due 90 days or more.

     In addition to the allowance for loan loss, there are other reserves not recorded on the bank's records that are available to mitigate potential loan loss. The guaranteed portion of non-performing SBA and Student Loans was $183,000, at December 31, 1999. Reserves set aside by the Commonwealth of Pennsylvania for loans registered in the PENNCAP program were $127,000 at year-end.

     The decrease in ratio of allowance for loan loss to year-end loans was caused by the overall growth in the loan portfolio. The bank is confident that the Allowance provides adequate protection against any unforeseen portfolio loss.

Other Income

The year 1999:

     The $12,000 increase in service charges on deposit accounts realized in 1999, is a result of the increase in non interest-bearing deposit accounts. The increase is not as great as in prior years. Promotions at the new branches whereby fees were waived for the first year on new accounts, hindered a larger increase.

     Market conditions were not favorable in terms of selling securities during 1999. Only one issue nearing call was sold. The investment was classified as available-for-sale. The bank realized a $1,400 gain on the sale of that asset. There were no sales of investments classified as held-to-maturity.

     Market conditions again were prohibitive in the sale of loans in 1999. Sales generated net gains of $74,000 in 1999. That amount, however, was increased by the recognition of the discounted future value of servicing rights on sold loans. The amount of realized income from servicing rights was approximately $123,000.

     In compliance with FASB Statement No. 65, the bank had to write down to market value the loans classified as available-for-sale. Loans earmarked as available-for-sale must be carried at the lower of cost or market. As a result of this, $146,000 was charged against current earnings. In previous years, the book value was below market, so no charge was made to current earnings.

     The $57,980,000 increase in loans before the Allowance for Loan Loss, helped to generate an additional $185,000 in service charges during 1999. Service charges on loans are classified as a component of Other Operating Income.

     Some components of Other Operating Income and their related increase during 1999:

                                                                Increase
                                                                --------
      Fees on sold loans                                        $ 37,000
      Reverse Mortgage fees                                       10,000
      Merchant Credit Card income                                 88,000
      Trust income, gross                                        103,000
      Rental Income                                               23,000
      Annuity & Brokerage fees                                    30,000
      ATM service charges                                         31,000
      Safe deposit box rentals                                    12,000

     Fees on sold loans, Reverse Mortgage fees, Merchant Credit Card income and Trust income rose through volume increases. The market value of Trust Assets at December 31, 1999 was $34,693,000. Rental income increased from a full twelve months of lease income from the Financial Center. See "Description of the Bank - Properties." A full-time employee dedicated to sales only, caused the increase in Annuity and Brokerage fees. The new branch locations helped to generate additional income over 1998 from ATM service charges and safe deposit rentals.

The year 1998:

     The 32% increase in service charges on deposit accounts realized in 1998, is a result of the 32% increase in non interest-bearing deposit accounts.

     Taking advantage of favorable market conditions, the bank sold three investment securities, classified as available-for-sale. The net amortized book value of the sold securities was $3,838,000. In providing funds for loan demand, the bank improved its yield on earning assets. The 1998 tax equivalent yield on loans and investments was 8.38% and 6.90% respectively. The net gain on investment sales for 1998 was $110,000. There were no sales of investments classified as held-to-maturity.

     The sale of residential mortgage loans and student loans in 1998 generated net gains of $161,000, a $158,000 increase over 1997.

     The $41,768,000 increase in loans before the Allowance for Loan Loss, helped to generate an additional $144,000 in service charges during 1998.

     Some components of Other Operating Income and their related increase during 1998:

                                                                   Increase
                                                                   --------
         Fees on sold loans                                         $10,000
         Merchant Credit Card income                                 40,000
         Trust income, gross                                         60,000
         Rental Income                                               25,000

     Fees on sold loans and Merchant card income rose through volume increases. Gross Trust income reflects the first full twelve months of operations. The market value of Trust Assets at December 31, 1998 was $27,881,856. Rental income increased with the acquisition of the Financial Center.

The Year 1997:

     The increase of $2,332,000 in non interest-bearing demand deposit accounts over the twelve months ending December 31, 1997, contributed to the 19% rise in service charges on deposit accounts.

     In 1997, the bank sold investment securities classified as available-for-sale, with a net amortized book value of approximately $14,100,000. Investment sales provided liquidity not only for deposit runoff but also funded loan demand, thereby increasing the yield on earning assets. The tax equivalent yield on investments for 1997 was 7.05% compared to the tax equivalent yield on loans for 1997 of 8.59%. The bank realized a net gain on the sales of $123,600. There were no sales of investments classified as held-to-maturity.

     The $40,330,000 increase in loans before the Allowance for Loan Loss, helped to generate an additional $53,000 in service charges during 1997.

     In 1997, the bank instituted a surcharge on foreign depositors who used the bank's ATM's. This charge helped increase ATM service charge income from approximately $37,000 in 1996 to $119,000 in 1997.

     Some components of Other Operating Income and their increases during 1997:

                                                                   Increase
                                                                   --------
         Merchant credit card income                                $40,000
         Utility bill collection fees                                13,000
         Fees on sold loans                                           4,000
         Fees on mutual fund/annuity sales                           12,000

     These increases are all based on growth in volume.

Other Expense

The year 1999:

     The average number of full time equivalent employees increased by 35 to 156 in 1999. The 29% average staff increase and merit pay raises caused 1999 Salaries and Employee benefits to increase $1,315,000 above the amount reported for 1998.

     The opening of the West Pittston, Financial Center and Moosic retail branches in 1999 increased Premise and Equipment expense $523,000 over 1998. Over 52% of the increase resulted from a $275,000 rise in depreciation. Depreciation on building and premise was $201,000 and depreciation on furniture and fixtures was $562,000. Furniture and fixture depreciation exceeded 1% of gross income. Another factor contributing to the increase was the portion of the Financial Center restricted to operations. Operations were conducted at the Financial Center during the twelve months of 1999. The bank acquired the Financial Center in June of 1998 and did not begin to move operations there until September of 1998.

     The bank incurred a net loss in 1998 on the sale of two residential properties that it had foreclosed upon. The net loss amounted to $29,000.

     The only item contained within other expense that exceeded 1% of gross income was advertising. Advertising increased $115,000 over 1998 to $403,000. The increase was caused in part, by the new branches opened during 1999.

     Some components of Other Expense and their increases during 1999:

                                                                Increase
                                                                --------
     Appraisals                                                 $44,000
     Merchant credit card expense                                91,000
     Stationery and supplies                                    111,000
     Equipment purchases                                         24,000
     Armored transportation                                      37,000
     Correspondent banks                                         36,000
     Postage                                                     22,000
     Telecommunications                                          33,000
     Consumer leasing                                            20,000
     Donations                                                   38,000
     Miscellaneous expense                                       72,000

     Appraisal expense rose in part because of a no-cost residential mortgage loan promotion. Appraisal expense is reported gross and does not include payments made by borrowers. Those fees are credited to other income. Merchant card and consumer leasing expense rose due to volume increases. Miscellaneous expense includes accruals for future expected expense, such as preparations for the annual meeting. The other items rose due to the increase in the number of bank locations and the bank's Year 2000 considerations.

     Other areas of expense declined during 1999:

                                                                   Decrease
                                                                   --------
         Legal services                                             $66,000
         Audit expense                                               18,000
         Annual Meeting                                              17,000

The year 1998:

     The average number of full time equivalent employees increased by 11 to 121 in 1998. The additional staff and merit pay increases caused 1998 Salaries and Employee benefits to increase $421,000 above the amount reported for 1997.

     With the opening of the Pittston Branch in June and the move to the Financial Center in September, Occupancy and Equipment expenses increased $66,000 over 1997.

     The bank incurred a net loss in 1998 on the sale of two residential properties that it had foreclosed upon. The net loss amounted to $27,000.

     The only item contained within other expense that exceeded 1% of gross income was advertising. Advertising increased $90,000 over 1997 to $288,000. Branch openings during 1998 contributed to the increase.

     Some components of Other Expense and their increases during 1998:

                                                          Increase
                                                          --------
         Audit services                                    $23,000
         Appraisals                                         87,000
         Legal fees                                         30,000
         Merchant credit card expense                       62,000
         Directors fees                                     26,000
         Stationery and supplies                            43,000
         Sales tax                                          23,000
         Equipment purchases                                26,000
         Mac expense                                        26,000

     Audit expense increased because of an accrual accounting change and not due to an actual dollar expense. Actual Audit fees remained relatively unchanged in 1998. Appraisal expense rose in part because of a no-cost residential mortgage loan promotion. Merchant card expense rose due to volume increases. Legal fees are expensed based upon invoices received for services rendered. The addition of a new Director contributed to the increase in directors' fees. The other items rose due to the increase in the number of bank locations and the bank's Year 2000 considerations.

     Other areas of expense declined during 1998:

                                                           Decrease
                                                           --------
          Outside professional services                     $28,000
          Visa expense                                       16,000
          Donations                                          31,000

     The year 1997

     The average number of full time equivalent employees increased by 11 to 110 in 1997. The additional staff and merit pay increases caused 1997 Salaries and Employee benefits to increase $400,000. Included in the $400,000 increase are $51,000 salary and benefit costs of the new Trust Department.

     During 1997 the bank retired fixed assets no longer in service at a net book value of $11,983.

     There were no individual components within other expense that exceeded 1% of gross income.

     Some components of Other Expense and their increases during 1997 were:

                                                            Increase
                                                            --------
           FDIC insurance assessment                         $24,000
           Merchant credit card and MAC                       63,000
           Donations                                          32,000

     The bank's 1997 FDIC Insurance assessment was $24,000 more than its 1996 charge, even though the bank maintained a 1A rating.

     Other expenses declined during 1997:

                                                            Decrease
                                                            --------
           Advertising                                       $22,000
           Stationery and supplies                            19,000

Other Items:

New Financial Accounting Standards:

     The bank is unaware of any pending changes in accounting procedures that could have a material effect on future presentations of the bank's financial position and results of operations.

Year 2000:

     The bank successfully completed its preparations for the beginning of the new millennium. At January 1, 2000 all automated systems were functioning properly. During the first days of 2000 the bank initiated and received transmissions of electronic data without any problems. There were no difficulties conducting business with those outside vendors upon which the bank relies.

     In preparation for the New Year holiday and in anticipation of consumer concern, the bank increased the amount of currency it normally carries. Subsequent to that weekend, the bank reduced its cash reserves and short-term borrowings.

     The final Y2K hurdle will be February 29, 2000, the leap year day. The bank does not anticipate any problems and is confident that it will be business as usual.

Federal and State Legislation:

     From time to time, various types of federal and state legislation have been proposed that could result in additional regulations and restrictions on the business of the bank. It cannot be predicted whether such legislation will be adopted, or if adopted, how such laws would affect the business of the bank. As a consequence, the bank is susceptible to legislation that may increase the cost of doing business. Management believes that the effects of the aforementioned proposals on the liquidity, capital resources and the results of operations, of the bank, will be immaterial.

     Management is unaware of any other specific regulatory recommendations, which if implemented, would have a material effect upon the liquidity, capital resources or results of operations. However the general cost of compliance with numerous federal and state laws does have, and in the future may have, a negative impact on the bank's results of operations.

     Further, the business of the bank is also affected by the state of the financial services industry in general. As a result of legal and industry changes, management predicts that the industry will continue to experience an increase in consolidations as the financial industry strives for greater cost efficiencies and market share. Management is optimistic that such consolidations may enhance the bank's competitive position as a community bank.

     On November 12, 1999 President Clinton signed into law the
Gramm-Leach-Bliley Financial Services Modernization Act. The Act has a profound impact on the financial services industry.

     o The Act repeals prior legislation to permit commercial banks to affiliate with securities firms and insurance companies. More importantly, the Act significantly expands the authority of each of these financial industries to engage in a full array of financial services. Thus, each industry may now engage in activities previously reserved to one or the other.

     o The Act authorizes bank holding companies meeting defined standards to engage in a substantially broader range of non-banking activities than was permissible before the legislation passed.

     o A new hierarchy of existing state and federal regulators will monitor both the bank and the proposed holding company. The Act coordinates the efforts of these regulators. The goal is to lessen regulatory burden and prevent duplication of examination efforts.

     o Also, all financial institutions are required to take reasonable precautions to protect the security and confidentiality of personal customer information. The bank or holding company may only share customer information with its affiliates under certain circumstances.

Outlook for 2000:

     After several years of historic growth for the bank, management believes it must make a concerted effort to increase net earnings. The present state of the economy will make that goal challenging as market pressure will continue to bear down on the net interest margin. The bank will reassess its charges for services provided and will explore other avenues for producing revenue.

With the promotions for the new branches coming to an end, the bank will reduce overhead as much as possible. This too will present a challenge, as the bank will experience a full twelve months expense on the new branches and operating systems. These goals must be successfully addressed, in order for the bank to reach the desired performance levels.

Future Events

     At the annual meeting of shareholders, to be held on Tuesday May 2, 2000, shareholders will vote on a proposal to approve and adopt the plan of reorganization and the plan of merger. The plans provide for the reorganization of the bank as a wholly owned subsidiary of Fidelity D & D Bancorp. The plans call for the automatic exchange of each whole share of common stock of the bank for 2 shares of the holding company. In management's opinion the formation of the holding company will provide greater flexibility in:

     o   Financing;

     o   Engaging in non-banking activities;

     o   Protecting against an unfriendly takeover; and

     o   Responding to changes in law.

     The management of the bank will not change as a result of the reorganization. Both plans, which include a statement of risks for shareholders, are explained in detail in the section entitled, "Proposal No. 1: Reorganization of The Fidelity Deposit and Discount Bank as the Subsidiary of Fidelity D & D Bancorp, Inc."

     The bank will open a new branch during February 2000:

         Peckville Branch
         1598 Main Street
         Peckville, Pennsylvania 18452

     The property will be leased from a non-related entity.

                                 PROPOSAL NO. 4:

                      RATIFICATION OF INDEPENDENT AUDITORS

     The board of directors of the bank has appointed Parente Randolph, P.C., Certified Public Accountants, of Wilkes-Barre, Pennsylvania, Certified Public Accountants, to audit the financial statements of the bank for the fiscal year ending December 31, 2000. The board proposes that the shareholders ratify this appointment. Parente Randolph advised the bank that none of its members has any financial interest in the bank. Parente Randolph served as the bank's independent auditors for the 1999 fiscal year. They also assisted the bank with the preparation of federal and state tax returns and provided assistance in connection with regulatory matters, charging the bank for such services at its customary hourly billing rate. The bank's board of directors approved these non-audit services after determining that the auditors' independence and objectivity would not be adversely affected.

     The majority of shares present, in person or by proxy, and entitled to vote at the annual meeting must vote in the affirmative to ratify the appointment of Parente Randolph, P.C., as the bank's independent auditors for the 2000 fiscal year. A representative of the firm will be present at the annual meeting to answer shareholders' questions. In the event that shareholders do not ratify the selection of Parente Randolph as the bank's independent auditors for the 2000 fiscal year, the board of directors may appoint another accounting firm to provide independent public accounting services for the 2000 fiscal year.

     The board of directors recommends that shareholders vote FOR the ratification of Parente Randolph, P.C., as the independent auditors for the bank for the fiscal year ending December 31, 2000.

     If the proposed reorganization is approved and implemented, it is anticipated that the holding company will also select Parente Randolph as its auditor.


                              SHAREHOLDER PROPOSALS

     In the event the proposed reorganization is approved and the holding company becomes the one-bank holding company for the bank, any shareholder who, in accordance with the proxy rules of the SEC, wishes to submit a proposal for inclusion in the holding company's proxy statement for its 2000 Annual Meeting of Shareholders must deliver the proposal in writing to John F. Glinsky, Jr., Secretary, at the holding company's principal executive offices, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, no later than December 1, 2000.

     Also, for proposals which will not be included in the holding company's proxy statement, if the holding company does not receive notice of a shareholder proposal by February 14, 2001, the proxy holders at the 2001 Annual Meeting may vote on the proposal at their discretion, as they consider in the best interests of the holding company.

     If the reorganization does not occur, then the above deadlines relating to shareholder proposals shall apply to the bank for its 2001 Annual Meeting of Shareholders.

                                  OTHER MATTERS

     The board of directors does not know of any matters to be presented for consideration other than the matters described in this proxy statement/prospectus. However, if any other matters are properly presented for consideration and voting at the annual meeting of shareholders, the persons named as proxy holders will vote the proxies in what they determine to be the best interests of the bank. See "Where You Can Find More Information" below.

                       -----------------------------------

                       Where You Can Find More Information

                       -----------------------------------

The Holding Company's Registration Statement

     Fidelity D & D Bancorp has filed with the Securities and Exchange Commission in Washington, D.C., a registration statement under the Securities Act of 1933 for its common stock to be issued in the proposed reorganization. This proxy statement/prospectus is a part of the registration statement.


     This document does not contain all of the information, exhibits and undertakings contained in the registration statement, which is on file with the SEC in Washington, D.C. The registration statement and exhibits may be examined during normal business hours, or copies obtained by mail at prescribed rates, at the SEC's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.


     The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov. The registration statement may be accessed from this Web site.

Prior Annual Reports Sent to Shareholders and Information Filed with the FDIC


     The Fidelity Deposit and Discount Bank previously mailed a copy of the bank's Annual Report for the fiscal year ended December 31, 1998, to shareholders with proxy materials for the 1999 Annual Meeting of Shareholders. You may obtain a copy of the bank's 1996, 1997 or 1998 Annual Report, audited in accordance with generally accepted auditing standards and containing financial information prepared in accordance with generally accepted accounting principles, promptly and without charge by contacting Robert P. Farrell, Cashier and Comptroller, The Fidelity Deposit and Discount Bank, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, telephone 570-342-8281.

     The bank is subject to the information requirements of the Securities Exchange Act of 1934. In accordance with the 1934 Act, the bank files periodic reports, proxy statements and other information with the FDIC, including the bank's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You may review or obtain copies of these documents at the public reference section of the FDIC's Division of Supervision, located at 1776 F Street, N.W., Room F6043, Washington, D.C. 20429, but with a mailing address of 550 17th Street, N.W., Washington, D.C. 20429, telephone 202-898-8913.

Periodic Reports and Information Filed with the SEC Following the Reorganization

     Following the reorganization, Fidelity D & D Bancorp will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and will file periodic reports, proxy statements and other information with the SEC. You may inspect and copy such reports, proxy statements and other information at the SEC's public reference facilities described above. You may also obtain these documents at the SEC's Web site at http://www.sec.gov. In addition, the holding company will provide consolidated annual financial reports to shareholders.

                     The Fidelity Deposit & Discount Bank

                        Index to Financial Statements and
                       Supplementary Financial Information

                                                                          Page
                                                                          ----

Summary Financial Data                                                      12

Management's Discussion and Analysis
     of Financial Condition and Results of Operation
     and Quantitative and Qualitative Disclosures about Market Risk         87

Independent Auditor's Report                                                F-2

Financial Statements

Balance Sheet for the Years Ended December 31, 1999 and 1998                F-3

Statement of Income for the Years Ended  December 31, 1999,
     1998 and 1997                                                          F-4

Statement of Changes in Shareholders' Equity for the Years Ended
     December 31, 1999, 1998 and 1997                                       F-5

Statement of Cash Flows for the Years Ended December 31, 1999,
     1998 and 1997                                                          F-6

Notes to Financial Statements                                               F-7

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Shareholders
Fidelity Deposit & Discount Bank
Dunmore, Pennsylvania:

We have audited the accompanying balance sheets of Fidelity Deposit & Discount Bank as of December 31, 1999 and 1998 and the related statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fidelity Deposit & Discount Bank as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.



                             Parente Randolph, P.C.


Wilkes-Barre, Pennsylvania
January 31, 2000

                        FIDELITY DEPOSIT & DISCOUNT BANK

                                  BALANCE SHEET
                           DECEMBER 31, 1999 AND 1998

---------------------------------------------------------------------------------------------------------------

                                                                                      1999            1998
---------------------------------------------------------------------------------------------------------------

ASSETS:
      Cash and due from banks                                                    $  6,415,519     $  3,315,306
      Interest-bearing deposits with financial institutions                        11,541,860        5,404,438
                                                                                 ------------     ------------

                    Total cash and cash equivalents                                17,957,379        8,719,744

      Federal funds sold                                                                    -        6,500,000
      Available-for-sale securities                                               109,262,221       78,607,860
      Loans and leases, net (allowance for loan losses of $3,172,375
           and $3,007,713 in 1999 and 1998, respectively)                         296,193,518      235,430,079
      Loans available-for-sale (fair value $5,254,316 in
           1999; $9,010,000 in 1998)                                                5,254,316        8,858,157
      Accrued interest receivable                                                   3,262,362        2,404,480
      Bank premises and equipment, net                                              9,506,308        6,449,141
      Foreclosed assets held for sale                                                 412,922          201,261
      Other assets                                                                  5,361,991        1,433,699
                                                                                 ------------     ------------

                                  Total assets                                   $447,211,017     $348,604,421
                                                                                 ============     ============

LIABILITIES:
      Deposits:
           Noninterest-bearing                                                   $ 37,575,183     $ 33,449,998
           Certificates of deposit of $100,000 or more                             66,642,656       49,435,718
           Other interest-bearing deposits                                        190,483,126      157,115,035
                                                                                 ------------     ------------

                    Total deposits                                                294,700,965      240,000,751

      Accrued interest payable and other liabilities                                2,829,770        2,932,666
      Short-term borrowings                                                        60,249,046       29,405,299
      Long-term debt                                                               57,305,000       42,252,000
                                                                                 ------------     ------------

                         Total liabilities                                        415,084,781      314,590,716
                                                                                 ------------     ------------

SHAREHOLDERS' EQUITY:
      Capital stock authorized 1,000,000 shares with $1.5625 par value; issued and outstanding, 900,392 and 893,647 shares
           in 1999 and 1998, respectively                                           1,406,863        1,396,324
      Surplus                                                                       7,266,168        6,826,669
      Undivided profits                                                            28,126,918       25,656,844
      Accumulated other comprehensive income (loss)                                (4,673,713)         133,868
                                                                                 ------------     ------------

                         Total shareholders' equity                                32,126,236       34,013,705
                                                                                 ------------     ------------

                                  Total liabilities and shareholders' equity     $447,211,017     $348,604,421
                                                                                 ============     ============


--------------------------------------------------------------------------------
                        See Notes to Financial Statements

                        FIDELITY DEPOSIT & DISCOUNT BANK

                               STATEMENT OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

-----------------------------------------------------------------------------------------------------------

                                                                    1998            1998           1997
-----------------------------------------------------------------------------------------------------------

INTEREST INCOME:
      Loans:
          Taxable                                               $21,124,032     $18,016,230    $15,151,599
          Nontaxable                                                662,857         307,265        248,111
      Leases                                                        262,452         125,227         86,496
      Interest-bearing deposits with financial institutions          89,323         103,396         78,387
      Investment securities:
          U.S. Treasury                                             204,705         585,108        655,334
          U.S. government agency and corporations                 4,701,262       2,833,672      3,680,356
          States and political subdivisions (nontaxable)          1,173,783       1,020,335        902,749
          Other securities                                          219,256          86,333         68,217
      Federal funds sold                                            128,415         393,806        166,364
                                                                -----------     -----------    -----------

                        Total interest income                    28,566,085      23,471,372     21,037,613
                                                                -----------     -----------    -----------

INTEREST EXPENSE:
      Certificates of deposit of $100,000 or more                 3,558,826       2,823,061      2,329,777
      Other deposits                                              7,299,315       6,730,882      6,219,283
      Securities sold under repurchase agreements                 1,519,054       1,396,244      1,350,892
      Other short-term borrowings and long-term debt              2,973,266       1,335,896        721,007
      Other                                                          25,338          22,549         18,925
                                                                -----------     -----------    -----------

                        Total interest expense                   15,375,799      12,308,632     10,639,884
                                                                -----------     -----------    -----------

NET INTEREST INCOME                                              13,190,286      11,162,740     10,397,729

PROVISION FOR LOAN LOSSES                                           530,000         646,000        622,800
                                                                -----------     -----------    -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              12,660,286      10,516,740      9,774,929
                                                                -----------     -----------    -----------

OTHER INCOME:
      Service charges on deposit accounts                           733,939         722,270        546,230
      Gain on sale of:
          Investment securities                                       1,400         109,940        123,611
          Loans                                                     196,813         160,740          3,124
      Loss on loans available for sale                             (145,847)
      Fees and other service charges                              1,349,476         851,864        585,960
      Other operating income                                         92,006          57,920         44,545
                                                                -----------     -----------    -----------

                        Total other income                        2,227,787       1,902,734      1,303,470
                                                                -----------     -----------    -----------

OTHER EXPENSES:
      Salaries and employee benefits                              5,190,480       3,875,854      3,454,936
      Premises and equipment                                      1,632,530       1,109,076      1,042,646
      Shares tax expense                                            260,023         228,599        210,409
      Federal Deposit Insurance Corporation assessment               29,200          26,235         26,418
      Loss on sale of:
          Foreclosed assets held for sale                            71,413          26,584              -
          Bank premises and equipment                                     -               -         11,983
      Other                                                       2,986,812       2,342,814      1,836,942
                                                                -----------     -----------    -----------

                        Total other expenses                     10,170,458       7,609,162      6,583,334
                                                                -----------     -----------    -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                          4,717,615       4,810,312      4,495,065

PROVISION FOR INCOME TAXES                                          903,400       1,246,760      1,185,008
                                                                -----------     -----------    -----------

NET INCOME                                                      $ 3,814,215     $ 3,563,552    $ 3,310,057
                                                                ===========     ===========    ===========

Per share data:
      Net income                                                      $4.26           $4.20          $3.97
      Diluted                                                         $4.25           $4.20          $3.97
      Dividends                                                       $1.50           $1.40          $1.28



--------------------------------------------------------------------------------
                        See Notes to Financial Statements

                     FIDELITY DEPOSIT & DISCOUNT BANK

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          ACCUMULATED
                                                                                                             OTHER
                                                          ..CAPITAL STOCK..                   UNDIVIDED   COMPREHENSIVE
                                                          SHARES     AMOUNT       SURPLUS      PROFITS    (LOSS) INCOME   TOTAL
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1996                               413,889   $ 1,293,402  $ 3,164,306  $21,046,174  $  (137,500)  $25,366,382
                                                                                                                        -----------
Comprehensive income:
      Net income                                                                               3,310,057                  3,310,057
      Change in net unrealized holding gains (losses)
           on available-for-sale securities, net of
           reclassification adjustment and tax effects                                                        362,550       362,550
                                                                                                                        -----------
               Comprehensive income                                                                                       3,672,607
                                                                                                                        -----------
Issuance of stock                                          1,690         5,281      146,819                                 152,100
Dividends                                                                                     (1,062,530)                (1,062,530)
Dividends reinvested                                       4,754         9,535      285,683                                 295,218
Two-for-one stock split (Note 2)                         416,927                                                                  -
                                                         -------   -----------  -----------  -----------  -----------   -----------

BALANCE, DECEMBER 31, 1997                               837,260     1,308,218    3,596,808   23,293,701      225,050    28,423,777
                                                                                                                        -----------
Comprehensive income:
      Net income                                                                               3,563,552                  3,563,552
      Change in net unrealized holding gains (losses)
           on available-for-sale securities, net of
           reclassification adjustment and tax effects                                                        (91,182)      (91,182)
                                                                                                                        -----------
               Comprehensive income                                                                                       3,472,370
                                                                                                                        -----------
Issuance of stock                                         50,025        78,165    2,862,750                               2,940,915
Dividends                                                                                     (1,200,409)                (1,200,409)
Dividends reinvested                                       6,362         9,941      367,111                                 377,052
                                                         -------   -----------  -----------  -----------  -----------   -----------

BALANCE, DECEMBER 31, 1998                               893,647     1,396,324    6,826,669   25,656,844      133,868    34,013,705
                                                                                                                        -----------
Comprehensive loss:
      Net income                                                                               3,814,215                  3,814,215
      Change in net unrealized holding gains (losses)
           on available-for-sale securities, net of
           reclassification adjustment and tax effects                                                     (4,807,581)   (4,807,581)
                                                                                                                        -----------
               Comprehensive loss                                                                                          (993,366)
                                                                                                                        -----------
Dividends                                                                                     (1,344,141)                (1,344,141)
Dividends reinvested                                       6,745        10,539      439,499                                 450,038
                                                         -------   -----------  -----------  -----------  -----------   -----------

BALANCE, DECEMBER 31, 1999                               900,392   $ 1,406,863  $ 7,266,168  $28,126,918  $(4,673,713)  $32,126,236
                                                         =======   ===========  ===========  ===========  ===========   ===========

----------------------------------------------------------------
                        See Notes to Financial Statements

                     FIDELITY DEPOSIT & DISCOUNT BANK

                             STATEMENT OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

--------------------------------------------------------------------------------------------------------------------

                                                                             1999         1998             1997
--------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                       $  3,814,215  $  3,563,552      $  3,310,057
      Adjustments to reconcile net income to net cash provided by operating activities
               Depreciation                                                 762,865       488,354           491,767
               Amortization of securities (net of accretion)               (119,263)      (63,802)          (21,075)
               Provision for loan losses                                    530,000       646,000           622,800
               Deferred income taxes                                        258,291       114,812            11,920
               Gain on sale of investment securities                         (1,400)     (109,940)         (123,611)
               Gain on sale of loans                                       (196,813)     (160,740)           (3,124)
               Loss on sale of foreclosed assets held for sale               71,413        26,584                 -
               Loss on loans available for sale                             145,847
               Loss on sale of bank premises and equipment                        -             -            11,983
               Change in:
                    Accrued interest receivable                            (857,882)      (30,160)         (158,443)
                    Other assets                                         (1,709,959)     (777,331)           82,806
                    Accrued interest payable and other liabilities         (102,896)      481,462           371,029
                                                                       ------------  ------------      ------------

                        Net cash provided by operating activities         2,594,418     4,178,791         4,596,109
                                                                       ------------  ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Net decrease (increase) in federal funds sold                       6,500,000    (6,500,000)        3,850,000
      Held-to-maturity securities:
           Proceeds from maturities and calls                                     -     1,400,000         4,005,000
           Purchases                                                              -    (2,368,080)       (7,168,147)
      Available-for-sale securities:
           Proceeds from sales                                              201,400     3,947,560        14,101,904
           Proceeds from maturities, calls and paydowns                  22,974,907    38,675,325        22,182,739
           Purchases                                                    (57,409,856)  (47,514,176)      (18,024,813)
      Proceeds from sale of loans available-for-sale                     11,796,340    15,500,658           898,017
      Net increase in loans and leases                                  (73,501,527)  (57,744,631)      (41,904,533)
      Acquisition of bank premises and equipment                         (3,820,032)   (2,800,036)         (263,397)
      Improvements to foreclosed assets held for sale                       (33,239)       (8,146)
      Proceeds from sale of foreclosed assets held for sale                 232,366       245,944                 -
                                                                       ------------  ------------      ------------

                        Net cash used in investing activities           (93,059,641)  (57,165,582)      (22,323,230)
                                                                       ------------  ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net increase in noninterest-bearing deposits                        4,125,185     8,076,597         2,331,621
      Net increase in certificates of deposit
           of $100,000 or more                                           17,206,938     2,092,247         2,042,557
      Net increase in other interest-bearing deposits                    33,368,091    11,806,897         1,581,162
      Net increase in short-term borrowings                                 243,747       304,848         9,510,675
      Net increase in federal funds purchased                            30,600,000
      Increase in long-term debt                                         15,053,000    30,000,000         2,252,000
      Dividends paid, net of dividend reinvestment                         (894,103)     (823,357)         (767,312)
      Proceeds from issuance of common stock                                      -     2,940,915           152,100
                                                                       ------------  ------------      ------------

                        Net cash provided by financing activities        99,702,858    54,398,147        17,102,803
                                                                       ------------  ------------      ------------

NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                                                    9,237,635     1,411,356          (624,318)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                              8,719,744     7,308,388         7,932,706
                                                                       ------------  ------------      ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                 $ 17,957,379  $  8,719,744      $  7,308,388
                                                                       ============  ============      ============


--------------------------------------------------------------------------------
                        See Notes to Financial Statements

                        FIDELITY DEPOSIT & DISCOUNT BANK

                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


 1.   NATURE OF OPERATIONS AND SUMMARY OF
      SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF OPERATIONS

         The Bank provides a variety of financial services to individuals and corporate customers in Lackawanna and Luzerne Counties, Pennsylvania. This region has a diversified and fairly stable economy. The Bank's primary deposit products are savings accounts, NOW accounts, money market deposit accounts, certificates of deposit and checking accounts. Its primary lending products are single-family residential loans, secured consumer loans, and secured loans to businesses. In addition to these traditional banking services, the Bank also provides annuities, mutual funds and trust services.

      USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant change relate to the determination for the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

         A significant portion of the Bank's loan portfolio consists of single-family residential loans in its market area. Although the Bank has a diversified loan portfolio, a substantial portion of its debtor's ability to honor their contracts is dependent on the economic sector in which the Bank operates.

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         While management uses available information to recognize losses on loans and foreclosed assets, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for loan losses and foreclosed assets. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for loan losses and foreclosed assets may change materially in the near future.

      HELD-TO-MATURITY SECURITIES

         Debt securities for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income over the period to maturity.

      TRADING SECURITIES

         Debt and equity securities held principally for resale in the near term are recorded at their fair values. Unrealized gains and losses are included in other income. The Bank did not have any investment securities held for trading purposes during 1998, 1997 or 1996.

      AVAILABLE-FOR-SALE SECURITIES

         Available-for-sale securities consist of debt and equity securities not classified as either held-to-maturity securities or trading securities and are reported at fair value. Unrealized holding gains and losses, net of deferred income taxes, on available-for-sale securities are reported as a net amount in a separate component of shareholders' equity until realized. These net unrealized holding gains and losses are the sole component of accumulated other comprehensive income
         (loss).

      Loans Held For Sale

         Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      LOANS

         Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at face value, net of unearned discount, unamortized loan fees and costs and the allowance for loan losses. Interest on residential real estate loans is recorded on an amortized schedule. Commercial loan interest is accrued on the principal balance on an actual day basis. Interest on consumer loans is determined using the actuarial method or the simple interest method.

         The accrual of interest on impaired loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Any payments received on impaired loans are applied, first to the outstanding loan amounts, then to the recovery of any charged-off loan amounts. Any excess is treated as a recovery of lost interest.

      ALLOWANCE FOR LOAN LOSSES

         The allowance for loan losses is established through a provision for loan losses. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans and leases that may become uncollectible. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of the loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific impaired loans. Loans considered uncollectible are charged to the allowance. Recoveries on loans previously charged off are added to the allowance.

      LEASES

         Financing of equipment and automobiles are provided to customers under lease arrangements accounted for as direct financing leases. Income earned is based on a constant periodic return on the net investment in the lease.

      LOAN FEES

         Nonrefundable loan origination fees and certain direct loan origination costs are recognized over the life of the related loans as an adjustment of yield. The unamortized balance of these fees and costs are included as part of the loan balance to which it relates.

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      BANK PREMISES AND EQUIPMENT

         Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line and accelerated methods over the estimated useful lives of the assets.

      LOAN SERVICING AND LOAN SERVICING RIGHTS

         The Bank services real estate loans for investors in the secondary mortgage market, which are not included in the balance sheet. The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. For purposes of measuring impairment, the rights are stratified based on the present dominant risk characteristics of the underlying loans, stated term of the loan and interest rate. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value. Fair values are estimated using discounted cash flows based on a current market interest rate.

      FORECLOSED ASSETS HELD FOR SALE

         Foreclosed assets held for sale are carried at the lower of carrying amount or fair value less cost to sell. Losses from the acquisition of property in full and partial satisfaction of debt are treated as credit losses. Routine holding costs and subsequent declines in value are included in other operating expenses.

      TRUST FEES

         Trust fees are recorded on the cash basis which is not materially different from the accrual basis.

      ADVERTISING COSTS

         Advertising costs are charged to expense as incurred and were $ 403,000 in 1999 and $288,700 in 1998.

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


      FAIR VALUE OF FINANCIAL INSTRUMENTS

         Cash and short-term instruments: The carrying amounts of cash and short-term instruments approximate their fair value.

         Available-for-sale and held-to-maturity securities: Fair values for securities are based on bid prices received from securities dealers. Restricted equity securities are carried at cost.

         Loans receivable: The fair value of all loans is estimated by the net present value of the future expected cash flows.

         Loans available for sale: For loans available for sale, the fair value is estimated using rates currently offer for similar borrowings and are stated at the lower of cost or market.

         Deposit liabilities: The fair value of demand deposits, NOW accounts, savings accounts, and money market deposits is estimated by the net present value of the future expected cash flows. For certificates of deposit, the discount rates used reflect the Bank's current market pricing. The discount rates used for nonmaturity deposits are the current book rate of the deposits.

         Short-term borrowings: For short-term borrowings, the fair value is estimated using the rates currently offered for similar borrowings.

         Long-term debt: For other borrowed funds, the fair value is estimated using the rates currently offered for similar borrowings.

         Accrued interest: The carrying amounts of accrued interest approximate their fair values.

         Off-balance-sheet instruments: Commitments to extend credit are generally short term and are priced to market. The rates on standby letters of credit are priced on prime. Therefore, the estimated fair value of these financial instruments is face value.

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      INCOME TAXES

         Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

      CASH FLOWS

         For purposes of reporting cash flows, cash and cash equivalents includes cash on hand and amounts due from banks.

         For the years ended December 31, 1999, 1998, and 1997, the Bank paid interest in cash on interest-bearing liabilities of $15,272,903, $11,827,170 and $10,299,735, respectively. For the years ended December 31, 1999, 1998, and 1997, the Bank paid cash for income taxes of $725,500, $1,241,283 and $1,068,646, respectively.

         Noncash investing activities related to the acquisition of foreclosed assets held for sale amounted to $482,201, $189,814 and $275,829 in 1999, 1998, and 1997, respectively. Noncash investing activities also included transferring $3,603,841, $655,753 and $6,136,340 from loans to loans available-for-sale in 1999, 1998 and 1997, respectively.

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The components of other comprehensive (loss) income and related tax effects are as follows:

                                                                                           YEARS ENDED DECEMBER 31,
                                                                                     ------------------------------------
                                                                                     1999              1998          1997
                                                                                     ----              ----          ----

             Unrealized holding (losses) gains on
                available-for-sale securities                                   $(7,282,815)        $ (28,215)     $ 549,318

             Less reclassification adjustment for gains
                realized in income                                                   (1,400)         (109,940)            -
                                                                                -----------         ---------      --------

             Net unrealized (losses) gains                                       (7,284,215)         (138,155)       549,318

             Tax effect                                                           2,476,634            46,973       (186,768)
                                                                                -----------         ---------      ---------

             Net of tax amount                                                  $(4,807,581)        $ (91,182)     $ 362,550
                                                                                ===========         =========      =========


 2.   RESTRICTED CASH

      The Bank is required to maintain average reserve balances with the Federal Reserve Bank based on a percentage of deposits. The average amounts of those reserve balances for the years ended December 31, 1999 and 1998 were $2,466,000 and $1,123,000, respectively.

      Deposits with any one financial institution are insured up to $100,000. The Bank maintains cash and cash equivalents with certain other financial institutions in excess of the insured amount.

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

 3.   INVESTMENT SECURITIES

      Amortized cost and fair value of investment securities at December 31, 1999 and 1998, are as follows (in thousands):

                                                       .............................1999..................................
                                                                               GROSS             GROSS
                                                          AMORTIZED         UNREALIZED         UNREALIZED        FAIR
                                                             COST              GAINS             LOSSES          VALUE
                                                             ----              -----             ------          -----

      Available-for-sale securities:
         U.S. government agencies and
             corporations                                   $ 79,293                              $5,945          $73,348
         U.S. treasury securities
         Obligations of states and political
             subdivisions                                     23,450              $84                977           22,557
         Mortgage-backed securities                            8,017                2                332            7,687
                                                            --------             ----             ------          -------

                Total debt securities                        110,760               86              7,254          103,592

         Equity securities:
             Restricted                                        5,343                -                  -            5,343
             Other                                               241              130                 44              327
                                                            --------             ----             ------         --------

                       Total                                $116,344             $216             $7,298         $109,262
                                                            ========             ====             ======         ========


                                                       .............................1998..................................
                                                                               GROSS             GROSS
                                                          AMORTIZED         UNREALIZED         UNREALIZED        FAIR
                                                             COST              GAINS             LOSSES          VALUE
                                                             ----              -----             ------          -----

      Available-for-sale securities:
         U.S. government agencies and
             corporations                                   $ 39,697             $ 48             $  280         $ 39,465
         U.S. treasury securities                              6,994               62                  -            7,056
         Obligations of states and political
             subdivisions                                     24,215              449                213           24,451
         Mortgage-backed securities                            5,380               41                 52            5,369
                                                            --------             ----             ------         --------

                Total debt securities                         76,286              600                545           76,341

         Equity securities:
             Restricted                                        2,113                -                  -            2,113
             Other                                                 6              148                  -              154
                                                            --------             ----             ------         --------

                       Total                                $ 78,405             $748             $  545         $ 78,608
                                                            ========             ====             ======         ========

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      There are no significant concentrations of investments (greater than 10 percent of shareholders' equity) in any individual security issuer other than securities of the United States government and agencies.

      Most of the Bank's debt and equity securities are pledged to secure trust funds, public deposits, short-term borrowings, Federal Home Loan Bank of Pittsburgh ("FHLB") borrowings and certain other deposits as required by law. U.S. government securities pledged on repurchase agreements are under the Bank's control.

      The amortized cost and fair value of debt securities at December 31, 1999 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or repayment penalties.

                                                                                                   AMORTIZED          FAIR
                                                                                                     COST             VALUE
                                                                                                     ----             -----
                                                                                                         (IN THOUSANDS)

         Available-for-sale securities:
             Due in one year or less                                                             $    590          $    593
             Due after one year through five years                                                  2,525             2,546
             Due after five years through ten years                                                32,811            31,071
             Due after ten years                                                                   66,817            61,695
                                                                                                 --------          --------

                                                                                                  102,743            95,905

         Mortgage-backed securities                                                                 8,017             7,687
                                                                                                 --------          --------

                       Total                                                                     $110,760          $103,592
                                                                                                 ========          ========

      Gross realized gains and losses on sales of available-for-sale securities, determined using specific identification of the securities in 1999, 1998 and 1997, were as follows:

                                                                                     1999         1998            1997
                                                                                     ----         ----            ----

         Gross realized gains                                                       $1,400      $109,940        $143,518
         Gross realized losses                                                           -             -        $ 19,907

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


      In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as "derivatives") and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of certain foreign currency exposures.

      On October 1, 1998, the Bank transferred certain held-to-maturity securities to the available-for-sale investment portfolio. The amortized cost of the securities was approximately $15,477,000 with an unrealized gain, net of taxes of approximately $266,000. This transfer was in accordance with special reassessment provision contained within SFAS No. 133 which was adopted by the Bank as of October 1, 1998.

      The Bank does not have any derivative financial instruments requiring disclosure under SFAS No. 133. The adoption of this statement did not affect operating results of the Bank.


 4.   LOANS AND LEASES

      The major classifications of loans and leases at December 31, 1999 and 1998 are summarized as follows:

                                                                        1999                  1998
                                                                        ----                  ----

         Real estate                                                $111,242,490          $ 99,955,640
         Consumer                                                     64,998,362            47,549,512
         Commercial                                                  113,061,093            85,425,708
         Direct financing leases                                       5,710,579             2,248,990
         Real estate construction                                      5,335,753             3,810,975
                                                                    ------------          ------------

                    Total                                            300,348,217           238,990,825

         Less:
             Unearned income                                             982,384               553,033
             Allowance for loan losses                                 3,172,375             3,007,713
                                                                    ------------          ------------

                           Loans and leases, net                    $296,193,518          $235,430,079
                                                                    ============          ============

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


      The Bank has no concentration of loans to borrowers engaged in similar businesses or activities which exceed 5 percent of total assets at December 31, 1999 or 1998.

      Net unearned loan fees and costs of $144,781 and $67,285 have been deducted from the carrying value of loans at December 31, 1999 and 1998, respectively.

      Impaired loans which are past due 90 days or more and still accruing interest are $2,917,464 and $2,688,867 at December 31, 1999 and 1998,
      respectively.

      Impaired loans on which the accrual of interest has been discontinued amounted to $1,210,186 and $1,364,102 at December 31, 1999 and 1998,
      respectively. The average balance of impaired loans was $1,213,263 in 1999 and $1,622,827 in 1998. The total allowance for loan losses related to these loans was $161,670 and $707,391 at December 31, 1999 and 1998, respectively. Cash payments of $66,837 and $114,655, received during 1999 and 1998, respectively, on these impaired loans were all applied to principal. The Bank is not committed to lend additional funds to debtors whose loans have been modified.

      Changes in the allowance for loan losses for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                               1999                1998               1997
                                                               ----                ----               ----

         Balance, beginning                                $3,007,713          $2,809,066         $2,589,976
         Recoveries                                           115,623             132,649             80,462
         Provision for loan losses                            530,000             646,000            622,800
         Losses charged to allowance                         (480,961)           (580,002)          (484,172)
                                                           ----------          ----------         ----------

         Balance, ending                                   $3,172,375          $3,007,713         $2,809,066
                                                           ==========          ==========         ==========

      For federal income tax purposes, the allowance for loan losses is $315,958 at December 31, 1999, 1998, and 1997. The amounts deducted for loan losses in the federal income tax returns were $365,338 in 1999, $447,353 in 1998 and $403,710 in 1997. These amounts were the maximum allowable deduction.

      The Bank services real estate loans, which are not included in the accompanying balance sheet, for investors in the secondary mortgage market. The approximate amount of mortgages serviced amounted to $29,234,000 and $20,252,000 at December 31, 1999 and 1998, respectively.
      Mortgage servicing rights were $122,564 at December 31, 1999 and are included in other assets. There were no mortgage servicing rights at December 31, 1998.

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


 5.   PREMISES AND EQUIPMENT

      Components of premises and equipment at December 31, 1999 and 1998 are summarized as follows:

                                                                            1999                1998
                                                                            ----                ----

         Land                                                           $   855,330         $   855,330
         Bank premises                                                    5,906,164           4,401,551
         Furniture, fixtures and equipment                                5,920,656           3,957,005
         Leasehold improvements                                           1,293,050             964,104
                                                                        -----------         -----------

                       Total                                             13,975,200          10,177,990

         Less accumulated depreciation and amortization                   4,468,892           3,728,849
                                                                        -----------         -----------

                              Premises and equipment, net               $ 9,506,308         $ 6,449,141
                                                                        ===========         ===========


         The Bank leases its Green Ridge, Scranton, Pittston, West Pittston, Moosic and Clarks Summit branches under the terms of operating leases. Rental expense was $223,281 for 1999, $157,434 for 1998 and $142,960
         for 1997. The future minimum rental payments under these leases are as follows:

             YEAR                                                  AMOUNT
             ----                                                  ------

                2000                                            $  288,000
                2001                                               289,000
                2002                                               286,000
                2003                                               279,000
                2004                                               254,000
                                                                ----------

                                  Total                         $1,396,000
                                                                ==========

      Amortization of leasehold improvements is included in depreciation expense.

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


 6.   DEPOSITS

      At December 31, 1999, the scheduled maturities of certificates of deposit are as follows:

             2000                                          $ 88,242,709
             2001                                            55,446,969
             2002                                            15,978,304
             2003                                             4,824,950
             2004 and thereafter                              4,595,595
                                                           ------------
                                                           $169,088,527
                                                           ============

 7.   SHORT-TERM BORROWINGS

      Short-term borrowings are as follows at December 31:

                                                                              1999                1998
                                                                              ----                ----

         Federal funds purchased                                          $30,600,000         $         -
         Securities sold under repurchase agreements                       28,487,585          28,872,826
         Demand note, U.S. Treasury                                         1,161,461             532,473
                                                                          -----------         -----------

                    Total                                                 $60,249,046         $29,405,299
                                                                          ===========         ===========

         The maximum and average amounts of short-term borrowings outstanding and related interest rates for the years ended December 31, 1999 and 1998 are as follows:

                                                           MAXIMUM                              WEIGHTED
                                                         OUTSTANDING                            AVERAGE
                                                           AT ANY             AVERAGE         RATE DURING       RATE AT
                        1999                              MONTH END         OUTSTANDING         THE YEAR        YEAR END
                        ----                              ---------         -----------         --------        --------

         Federal funds purchased                        $30,600,000        $10,581,431            5.06%          4.05%
         Securities sold under repurchase
             agreements                                  35,865,050         31,634,056            4.80%          5.04%
         Demand note, U. S. Treasury                      1,189,861            549,438            7.17%          4.54%
                                                        -----------        -----------


                    Total                               $67,654,911       $42,764,925
                                                        ===========       ===========

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                           MAXIMUM                              WEIGHTED
                                                         OUTSTANDING                            AVERAGE
                                                           AT ANY             AVERAGE         RATE DURING       RATE AT
                        1998                              MONTH END         OUTSTANDING         THE YEAR        YEAR END
                        ----                              ---------         -----------         --------        --------

         Federal funds purchased                        $ 6,000,000        $   224,658            5.50%
         Securities sold under repurchase
             agreements                                  29,011,874         27,442,189            5.09%           4.76%
         Demand note, U. S. Treasury                      1,257,747            617,226            6.07%           4.12%
                                                        -----------        -----------

                    Total                               $36,269,621        $28,284,073
                                                        ===========        ===========

      At December 31, 1999, the Bank has $5,000,000 available on an unsecured line of credit from a financial institution.

      At December 31, 1999, the Bank has available approximately $2,795,000 that it can borrow at the discount window from the Federal Reserve Bank of Philadelphia, which is secured by certain investments.

      There were no borrowings on these lines at December 31, 1999 or 1998.

      At December 31, 1999, the Bank has a $40,000,000 open repo plus with the FHLB, which is secured by certain mortgage loans, and expires April 21, 2000. The borrowings at December 31, 1999 were $30,600,000.

      At December 31, 1999, the Bank also has a $9,545,000 Y2K line of credit which expires May 15, 2000. This line is secured by certain mortgage loans. There were no borrowings at December 31, 1999.


 8.   LONG-TERM DEBT

      Long-term debt consists of advances from the FHLB with interest rates ranging from 4.69% to 6.33% in 1999 and 3.81% to 6.15% in 1998. These
      advances are secured by unencumbered U.S. government agency securities, mortgage-backed securities, U.S. Treasury notes and certain residential mortgages.

      At December 31, 1999, the maturities of long-term debt are as follows:

         YEAR ENDING DECEMBER 31
         -----------------------

             2000                                             $ 1,305,000
             2003                                              10,000,000
             2004                                              21,000,000
             2008                                              20,000,000
             2009                                               5,000,000
                                                              -----------

                                                              $57,305,000
                                                              ===========

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


 9.   STOCK OPTION PLANS

      The Bank has reserved 50,000 shares of its unissued capital stock for issuance under a dividend reinvestment plan. Shares issued under this plan are valued at fair value as of the dividend payment date. At December 31, 1999, 24,280 shares are available for future issuance.

      The Bank has established the 1998 Independent Directors Stock Option Plan and has reserved 25,000 shares of its unissued capital stock for issuance under the plan. Under the 1998 Independent Directors Stock Option Plan, each outside director will be awarded stock options to purchase 250 shares of the Bank's common stock on the first business day of January, each year, at the fair market value on date of grant. 2,250 stock options with a ten-year life were awarded in 1999. No stock options were awarded in 1998.

      The Bank has established the 1998 Stock Incentive Plan and has reserved 25,000 shares of its unissued capital stock for issuance under the plan. Under the 1998 Stock Incentive Plan, key officers and certain other employees are eligible to be awarded qualified options to purchase the Bank's common stock at the fair market value on the date of grant. 1,500 qualified stock options with a ten-year life were awarded in 1999. No qualified options were awarded in 1998.

      The Bank applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the Option Plans. Accordingly, no compensation expense has been recognized for the Option Plans. Had compensation cost for the Option Plans been determined based on fair values at the grant date for awards consistent with the method of SFAS No. 123, the Bank's net income and earnings per share would have been adjusted to the pro forma amounts indicated below for the year ended December 31, 1999:

                                                  AS REPORTED      PRO FORMA
                                                  -----------      ---------

         Net income (in thousands)                  $3,814           $3,790
         Earnings per share - Basic                   4.26             4.23
                            - Diluted                 4.25             4.23

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


      For purposes of the pro forma calculations, the fair value of each option is estimated using the Black-Scholes option pricing model with the following weighted-average assumptions for grants issued in 1999:

         Dividend yield                                              2.48%
         Expected volatility                                         6.85%
         Risk-free interest rate                                     5.50%
         Expected lives                                            5 years

      A summary of the status of the Bank's option Plans as of December 31, 1999 and changes during the year ended is presented below:

                                                                WEIGHTED AVERAGE
                                                  SHARES         EXERCISE PRICE
                                                  ------         --------------

         Outstanding, beginning of year                -
         Granted                                    3,750             $62.00
         Exercised                                     -
         Forfeited                                     -
                                                    ----              ------

         Outstanding, end of year                   3,750             $62.00
                                                    =====             ======

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


10.   INCOME TAXES

      The following temporary differences gave rise to the deferred tax asset at December 31, 1999 and 1998:

                                                                                     1999                1998
                                                                                     ----                ----
         Deferred tax assets:
             Provision for loan losses                                          $  971,182           $ 915,197
             Deferred compensation                                                 104,244              90,104
             Unrealized losses on available-for-sale loans                          49,588                   -
             Other tax assets                                                       14,395                   -
             Unrealized gain on available-for-sale securities                    2,407,670             (68,962)
                                                                                ----------           ---------

                       Total                                                     3,547,079             936,339
                                                                                ----------           ---------

         Deferred tax liabilities:
             Leasing                                                              (686,734)           (350,340)
             Loan fees and costs                                                  (187,171)           (133,250)
                                                                                ----------           ---------

                       Total                                                      (873,905)           (483,590)
                                                                                ----------           ---------

                                  Deferred tax asset, net                       $2,673,174           $ 452,749
                                                                                ==========           =========

      The provision for income taxes is as follows:

                                                                           1999             1998              1997
                                                                           ----             ----              ----

             Current                                                    $645,109         $1,131,948       $1,173,088
             Deferred                                                    258,291            114,812           11,920
                                                                        --------         ----------       ----------

                       Total provision                                  $903,400         $1,246,760       $1,185,008
                                                                        ========         ==========       ==========

      A reconciliation between the expected statutory income tax and the actual provision for income taxes is as follows:

                                                                       1999                1998                 1997
                                                                       ----                ----                 ----

         Expected provision at the statutory rate                   $1,603,989          $1,635,506            $1,528,322
         Tax-exempt income                                            (660,622)           (437,820)             (383,916)
         Nondeductible interest expense                                 95,891              66,618                54,659
         Low income housing tax credits                                (73,910)                  -                     -
         Other, net                                                    (61,948)            (17,544)              (14,057)
                                                                    ----------          ----------            ----------

                Actual provision for income taxes                   $  903,400          $1,246,760            $1,185,008
                                                                    ==========          ==========            ==========

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


11.   RETIREMENT PLAN

      The Bank has a defined contribution 401(k) plan covering substantially all employees of the Bank. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Contributions to the Plan for 1999, 1998 and 1997 were $212,898, $200,140 and $177,529, respectively.


12.   FINANCIAL INSTRUMENTS

      The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

      The Bank's exposure to credit loss from nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

      Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Bank on extension of credit, is based on management's credit assessment of the customer.

      Standby letters of credit written are conditional commitments issued by the Bank guaranteeing performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

      The Bank has not incurred any losses on its commitments in either 1999, 1998 or 1997.

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


      The carrying or notional amount and estimated fair values of the Bank's financial instruments were as follows at December 31, 1999 and 1998:

                                                         ............1999...........        ...........1998............
                                                          CARRYING                          CARRYING
                                                             OR                                OR
                                                          NOTIONAL           ESTIMATED      NOTIONAL          ESTIMATED
                                                           AMOUNT            FAIR VALUE      AMOUNT          FAIR VALUE
                                                           ------            ----------      ------          ----------
                                                                (IN THOUSANDS)                     (IN THOUSANDS)
         Financial assets:
             Cash and cash equivalents                   $ 17,957             $ 17,957       $  8,720         $  8,720
             Federal funds sold                                 -                    -          6,500            6,500
             Available-for-sale securities                109,262              109,262         78,608           78,608
             Loans and leases                             299,366              295,628        238,438          240,072
             Loans available for sale                       5,254                5,254          8,858            9,010
             Accrued interest                               3,262                3,262          2,404            2,404

         Financial liabilities:
             Deposit liabilities                         $294,701             $294,649       $240,001         $240,551
             Accrued interest                               1,767                1,767          2,742            2,742
             Short-term borrowings                         60,249               60,249         29,405           29,411
             Long-term debt                                57,305               56,805         42,252           42,256

         Off-balance sheet liabilities:
             Commitments to extend credit                 $56,018             $ 56,018       $ 75,070         $ 75,070
             Standby letters of credit                      4,398                4,398          1,443            1,443


13.  EARNINGS PER SHARE

     Earnings per share (EPS) is computed using the weighted-average number of shares of common stock outstanding after giving effect to the assumed exercise of stock options.

     The following data shows the amounts used in computing earnings per share and the effects on income and the weighted average number of shares of dilutive potential common stock for the years ended December 31, 1999, 1998 and 1997.

                                                                      INCOME              COMMON SHARES
                                                                    NUMBERATOR             DENOMINATOR             EPS
                                                                    ----------             -----------             ---

      1999
      ----
         Basic EPS                                                      $3,814,215           896,116              $4.26
                                                                                                                  =====

      Dilutive effect of potential common stock
      -----------------------------------------
         Stock options:
             Exercise of options outstanding                                                   3,750
             Hypothetical share repurchase at $70.25                                          (3,310)
                                                                        ----------           -------

      Diluted EPS                                                       $3,814,215           896,556              $4.25
      -----------                                                       ==========           =======              =====

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                           INCOME       COMMON SHARES
                                         NUMBERATOR      DENOMINATOR       EPS
                                         ----------      -----------       ---

      1998
         Basic and diluted EPS           $3,563,552        848,554        $4.20
                                         ==========        =======        =====


                                           INCOME       COMMON SHARES
                                         NUMBERATOR      DENOMINATOR       EPS
                                         ----------      -----------       ---

      1997
         Basic and diluted EPS           $3,310,057        832,994        $3.97
                                         ==========        =======        =====




14.   REGULATORY MATTERS

      The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possible additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). As of December 31, 1999, the Bank meets all capital adequacy requirements to which it is subject.

      To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. The Bank's actual capital amounts and ratios are also presented in the table. No amounts were deducted from capital for interest-rate risk in either 1999 or 1998.

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                                                                      To Be Well Capitalized
                                                                               For Capital           Under Prompt Corrective
                                                     Actual                Adequacy Purposes:           Action Provisions:
                                           ------------------------------------------------------------------------------------
                                                Amount        Ratio         Amount         Ratio        Amount         Ratio
                                                ------        -----         ------         -----        ------         -----

      As of December 31, 1999:
         Total Capital
             (to Risk Weighted Assets)          $39,972,000   14.0%       =>$23,073,000     =>8.0%    =>$28,841,000    =>10.0%

         Tier I Capital
             (to Risk Weighted Assets)          $36,800,000   12.8%       =>$11,536,000     =>4.0%    =>$17,304,000    =>10.0%
         Tier I Capital
             (to Average Assets)                $36,800,000    8.2%       =>$16,170,000     =>4.0%    =>$20,213,000     =>5.0%

      As of December 31, 1998:
         Total Capital
             (to Risk Weighted Assets)          $36,493,000   17.5%       =>$16,695,000     =>8.0%    =>$20,869,000    =>10.0%

         Tier I Capital
             (to Risk Weighted Assets)          $33,880,000   16.2%        =>$8,347,000     =>4.0%    =>$12,521,000    =>10.0%

         Tier I Capital
             (to Average Assets)                $33,880,000    9.7%       =>$12,557,000     =>4.0%    =>$15,696,000     =>5.0%



15.   RELATED PARTY TRANSACTIONS

      During the ordinary course of business, loans are made to executive officers, directors, shareholders and associates of such persons. These transactions were made on substantially the same terms and at those rates prevailing at the time for comparable transactions with others. These loans do not involve more than the normal risk of collectability or present other unfavorable features. A summary of loan activity with officers, directors, shareholders and associates of such persons is as follows:

                                                                          1999               1998                1997
                                                                          ----               ----                ----

         Balance, beginning                                           $ 4,337,908        $ 4,261,755         $ 3,910,681
         Additions                                                      1,981,163          1,597,121           2,266,427
         Collections                                                   (2,194,036)        (1,520,968)         (1,915,353)
                                                                      -----------        -----------         -----------

         Balance, ending                                              $ 4,125,035        $ 4,337,908         $ 4,261,755
                                                                      ===========        ===========         ===========

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


      Aggregate loans to directors and associates exceeding 2.5% of shareholders' equity included in the table above are as follows:

                                                                           1999                1998               1997
                                                                           ----                ----               ----

         Number of persons                                                    1                  2                   3

         Balance, beginning                                              $2,447,527          $3,511,442        $ 2,616,784
         Additions                                                          689,343             590,547          2,088,447
         Collections                                                       (375,165)           (926,111)        (1,807,055)
         Prior loan balance now above threshold                                                                    613,266
         Adjustment for loans no longer
             exceeding 2.5% of shareholder's equity                        (890,347)           (728,351)                 -
                                                                         ----------          ----------        -----------

         Balance, ending                                                 $1,871,358          $2,447,527        $ 3,511,442
                                                                         ==========          ==========        ===========



16.   SUBSEQUENT EVENT

      In January 2000, the Bank granted 2,250 options to purchase the Bank's capital stock at $71.25 per share under the terms of its 1998 Independent Directors Stock Option Plan. In January 2000, the Bank also granted 1,700 options to purchase the Bank's capital stock at $71.25 per share under the 1998 Stock Incentive Plan.

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


17.   QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

      The following is a summary of quarterly results of operations for the years ended December 31, 1999, 1998 and 1997:

                                        FIRST        SECOND       THIRD     FOURTH
                     1999              QUARTER      QUARTER      QUARTER    QUARTER      TOTAL
                     ----              -------      -------      -------    -------      -----
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Interest income                         $ 6,213     $ 6,883     $ 7,560     $ 7,949     $ 28,605
Interest expense                         (3,235)     (3,670)     (4,072)     (4,399)     (15,376)
                                        -------     -------     -------     -------     --------

Net interest income                       2,978       3,213       3,488       3,550       13,229
Provision for loan losses                  (180)       (140)        (85)       (125)        (530)
Other income                                498         574         602         431        2,105
Other expenses                           (2,272)     (2,484)     (2,683)     (2,648)     (10,087)
                                        -------     -------     -------     -------     --------

Income before provision for
   income taxes                           1,024       1,163       1,322       1,208        4,717
Provision for income taxes                 (220)       (261)       (303)       (119)        (903)
                                        -------     -------     -------     -------     --------

Net income                              $   804     $   902     $ 1,019     $ 1,089     $  3,814
                                        =======     =======     =======     =======     ========

Net income per share                    $   .90     $  1.00     $  1.14     $  1.22     $   4.26
                                        =======     =======     =======     =======     ========


                                        FIRST        SECOND       THIRD     FOURTH
                     1998              QUARTER      QUARTER      QUARTER    QUARTER      TOTAL
                     ----              -------      -------      -------    -------      -----
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Interest income                         $ 5,530     $ 5,712     $ 5,974     $ 6,255     $ 23,471
Interest expense                         (2,915)     (2,990)     (3,193)     (3,210)     (12,308)
                                        -------     -------     -------     -------     --------

Net interest income                       2,615      2,722       2,781       3,045       11,163
Provision for loan losses                  (182)       (182)       (184)        (98)        (646)
Other income                                389         415         457         641        1,902
Other expenses                           (1,711)     (1,842)     (1,978)     (2,078)      (7,609)
                                        -------     -------     -------     -------     --------

Income before provision for
   income taxes                           1,111       1,113       1,076       1,510        4,810
Provision for income taxes                 (284)       (280)       (270)       (413)      (1,247)
                                        -------     -------     -------     -------     --------

Net income                              $   827     $   833     $   806     $ 1,097     $  3,563
                                        =======     =======     =======     =======     ========

Net income per share                    $   .98     $   .98     $   .95     $  1.29     $   4.20
                                        =======     =======     =======     =======     ========

FIDELITY DEPOSIT & DISCOUNT BANK
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                        FIRST        SECOND       THIRD     FOURTH
                     1997              QUARTER      QUARTER      QUARTER    QUARTER      TOTAL
                     ----              -------      -------      -------    -------      -----
                                                (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

Interest income                         $ 5,073     $ 5,188     $ 5,207     $ 5,569     $ 21,038
Interest expense                         (2,570)     (2,617)     (2,627)     (2,825)     (10,640)
                                        -------     -------     -------     -------     --------

Net interest income                       2,503       2,571       2,580       2,744       10,398
Provision for loan losses                   (90)       (176)       (138)       (219)        (623)
Other income                                298         351         343         311        1,303
Other expenses                           (1,605)     (1,648)     (1,706)     (1,624)      (6,583)
                                        -------     -------     -------     -------     --------

Income before provision for
   income taxes                           1,106       1,098       1,079       1,212        4,495
Provision for income taxes                 (290)       (289)       (284)       (322)      (1,185)
                                        -------     -------     -------     -------     --------

Net income                              $   816     $   809     $   795     $   890     $  3,310
                                        =======     =======     =======     =======     ========

Net income per share                    $   .98     $   .97     $   .95     $  1.07     $   3.97
                                        =======     =======     =======     =======     ========


--------------------------------------------------------------------------------

                                    ANNEX A


                             PLAN OF REORGANIZATION
                               AND PLAN OF MERGER

                             PLAN OF REORGANIZATION



     THIS AGREEMENT made as of this 21st day of December, 1999, among FIDELITY D & D BANCORP, INC., a Pennsylvania business corporation (the "Holding Company"), THE FIDELITY DEPOSIT AND DISCOUNT BANK, Dunmore, Pennsylvania, a Pennsylvania-chartered bank and trust company (the "Bank"), and THE FIDELITY DEPOSIT AND DISCOUNT INTERIM BANK (In Organization), a Pennsylvania-chartered banking institution and a subsidiary of the Holding Company (the "Interim Bank"),


                                   WITNESSETH:

     WHEREAS, the Holding Company, the Bank and the Interim Bank desire to effect the formation of a bank holding company whereby Bank and the Interim Bank will be merged, the surviving bank will become a wholly-owned subsidiary of the Holding Company, and the present shareholders of the Bank (except for those who perfect dissenters' rights) will become shareholders of the Holding Company, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


SECTION 1.  MERGER.

     1.1. AGREEMENT TO MERGE. Subject to the terms and conditions hereinafter set forth, the parties hereto agree to effect a merger of the Bank and the Interim Bank (the "Merger") pursuant to the provisions of the Pennsylvania Banking Code of 1965, as amended, (the "Banking Code") in accordance with the Plan of Merger attached hereto as Exhibit A and made a part hereof (the "Plan of Merger").

     1.2. HOLDING COMPANY COMMON STOCK. The Holding Company shall make available to the Bank and the Interim Bank a sufficient number of shares of the Holding Company's Common Stock to effect the Merger pursuant to the Plan of Merger.


SECTION 2.  SHARES OF THE HOLDING COMPANY AND OF THE SURVIVING BANK.

     2.1. CONVERSION OF SHARES. The manner of converting the shares of Common Stock of the Bank into shares of Common Stock of the Holding Company and the shares of Common Stock of the Interim Bank into shares of Common Stock of the surviving bank in the Merger shall be as set forth in Section 2 of the Plan of Merger.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY.

     The Holding Company represents, warrants and agrees as follows:

     3.1. ORGANIZATION AND STANDING. The Holding Company is a corporation duly organized and validly existing under the Pennsylvania Business Corporation Law of 1988, as amended.

     3.2. CAPITALIZATION. The Holding Company is authorized to issue Ten Million (10,000,000) shares of Common Stock, without par value, of which five (5) shares are issued and outstanding, and Five Million (5,000,000) shares of Preferred stock, without par value, of which no shares are issued and outstanding. There are no outstanding options, warrants, calls, convertible securities, subscriptions or other commitments or rights of any nature with respect to the Common Stock of the Holding Company.

     3.3. AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of the Holding Company. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will violate any agreement to which the Holding Company is a party or by which it is bound or any law, order or decree or any provision of its Articles of Incorporation or By-laws.

     3.4. ABSENCE OF LIABILITIES. Prior to the effective time of the Merger, the Holding Company will have engaged only in the transactions contemplated by this Agreement and the Plan of Merger, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Plan of Merger.


SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE BANK.

     The Bank represents, warrants and agrees as follows:

     4.1. ORGANIZATION AND STANDING. The Bank is a state-chartered bank and trust company duly organized and validly existing under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code").

     4.2. CAPITALIZATION. The Bank is authorized to issue Five Million (5,000,000) shares of Common Stock, par value $1.5625 per share, of which 897,736.20888 shares are issued and outstanding. As of the date of this Agreement, the Bank has issued 3,750 options at an exercise price of $62.00 per share under its 1998 Independent Directors Stock Option Plan and 1998 Stock Incentive Plan. Each such option is exercisable for one share of Common Stock of the Bank. The Bank may issue up to 25,000 shares of Common Stock under each of these stock option plans. The Bank also has a Dividend Reinvestment Plan by which participants' dividends are invested in additional shares of Common Stock. The Bank may issue up to 50,000 shares of Common Stock under the Dividend Reinvestment Plan. Other than as disclosed in this Section 4.2, there are no other outstanding options, warrants, calls, convertible securities, subscriptions or other commitments or rights of any nature with respect to the Common Stock of Bank.

     4.3. AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement and the Plan of Merger have been duly authorized by the Board of Directors of the Bank. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions provided for herein or therein will violate any agreement to which the Bank is a party or by which it is bound or any law, order, or decree or any provision of its Articles of Incorporation or By-laws.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE INTERIM BANK.

     The Interim Bank represents, warrants and agrees as follows:

     5.1. ORGANIZATION AND STANDING. The Interim Bank is a state-chartered banking institution in the process of formation under the Banking Code.

     5.2. CAPITALIZATION. Upon formation, the Interim Bank will be authorized to issue Five Million (5,000,000) shares of Common Stock, par value $2.00 per share, of which 50,000 shares will be issued and outstanding and owned by the Holding Company and ten organizers immediately prior to the Merger.

     5.3. AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement and the Plan of Merger have been duly authorized by the Board of Directors of the Interim Bank. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions provided for herein or therein will violate any agreement to which the Interim Bank is a party or by which it is bound or any law, order, decree or any provision of its Articles of Incorporation or By-laws.

     5.4. ABSENCE OF LIABILITIES. Prior to the effective time of the Merger, the Interim Bank will have engaged only in the transactions contemplated by this Agreement and the Plan of Merger, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Plan of Merger.


SECTION 6.  COVENANTS OF THE HOLDING COMPANY.

     The Holding Company agrees that between the date hereof and the effective time of the Merger:

     6.1. CAPITALIZATION OF THE INTERIM BANK. The Holding Company shall purchase a total of 45,000 shares of Common Stock, par value $2.00 per share, of Interim Bank for $3.10 per share, and shall cause the Interim Bank to do all things necessary to obtain a charter as a state banking institution pursuant to the Banking Code so as to permit the consummation of the Merger provided for in the Plan of Merger. The Holding Company shall also purchase the 5,000 shares of Common Stock of the Organizers of the Interim Bank upon consummation of the Merger for $3.10 per share.

     6.2. APPROVAL OF MERGER. The Holding Company, as a shareholder of the Interim Bank, shall approve this Agreement and the Plan of Merger in accordance with applicable law.

     6.3. ASSUMPTION OF STOCK OPTIONS AND STOCK OPTION PLANS. The Holding Company shall assume the obligations of the Bank under all stock options outstanding as of the date of this Agreement to purchase 3,750 shares of Common Stock of the Bank, to the extent that such options remain unexercised on the effective date of this Agreement, as set forth in Section 2.4 of the Plan of Merger. The Holding Company shall also assume the obligations of the Bank under the Bank's 1998

Independent Directors Stock Option Plan and 1998 Stock Incentive Plan, as set forth in Section 2.4 of the Plan of Merger.

     6.4. BEST EFFORTS. The Holding Company will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite vote of the shareholders of the Bank in accordance with the requirements of the Banking Code and applicable law.


SECTION 7.  COVENANTS OF THE BANK.

     The Bank agrees that between the date hereof and the effective time of the
Merger:

     7.1. SHAREHOLDERS' MEETING. The Bank shall submit this Agreement and the Plan of Merger to the vote of its shareholders as provided by the Banking Code and other applicable laws at a meeting of shareholders to be held as soon as practicable, and any adjournment or postponement thereof.

     7.2. BEST EFFORTS. The Bank will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite vote of the shareholders of the Bank in accordance with the requirements of the Banking Code and applicable law.


SECTION 8.  COVENANTS OF THE INTERIM BANK.

     The Interim Bank agrees that between the date hereof and the effective time of the Merger:

     8.1. SHAREHOLDER APPROVAL. The Interim Bank shall submit this Agreement and the Plan of Merger to its shareholder(s) for approval and adoption as provided by the Banking Code and other applicable laws.

     8.2. BEST EFFORTS. The Interim Bank will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite approval of the shareholder(s) of the Interim Bank in accordance with the requirements of the Banking Code and applicable law.


SECTION 9.  CONDITIONS TO OBLIGATIONS OF THE PARTIES.

     The obligations of the parties to consummate this Agreement and the Plan of Merger shall be subject to the following conditions:

     9.1. REPRESENTATIONS AND WARRANTIES: PERFORMANCE OF COVENANTS. The representations and warranties and covenants contained in Sections 3, 4, 5, 6, 7 and 8 hereof shall be true as of and at the effective time of the Merger, and each party shall have performed all obligations required hereby to be performed by it prior to the effective time of the Merger.

     9.2. BANK SHAREHOLDER APPROVAL. The shareholders of Bank shall have duly approved this Agreement and the Plan of Merger in accordance with applicable laws.

     9.3. REGULATORY APPROVALS. Any federal or state regulatory agency having jurisdiction (banking or otherwise), to the extent that any consent or approval is required by applicable laws or regulations for the consummation of this Agreement and the Plan of Merger, shall have granted any necessary consent or approval.

     9.4. REGISTRATION STATEMENT. The registration statement (the "Registration Statement") filed by the Holding Company, if required pursuant to the Securities Act of 1933, as amended, covering the shares of the Holding Company's Common Stock to be issued pursuant to the Plan of Merger shall have been declared effective by the Securities and Exchange Commission; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Holding Company, shall be contemplated or threatened by the Securities and Exchange Commission.

     9.5. LITIGATION. There shall be no litigation or proceeding pending or threatened for the purpose of enjoining, restraining or preventing the consummation of the Merger, this Agreement or the Plan of Merger or otherwise claiming that such consummation is improper.

     9.6. TAX OPINION. A tax opinion shall have been obtained from Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to the Bank that the conversion of Bank's Common Stock into the Holding Company's Common Stock will be tax free for federal income tax purposes; provided, however, that the requirements of this Section 9.6 may be waived by the affirmative vote of a majority of the Board of Directors of each of the parties hereto.


SECTION 10.  TERMINATION, WAIVER AND AMENDMENT.

     10.1. CIRCUMSTANCES OF TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and the Plan of Merger may be terminated at any time before the effective time of the Merger (whether before or after action with respect thereto by the Bank's shareholders) only:

          (a) by the mutual consent of the Board of Directors of the Bank, the Interim Bank and the Holding Company evidenced by an instrument in writing signed on behalf of each by any two of their respective officers; or

          (b) by the Board of Directors of the Bank if in its sole judgment the Merger would be inadvisable because of the number of shareholders of the Bank who perfect their dissenter's rights in accordance with applicable law and the Plan of Merger, or if, in the sole judgment of such Board, the Merger would not be in the best interests of the Bank or its employees, depositors or shareholders for any reason whatsoever.

     10.2. EFFECT OF TERMINATION. In the event of the termination and abandonment hereof, this Agreement and the Plan of Merger shall become void and have no effect, without any liability on the part of any of the parties, their directors, officers or shareholders, except as set forth in Section 11 hereof.

     10.3. WAIVER. Any of the terms or conditions of this Agreement and the Plan of Merger may be waived in writing at any time by the Bank by action taken by its Board of Directors, whether before or after action by the Bank's shareholders; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors, such waiver will not have a materially adverse effect on the benefits intended to be granted hereunder to the shareholders of the Bank.

     10.4. AMENDMENT. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the Plan of Merger may be amended at any time by the affirmative vote of a majority of the Board of Directors of each of the Bank, the Holding Company and the Interim Bank, whether before or after action with respect thereto by the Bank's shareholders and without further approval of such amendment by the shareholders of the parties hereto; provided, however, that Section 2.1 of this Agreement and
Section 2 of the Plan of Merger may not be amended after the meeting of the Bank's shareholders referred to in Section 7.1 hereof except by the vote of Bank shareholders required for the approval of the Merger by such shareholders.


SECTION 11.  EXPENSES.

     11.1. GENERAL. Each party hereto will pay its own expenses incurred in connection with this Agreement and the Plan of Merger, whether or not the transactions contemplated herein are effected.

     11.2. SPECIAL DIVIDEND. Upon the effective time of the Merger, the surviving bank shall pay a special dividend to the Holding Company in an amount equal to the sum of:

          (a) the expenses of the Holding Company in connection with the transactions contemplated herein, if any;

          (b) the principal amount of any loan that the Holding Company shall have obtained to purchase shares of Common Stock of the Interim Bank as provided in 6.1 hereof; and

          (c) the amount of any interest incurred by the Holding Company on account of any loans obtained by it for the purchase of shares of Common Stock of the Interim Bank as provided in Section 6.1 hereof.


SECTION 12.  MISCELLANEOUS.

     12.1. RESTRICTIONS ON AFFILIATES. The Holding Company may cause stock certificates representing any shares issued to any shareholder who may be deemed to be an affiliate of the Bank, within the meaning of Rule 145 under the Securities Act of 1933, as amended, to bear a legend setting forth any applicable restrictions on transfer thereof under Rule 145 and may cause stop-transfer orders to be entered with its transfer agent with respect to any such certificates.

     12.2. NO BROKERS. Each of the parties represents to the other that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby.

     12.3. RIGHT TO WITHHOLD DIVIDENDS. The Board of Directors of the Holding Company reserves the right to withhold dividends from any former shareholder of the Bank who fails to exchange certificates representing the shares of the Bank for certificates representing the shares of the Holding Company in accordance with Section 2 of the Plan of Merger.

     12.4. FAILURE TO SURRENDER CERTIFICATES. Shareholders of the Holding Company shall surrender certificates representing the shares of the Bank for certificates representing the shares of the Holding Company within two (2) years of the date of the letter of transmittal as provided in Section 2 of the Plan of Merger. In the event that any certificates are not surrendered for exchange within such two (2) year period, the shares, represented by appropriate certificates of the Holding Company that would otherwise have been delivered in exchange for the unsurrendered certificates, may be sold and the net proceeds of the sale shall be held for the shareholders of the unsurrendered certificates to be paid to them upon surrender of their outstanding certificates. From and after such sale, the sole right of the holders of the unsurrendered outstanding certificates shall be the right to collect the net sales proceeds held for their account.

     12.5. ENTIRE AGREEMENT. This Agreement (including the Plan of Merger attached as an exhibit hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     12.6. CAPTIONS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement or the Plan of Merger.

     12.7. APPLICABLE LAW. This Agreement and the Plan of Merger shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts executed in and to be performed exclusively within the Commonwealth of Pennsylvania, regardless of where they are executed.

     12.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above mentioned.


(SEAL)


ATTEST:                                       FIDELITY D & D BANCORP, INC.


/s/ John Glinsky, Jr.                         By: /s/ Michael F, Marranca
---------------------------------             -------------------------------
John F. Glinsky, Jr., Secretary               Michael F. Marranca, President

(SEAL)

ATTEST:                                       THE FIDELITY DEPOSIT AND
                                              DISCOUNT BANK


/s/ John Glinsky, Jr.                         By: /s/ Michael F. Marranca
---------------------------------             -------------------------------
John F. Glinsky, Jr., Secretary               Michael F. Marranca, President



(SEAL)


ATTEST:                                       THE FIDELITY DEPOSIT AND DISCOUNT
                                              INTERIM BANK
                                              (In Organization)


/s/ John F. Glinsky, Jr.                      By: /s/ Michael F. Marranca
---------------------------------             -------------------------------
John F. Glinsky, Jr., Secretary               Michael F. Marranca, President

                                    EXHIBIT A

                                 PLAN OF MERGER

                 THE FIDELITY DEPOSIT AND DISCOUNT INTERIM BANK

                       WITH, INTO AND UNDER THE CHARTER OF

                     THE FIDELITY DEPOSIT AND DISCOUNT BANK


     THIS PLAN OF MERGER made between The Fidelity Deposit and Discount Bank (the "Bank"), a Pennsylvania-chartered bank and trust company, located at Blakely and Drinker Streets, Dunmore, County of Lackawanna, in the Commonwealth of Pennsylvania, and The Fidelity Deposit and Discount Interim Bank (in organization) (the "Interim Bank"), a Pennsylvania-chartered bank, located at Blakely and Drinker Streets, Dunmore, County of Lackawanna, in the Commonwealth of Pennsylvania (the two parties being sometimes collectively referred to herein as the "Constituent Banks").

     WHEREAS, Bank, Interim Bank and Fidelity D&D Bancorp, Inc. (the "Holding Company"), a Pennsylvania business corporation of which Interim Bank is a subsidiary, have entered into a Plan of Reorganization of even day herewith (the "Plan of Reorganization"), providing for, among other things, the execution of the Plan of Merger and for the merger (the "Merger") of Bank and Interim Bank in accordance with the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the Constituent Banks, intending to be legally bound hereby, agree to effect the Merger in accordance with the terms and conditions hereinafter set forth.

SECTION 1.  General.

1.1 The Merger. On the Effective Date, as hereinafter defined, Interim Bank shall be merged with, into and under the charter of the bank under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code"), the separate existence of Interim Bank shall cease, and Bank shall be the surviving Bank (the "Surviving Bank"), in accordance with this Plan of Merger.

1.2 Name. The name of the surviving Bank shall be The Fidelity Deposit and Discount Bank, and the location of its principal office shall be Blakely and Drinker Streets, Dunmore, Pennsylvania 18512.

1.3 Articles of Incorporation. At the Effective Date, the Articles of Incorporation of the bank, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Bank.

1.4 By-laws. At the Effective Date, the by-laws of the bank, as in effect immediately prior to the Effective Date, shall be the by-laws of the Surviving Bank.

1.5 Effect of Merger. On the Effective Date, the Surviving Bank shall succeed, without further act or deed, to all of the property, rights, powers, duties and obligations of the Constituent Banks in accordance with the banking Code. Any claim existing or action pending by or against either of the Constituent Banks may be prosecuted to judgment as if the Merger had not taken place, and the Surviving Bank may be substituted in its place.

1.6 Continuation in Business. The Surviving Bank shall continue in business with the assets and liabilities of each of the Constituent Banks. The Surviving Bank shall be a bank and trust company organized and having perpetual existence under the laws of the Commonwealth of Pennsylvania. Any branch offices of the Surviving Bank shall consist of the bank's present branch offices and any other branch office or offices that Bank may be authorized to have as of the Effective Date.

1.7 Board of Directors. The Board of Directors of Bank immediately prior to the consummation of the Merger shall serve as the Board of Directors of the Surviving Bank from and after the Effective Date and until such time as their successors have been duly elected and qualified.

1.8 Officers. The persons who are executive or other officers of Bank immediately prior to the consummation of the Merger shall serve as the officers of the Surviving Bank from and after the Effective Date and until such time as the Board of Directors of the Surviving Bank shall otherwise determine.

1.9 Employees. On the Effective Date, all persons who are employees of Bank and of Interim Bank shall become employees of the Surviving Bank.

SECTION 2. Conversion of Shares. The manner and basis of converting shares of Common Stock of the Constituent Banks shall be as follows:

2.1 Stock of Interim Bank. The shares of Common Stock, par value $2.00 per share, of Interim Bank issued and outstanding immediately prior to the Effective Date shall be converted into fully paid and non-assessable shares of Common Stock of the Surviving Bank so that the number of outstanding shares of Common Stock of the Surviving Bank at and after the Effective Date shall equal the number of outstanding shares of Common Stock of the bank prior to the Effective Date and resulting in all outstanding shares of Common Stock of the Surviving Bank being held by the holding company at and after the Effective Date.

2.2 Stock of the bank. Each share of Common Stock, par value $1.5625 per share, of Bank issued and outstanding immediately prior to the Effective Date (except for shares owned by shareholders who shall have duly perfected dissenters' rights in accordance with this Plan of Merger and applicable law and except for fractional shares) shall, on the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become two (2) shares of fully paid and nonassessable Common Stock, without par value, of the holding company. No fractional shares of Common Stock and no scrip or certificates therefor, shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which a shareholder would otherwise be entitled, each former shareholder of Bank shall receive, in cash, an amount equal to the fair market value of his or her fractional interest. From and after the Effective Date, each certificate which, prior to the Effective Date, represented shares of Common Stock of the bank shall evidence ownership of shares of Common Stock of the holding company on the basis set forth herein.

2.3 Treasury Stock. Each share of Common Stock, par value $1.5625 per share, of Bank held as a treasury share immediately prior to the Effective Date, if any, shall thereupon and without notice be canceled.

2.4 Assumption of Stock Options. Holding Company shall assume the obligations of Bank under stock options outstanding to the extent that such options remain unexercised on the Effective Date, and further shall assume the obligations of Bank under the bank's 1998 Independent Directors Stock Option Plan and 1998 Stock Incentive Plan (the "Plans"). Such outstanding stock options shall automatically be converted into the right to purchase double the number of shares at half of the option exercise price per share, had the option or warrant been exercised prior to the Merger, and in accordance with the terms of the Plans. No fractional shares of Holding Company Common Stock, and no scrip or certificates therefor, shall be issued in connection with the assumption or exercise of such stock options. The obligations of the bank, as assumed by the holding company, under the Plans will automatically be adjusted to reflect the two-for-one exchange ratio of Holding Company Common Stock for the bank's Common Stock. Similarly, the number of shares which may be issued under the Plans will automatically be adjusted.

2.5 Exchange Agent. Bank shall designate the Secretary or another officer of the holding company or Bank to act as exchange agent to receive from the holders thereof, certificates that, immediately prior to the Effective Date, represented Bank's Common Stock and to exchange such certificates for Common Stock of the holding company, as provided herein and, if applicable, to pay cash for fractional shares of Bank Common Stock pursuant to Section
     2.2 above.

2.6 Exchange Procedure. If appointed pursuant to Section 2.5 hereof, the exchange agent shall promptly mail to each record holder as of the date of exchange of an outstanding certificate or certificates that, prior to the Effective Date, represented shares of Bank's Common Stock, a letter of transmittal (which shall specify how delivery shall be effected, and that risk of loss and title to such certificate or certificates shall pass only upon proper delivery of such certificate or certificates, together with a properly executed letter of transmittal to the exchange agent at is address stated therein) and instructions for use in effecting the surrender of such certificate or certificates for exchange therefor. Upon surrender to the exchange agent of such certificate or certificates, together with such letter of transmittal, properly executed, the exchange agent shall exchange such certificate or certificates for shares of common stock of the holding company, as provided herein.

2.7 Failure to Surrender Certificates. Shareholders will be required to surrender certificates representing shares of the bank for certificates representing shares of the holding company. All Bank Common Stock certificates must be surrendered within two (2) years after notice that surrender will be required. In the event that any former shareholder of Bank shall not have properly surrendered his Common Stock certificates within two (2) years after such notice, the shares of Holding Company Common Stock that would otherwise have been issued to him may, at the option of the holding company, be sold, and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a noninterest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of Bank shall be right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of Bank, without interest, upon proper surrender of his Common Stock certificates.

2.8 Dissenters' Rights. Shareholders of Bank shall be entitled to exercise the rights provided in Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 PA C.S.A.ss.1571 et. seq.) ("Dissenters' Rights") with respect to the Plan of Merger.

SECTION 3.  Miscellaneous.

3.1 Conditions. The obligations of Bank and Interim Bank to effect the Merger shall be subject to all of the terms and conditions contained in the Plan of Reorganization.

3.2 Termination and Agreement. This Plan of Merger may be terminated or amended prior to the Effective Date in the manner and upon the conditions set forth in the Plan of Reorganization. If the Plan of Reorganization is terminated pursuant to the terms thereof, this Plan of Merger shall terminate simultaneously, and the Merger shall be abandoned without further action of the parties hereto.


     WITNESS the signatures and seals of said merging banks this 21st day of December, 1999, each hereunto set by its President or a Vice President and attested by its Cashier or Secretary, pursuant to a resolution of its Board of Directors, acting by a majority thereof.

ATTEST:                                        THE FIDELITY DEPOSIT AND
                                               DISCOUNT BANK


/s/ John Glinsky, Jr.                          By: /s/ Michael F. Marranca
----------------------------------             -------------------------------
John F. Glinsky,  Jr., Secretary               Michael F. Marranca, President


ATTEST:                                        THE FIDELITY DEPOSIT AND
                                               DISCOUNT INTERIM BANK


/s/ John F. Glinsky, Jr.                       By: /s/ Michael F. Marranca
----------------------------------             -------------------------------
John F. Glinsky,  Jr., Secretary               Michael F. Marranca, President

                                     ANNEX B

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                          FIDELITY D & D BANCORP, INC.

[PG NUMBER]

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          FIDELITY D & D BANCORP, INC.


     1. The name of the Corporation is Fidelity D & D Bancorp, Inc.

     2. The address, including street and number, if any, of this Corporation's initial registered office in the Commonwealth of Pennsylvania is Blakely & Drinker Streets, Dunmore, Pennsylvania 18512, and the county of venue is Lackawanna.

     3. The Corporation is incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988 (15 PA C.S.A.ss.1101 et seq.), as the same may be amended.

     4. The purpose or purposes of the Corporation are to have unlimited power to engage in and to do any lawful act concerning any or all business for which corporations may be incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as the same may be amended.

     5. (a) The aggregate number of shares that the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares, without par value, divided into a class of Ten Million (10,000,000) shares of common stock, without par value, and a class of Five Million (5,000,000) shares of preferred stock, without par value. The preferred stock shall be divided into one or more series as the Board of Directors may determine as provided herein.

          (b) The holders of common stock shall have one vote per share. The common stock shall be subject to the prior rights of holders of any series of preferred stock outstanding, according to the preferences, if any, of such series.

          (c) Each series of preferred stock may have full, limited, multiple or fractional or no voting rights, and such designations, preferences, limitations, and special rights as determined by the board of directors as provided herein. The division of the preferred stock into series, the determination of the designation and the number of shares of any such series and the determination of the voting rights, preferences, limitations, and special rights of the shares of any such series may be accomplished by an amendment to this Article 5, which amendment may be made solely by action of the board of directors, which shall have the full authority permitted by law to make such division and determinations.

          (d) Unless otherwise provided in a resolution or resolutions establishing any particular series of preferred stock, the aggregate number of authorized shares of preferred stock may be increased by an amendment to the articles approved solely by the holders of the common stock and of any preferred stock who are entitled under voting rights designated by the board to vote thereon, if at all, voting together as a class.

     6. The name and address, including street and number, if any, of each of the Incorporators, and the number and class of shares subscribed to by each Incorporator is:

                                                                                        Number and
              Name                           Address                                 Class of Shares
              ----                           -------                                 ---------------
       Paul A. Barrett                  2209 Jefferson Ave.                             1 share of
                                        Dunmore, PA  18509                              common stock

       Samuel C. Cali                   303 W. Elm Street                               1 share of
                                        Dunmore, PA  18512                              common stock

       Patrick J. Dempsey               100 Swinck Drive                                1 share of
                                        Dunmore, PA  18512                              common stock

       Michael F. Marranca              119 Johnson Street                              1 share of
                                        Pittston, PA  18640                             common stock

       Michael J. McDonald              2016 Green Ridge Street                         1 share of
                                        Dunmore, PA 18512                               common stock


     7. No merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of:

          (a) the holders of at least seventy-five percent (75%) of the outstanding shares of stock of the Corporation entitled to vote thereon; or

          (b) the holders of at least fifty-one percent (51%) of the outstanding shares of stock of the Corporation entitled to vote thereon, provided that such transaction has received the prior approval of at least eighty percent (80%) of all of the members of the Board of Directors.

     8. Cumulative voting rights shall not exist with respect to the election of directors.

     9. A majority of the Board of Directors of this Corporation, or one or more shareholders entitled to cast at least twenty percent (20%) of the votes that all shareholders are entitled to cast at a particular meeting, shall be entitled to call special meetings of the shareholders.

     10. (a) The Board of Directors may, if it deems advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, in considering the best interests of the corporation, consider any relevant, germane or pertinent issue to the extent the Directors deem appropriate; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this Corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

          (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation;

          (ii) Whether a more favorable price could be obtained for this corporation's securities in the future;

          (iii) The social and economic effects of the offer or transaction on this Corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this Corporation and any of its subsidiaries operate or are located;

          (iv) The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;

          (v) The value of the securities (if any) which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation or other entity whose securities are being offered;

          (vi) The business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible effect of such conditions upon this Corporation and any of its subsidiaries and the other elements of the communities in which this Corporation and any of its subsidiaries operate or are located;

          (vii) Any antitrust or other legal and regulatory issues that are raised by the offer.

     (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: advising shareholders not to accept that offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

     11. Articles 7, 8, 9, 10 and 11 shall not be amended unless first approved by the affirmative vote of:

          (a) the holders of at least seventy-five percent (75%) of the outstanding shares of stock of the Corporation entitled to vote thereon; or

          (b) the holders of at least fifty-one percent (51%) of the outstanding shares of stock of the Corporation entitled to vote thereon, provided that such amendment has received the prior approval of at least eighty percent (80%) of all of the members of the Board of Directors.

                                     ANNEX C

                     BY-LAWS OF FIDELITY D & D BANCORP, INC.

                                     BY-LAWS
                                       OF
                          FIDELITY D & D BANCORP, INC.

                                    Article 1

                               CORPORATION OFFICE


     Section 1.1 The Corporation shall have and continuously maintain in Pennsylvania a registered office. The registered office shall be Blakely and Drinker Streets, Dunmore, Pennsylvania 18512. The principal place of business of the Corporation may be, but need not be, the same as the registered office. The address of the registered office may be changed from time to time by the Board of Directors.

     Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                    Article 2

                              SHAREHOLDERS MEETINGS

     Section 2.1 All meetings of the shareholders shall be held at the registered office of the Corporation or at such other place as may be fixed from time to time by the Board of Directors, and such meetings shall be held at such time as may be fixed from time to time by the Board of Directors.

     Section 2.2 The annual meeting of the shareholders shall be held no later than the thirty-first day of May in each year, when the shareholders shall elect members to the Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 2.3 Special meetings of the shareholders may be called at any time by a majority of the Board of Directors or by one or more shareholders entitled to cast at least twenty percent (20%) of the votes which all shareholders are entitled to cast at a particular meeting. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty (60) days after the receipt of the request. If the Secretary refuses to fix the time of the meeting or neglects to fix the time of the meeting within thirty (30) days after the receipt of such a request, the person or persons making the request may issue the call.

     Section 2.4 Written notice of all shareholder meetings (other than adjourned meetings of shareholders), shall state the place, date, hour, the purpose thereof and shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten (10) days before such meeting, unless a greater period of notice is required by statute or by these By-laws, to each shareholder entitled to vote thereat at such address as appears on the transfer books for shares of the Corporation.

     Section 2.5 When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                    Article 3

                             QUORUM OF SHAREHOLDERS

     Section 3.1 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders.

     Section 3.2 If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that those shareholders entitled to vote who attend a meeting of shareholders:

     (1) At which directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors;

     (2) That has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

     Section 3.3 At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                                    Article 4

                                  VOTING RIGHTS

     Section 4.1 Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the transfer books for shares of the Corporation on the record date fixed for the meeting.

     Section 4.2 When a quorum is present at any meeting the voice vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

     Section 4.3 Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

                                    Article 5

                                     PROXIES

     Section 5.1 Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation.

     Section 5.2 A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                                    Article 6

                                   RECORD DATE

     Section 6.1 The Board of Directors may fix a time, not more than ninety
(90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or distribution or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the transfer books for shares of the Corporation after any record date fixed as aforesaid.

     Section 6.2 The Board of Directors may close the transfer books for shares of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the transfer books for shares of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                                    Article 7

                                  VOTING LISTS

     Section 7.1 The Secretary shall have charge of the transfer books for shares of the Corporation and shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     Section 7.2 Failure to comply with the requirements of Section 7.1 shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote an any meeting of shareholders.

                                    Article 8

                               JUDGES OF ELECTION

     Section 8.1 In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.


     Section 8.2 In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

     Section 8.3 The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     Section 8.4 On request of the presiding officer of the meeting, or of any shareholder, the judges of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                                    Article 9

                                    DIRECTORS

     Section 9.1 Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation's then existing Board of Directors) shall so notify the Secretary of the Corporation in writing not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder.

          (a)  the name and address of each proposed nominee;

          (b)  the age of each proposed nominee;

          (c)  the principal occupation of each proposed nominee;

          (d) the number of shares of the Corporation owned by each proposed nominee;

          (e) the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;

          (f)  the name and residence address of the notifying shareholder; and

          (g) the number of shares of the Corporation owned by the notifying shareholder.

     Any nomination for director not made in accordance with this Section shall be disregarded by the presiding officer of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.

     Section 9.2 The number of directors that shall constitute the whole Board of Directors shall be not less than three (3). The Board of Directors shall be classified into three (3) classes, each class to be elected for a term of three
(3) years. The terms of the respective classes shall expire in successive years as provided in Section 9.3 hereof. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications.


     Section 9.3 At the 2001 annual meeting of shareholders of the Corporation, the shareholders shall elect ten (10) directors as follows: four (4) Class A directors to serve until the 2003 annual meeting of shareholders, three (3) Class B directors to serve until the 2002 annual meeting of shareholders, and three (3) Class C directors to serve until the 2004 annual meeting of shareholders. Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three (3) years, so that the term of office of one class of directors shall expire in each year. The Board of Directors shall have the sole discretion to increase the number of Directors that shall constitute the whole Board of Directors; provided however, that the total number of Directors in each class remains relatively proportionate to the others.


     Section 9.4 The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or for any other proper cause which these By-laws may specify or if, within sixty (60) days or such other time as these By-laws may specify after notice of his selection, he does not accept the office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification as these By-laws may specify.

     Section 9.5 Upon application of any shareholder or director, the court may remove from office any director in case of fraudulent or dishonest acts, or gross abuse of authority or discretion with reference to the Corporation, or for any other proper cause, and may bar from office any director so removed for a period prescribed by the court. The Corporation shall be made a party to the action and, as a prerequisite to the maintenance of an action under this Section 9.5, a shareholder shall comply with Section 1782 of the Business Corporation Law of 1988, and any amendments or supplements thereto.

     Section 9.6 An act of the Board of Directors done during the period when a director has been suspended or removed for cause shall not be impugned or invalidated if the suspension or removal is thereafter rescinded by the shareholders or by the Board of Directors or by the final judgment of a court.

     Section 9.7 The Board of Directors may appoint a person who previously held the position of Director to be a Director Emeritus. A Director Emeritus may attend meetings of the Board of Directors and shall have such other rights and privileges as may be determined from time to time by resolution of the Board of Directors.

                                   Article 10

                         VACANCIES ON BOARD OF DIRECTORS

     Article 10.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, or by a sole remaining director, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

                                   Article 11

                          POWERS OF BOARD OF DIRECTORS

     Section 11.1 The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the shareholders.

     Section 11.2 A director shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

     (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

     (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons.

     (c) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     In assessing whether the standard set forth herein has been satisfied, there shall not be any greater obligation to justify, or higher burden of proof with respect to, any act as the board of directors, any committee of the board or any individual director relating to or affecting an acquisition or potential or proposed acquisition of control of the corporation than is applied to any other act as a board of directors, any committee of the board or any individual director.

     Section 11.3 In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers, upon creditors and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 11.2.

     Section 11.4 Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

     Section 11.5 A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

     (a) the director has breached or failed to perform the duties of his office under this Article 11; and

     (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Section 11.6 The provisions of Section 11.5 shall not apply to:

     (a) the responsibility or liability of a director pursuant to any criminal statute; or

     (b) the liability of a director for the payment of taxes pursuant to local, State or Federal law.

     Section 11.7 A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the Secretary of the Corporation before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 11.7 shall bar a director from asserting that minutes of any meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notifies the Secretary of the Corporation, in writing, of the asserted omission or inaccuracy.

                                   Article 12

                      COMMITTEES OF THE BOARD OF DIRECTORS

     Section 12.1 The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors or in these By-laws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

     (a) The submission to shareholders of any action requiring approval of shareholders under applicable law, the Articles of Incorporation or these By-laws.

     (b)  The creation or filling of vacancies in the Board of Directors.

     (c)  The adoption, amendment or repeal of these By-laws.

     (d) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.

     (e) Action on matters committed by these By-laws or resolution of the Board of Directors to another committee of the Board of Directors.

     Section 12.2 The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

     Section 12.3 Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors. The term "Board of Directors," when used in any provision of this Article 12 relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of this Article 12 relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Article 12.

                                   Article 13

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 13.1 An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

     Section 13.2 Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

     Section 13.3 Special meetings of the Board of Directors may be called by the President on one (1) day's notice to each director, either personally or in the manner set forth under Article 32 hereof; special meetings shall be called by the President in like manner and on like notice upon the written request of three (3) directors.

     Section 13.4 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

                                   Article 14

                    INFORMAL ACTION BY THE BOARD OF DIRECTORS

     Section 14.1 Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation.

                                   Article 15

                            COMPENSATION OF DIRECTORS

     Section 15.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   Article 16

                                    OFFICERS

     Section 16.1 The officers of the Corporation shall be elected by the Board of Directors at its organizational meeting and shall be a President, Secretary and Treasurer. The Board of Directors may elect one of its members as Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any number of offices may be held by the same person, except that the offices of President, Treasurer and Chief Financial Officer, if any, shall not be held by the same person or persons.

     Section 16.2 The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 16.3 Each officer shall hold office for a term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.

     Section 16.4 Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 16.5 An officer shall perform his duties as an officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation.

                                   Article 17

                                  THE PRESIDENT

     Section 17.1 The Board of Directors shall appoint one of its members to be President. He shall be the chief executive officer of the Corporation. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on any particular officer or officers of the Corporation. The President shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall have general executory powers in addition to those specific powers conferred by these by-laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. In the absence or incapacity of the Chairman of the Board, the President shall preside at meetings of the shareholders and the directors.

                                   Article 18

                            THE CHAIRMAN OF THE BOARD

     Section 18.1 The Board of Directors may appoint one of its members to be the Chairman of the Board. If elected, he shall preside at all meetings of the shareholders and directors; shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executory powers in addition to those specific powers conferred by these by-laws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                                   Article 19

                               THE VICE PRESIDENT

     Section 19.1 The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these By-laws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive," "senior," or by departmental or functional classification.

                                   Article 20

                                  THE SECRETARY

     Section 20.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose, shall attend to the giving of all notices required by these by-laws to be given, and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the President.

                                   Article 21

                                  THE TREASURER

     Section 21.1 The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

                                   Article 22

                               ASSISTANT OFFICERS

     Section 22.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President, the Chairman of the Board or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                                   Article 23

                                 INDEMNIFICATION

     Section 23.1 (Third Party Actions) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     Section 23.2 (Derivative Actions) The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

     Section 23.3 (Mandatory Indemnification) To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 23.1 (relating to third party actions) or 23.2 (relating to derivative actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 23.4 (Procedure for Effecting Indemnification) Unless ordered by a court, any indemnification under Sections 23.1 (relating to third party actions) or 23.2 (relating to derivative actions) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

     (b) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (c) by the shareholders.

     Section 23.5 (Advancing Expenses) Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Article 23 may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 23 or otherwise.

     Section 23.6 (Supplementary Coverage) (a) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 23 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Section 23.6 or otherwise.

     (b) Indemnification pursuant to subsection (a) of this Section 23.6 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     (c) Indemnification pursuant to subsection (a) of this Section 23.6 under any By-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 23.6 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation.

     Section 23.7 (Power to Purchase Insurance) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article 23.

     Section 23.8 (Application to Surviving or New Corporations) For the purpose of this Article 23, references to "the Corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article 23 with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

     Section 23.9 (Application to Employee Benefit Plans) For purposes of this
Article 23:

     (a) References to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a representative of the Corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries.

     (b) Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines."

     (c) Action with respect to an employee benefit plan taken or omitted in good faith by a representative of the Corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.

     Section 23.10 (Duration and Extent of Coverage) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 23 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the Corporation and shall inure to the benefit of the heirs and personal representative of that person.

                                   Article 24

                               SHARE CERTIFICATES

     Section 24.1 The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the Chairman of the Board or the President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

                                   Article 25

                               TRANSFER OF SHARES

     Section 25.1 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the transfer books for shares of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

                                   Article 26

                                LOST CERTIFICATES

     Section 26.1 Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                                   Article 27

                                    DIVIDENDS

     Section 27.1 The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, so long as any dividend shall not be in violation of law and the Articles of Incorporation.

     Section 27.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                                   Article 28

                        FINANCIAL REPORT TO SHAREHOLDERS

     Section 28.1 The President and the Board of Directors shall present prior to each annual meeting of the shareholders a full and complete statement of the business and affairs of the Corporation for the preceding year.

                                   Article 29

                                   INSTRUMENTS

     Section 29.1 Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the President or the Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation.

     Section 29.2 The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

                                   Article 30

                                   FISCAL YEAR

     Section 30.1 The fiscal year of the Corporation shall be the calendar year.

                                   Article 31

                                      SEAL

     Section 31.1 The President, the Treasurer, the Secretary and any Assistant Treasurer or Assistant Secretary, or any other officer designated by the Board of Directors, shall have the authority to affix the corporate seal to any document requiring such seal and to attest the same. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

                                   Article 32

                           NOTICES AND WAIVERS THEREOF

     Section 32.1 Whenever written notice is required to be given to any person under the provisions of applicable law, by the Articles of Incorporation or of these By-laws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer-back received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice if sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of these By-laws.

     Section 32.2 Whenever any written notice is required to be given under the provisions of applicable law, the Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by these By-laws, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

     Section 32.3 Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

     Section 32.4 Whenever any notice or communication is required to be given to any person under the provisions of applicable law, the Articles of Incorporation, these By-laws, the terms of any agreement and any other instrument or as a condition precedent to taking any corporate action, and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required and there shall be no duty to apply for a license or other permission to do so. Any action or meeting that is taken or held without notice or communication to that person shall have the same validity as if the notice or communication had been duly given. If the action taken is such as to require the filing of any document with respect thereto under any provision of law or any agreement or other instrument, it shall be sufficient, if such is the fact and if notice or communication in required, to state therein that notice or communication was given to all persons entitled to receive notice or communication except persons with whom communication was unlawful.

     Section 32.5 Section 32.4 shall also be applicable to any shareholder with whom the Corporation has been unable to communicate for more than twenty-four
(24) consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, Section 32.4 shall cease to be applicable to the shareholder under this Section 32.5.

                                   Article 33

                                   EMERGENCIES

     Section 33.1 The Board of Directors may adopt emergency By-laws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any different provisions of law, of the Articles of Incorporation or of these By-laws, be effective during any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum of the Board of Directors cannot readily be assembled. The emergency By-laws may make any provision that may be appropriate for the circumstances of the emergency including, procedures for calling meetings of the Board of Directors, quorum requirements for meetings and procedures for designating additional or substitute directors.

     Section 33.2 The Board of Directors, either before or during any emergency, may provide, and from time to time modify, lines of succession in the event that during the emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties and may, effective in the emergency, change the head offices or designate several alternative head offices or regional offices of the Corporation or authorize the officers to do so.

     Section 33.3 A representative of the Corporation acting in accordance with any emergency By-laws shall not be liable except for willful misconduct and shall not be liable for any action taken by him in good faith in an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the emergency or other By-laws then in effect. Section 33.4 To the extent not inconsistent with any emergency By-laws so adopted, the By-laws of the Corporation shall remain in effect during any emergency and, upon its termination, the emergency By-laws shall cease to be effective.

     Section 33.5 Unless otherwise provided in emergency By-laws, notice of any meeting of the Board of Directors during an emergency shall be given only to those directors to whom it is feasible to reach at the time and by such means as are feasible at the time, including publication, radio or television. To the extent required to constitute a quorum at any meeting of the Board of Directors during any emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency By-laws, be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

                                   Article 34

                                   AMENDMENTS

     Section 34.1 These By-laws may be altered, amended or repealed by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose (except that the directors shall not make or alter any by-laws fixing their qualification, classification or term of office), subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Common Stock.

                                     ANNEX D

                               STATUTES REGARDING
                               DISSENTERS' RIGHTS

                  PENNSYLVANIA BANKING CODE OF 1965, AS AMENDED

                             EXCERPT FROM CHAPTER 12

Section 1222.  Rights of Dissenting Shareholders.

     If a shareholder of an institution shall object to a proposed plan of action of the institution authorized under a section of this act and such section provides that the shareholder shall be entitled to rights and remedies of a dissenting shareholder, the rights and remedies of such shareholder shall be governed by the provisions of the Business Corporation Law applicable to dissenting shareholders and shall be subject to the limitations on such rights and remedies under those provisions. Shares acquired by an institution as a result of the exercise of such rights by a dissenting shareholder may be held and disposed of as treasury shares, or, in the case of a merger or consolidation, as otherwise provided in the plan of merger or consolidation.

                             EXCERPT FROM CHAPTER 16

Section 1607.  Rights of Dissenting Shareholders.

     (a) A shareholder of an institution which is a party to a plan in which the proposed merger or consolidation will result in an institution subject to this act who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder provided under, and subject to compliance with, the provisions of section 1222 of this act.


          THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED

                           EXCERPT FROM SUBCHATER 19C

Section 1930.  Dissenters Rights

     (a) General Rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

SUBCHAPTER 15D - DISSENTERS RIGHTS

Section 1571. Application and effect of subchapter.

     (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).
     Section 1930 (relating to dissenters rights).
     Section 1931(d) (relating to dissenters rights in share exchanges).
     Section 1932(c) (relating to dissenters rights in asset transfers).
     Section 1952(d) (relating to dissenters rights in division).
     Section 1962(c) (relating to dissenters rights in conversion).
     Section 2104(b) (relating to procedure).
     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
     Section 2325(b) (relating to minimum vote requirement).
     Section 2704(c) (relating to dissenters rights upon election).
     Section 2705(d) (relating to dissenters rights upon renewal of election).
     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
     Section 7104(b)(3) (relating to procedure).

     (b)  Exceptions.

     (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

          (i)  listed on a national securities exchange; or

          (ii) held of record by more than 2,000 shareholders; shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

     (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

          (i) shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares;

          (ii) shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class;

          (iii) shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

     (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2) a copy of this subchapter.

     (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

Section 1572.  Definitions.

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

          "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

          "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

          "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

          "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

Section 1573  Record and beneficial holders and owners.

     (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574.  Notice of intention to dissent.

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value of his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575.  Notice to demand payment.

     (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose beneficial shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576.  Failure to comply with notice to demand payment, etc.

     (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577.  Release of restrictions or payment for shares.

     (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment. When uncertified shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter or a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those which the original dissenter had after making demand for payment of their fair value.

Section 1578.  Estimate by dissenter of fair value of shares.

     (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579.  Valuation proceedings generally.

     (a)  General rule. Within 60 days after the latest of:

          (1) effectuation of the proposed corporate action;

          (2) timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

          (3) timely receipt of any estimates pursuant to Section 1578 (relating to estimate by dissenter of fair value of shares).

     If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pacs Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580.  Costs and expenses of valuation proceedings.

     (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally) including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses arc assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers.
-------           -----------------------------------------

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 PA. C.S.A. Sections 1741-1750) provides that a business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding. The full text of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988 is attached as Exhibit 99.4.

     Section 1741 (relating to third party actions) provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

     Section 1742 (relating to derivative actions) provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

     Section 1743 (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 1744 (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

          1. by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

          2. if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          3. by the shareholders.

     Section 1745 (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

     Section 1746 (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 1746 also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1746 further declares that indemnification under any bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

     Section 1747 (relating to the power to purchase insurance) provides that a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the Business Corporation Law. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

     Article 23 of the By-laws of the Registrant provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provision of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended. In addition, Registrant intends to purchase and maintain insurance against liability for acts by these persons, as permitted by law.

Item 21.          Exhibits and Financial Statement Schedules.
-------           ------------------------------------------

         (a)      Exhibits:

                  2.1 Plan of Reorganization dated as of December 21, 1999, among Registrant, The Fidelity Deposit and Discount Bank and The Fidelity Deposit and Discount Interim Bank (included as Annex A to the Proxy
                           Statement/Prospectus contained herein).


                  2.2 Plan of Merger dated as of December 21, 1999, between The Fidelity Deposit and Discount Bank and The Fidelity Deposit and Discount Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).


                  3(i) Amended and Restated Articles of Incorporation of Registrant (included as Annex B to the Proxy Statement/Prospectus contained herein).

                  3(ii) By-laws of Registrant (included as Annex C to the Proxy Statement/Prospectus contained herein).


                  5 Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant, dated March 16, 2000, as to the legality of the shares of Registrant's stock being registered.

                  8 Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant, dated March 16, 2000, as to the tax treatment of the proposed transactions.


                  10.1 1998 Independent Directors Stock Option Plan of The Fidelity Deposit and Discount Bank.

                  10.2 1998 Stock Incentive Plan of The Fidelity Deposit and Discount Bank.

                  10.3 The Fidelity Deposit and Discount Bank Dividend Reinvestment Plan.

                  23.1 Consent of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant (included in Opinion Letter as Exhibit 5).

                  23.2 Consent of Parente Randolph, P.C., Certified Public Accountants.

                  24 Power of Attorney given by the Officers and Directors of the Registrant (included on Signature Page of the Registration Statement).


                  27       Financial Data Schedule.


                  99.1 Letter to Shareholders of The Fidelity Deposit and Discount Bank.

                  99.2 Notice of Special Meeting of Shareholders of The Fidelity Deposit and Discount Bank.

                  99.3 Form of Proxy for use by the Shareholders of The Fidelity Deposit and Discount Bank.

                  99.4 Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 PA. C.S.A. Sections 1741-1750) relating to indemnification.

                  99.5 Statutes Relating to Dissenters' Rights (included as Annex D to the Proxy Statement/Prospectus contained herein).

         (b)      Financial Statement Schedules:


                  The Financial Data Schedule required by Item 601(c) is included as Exhibit 27.


         (c)      Opinions:

     The opinions of Shumaker Williams, P.C., Special Counsel to Registrant, are included as Exhibits 5 and 8.

Item 22.          Undertakings.
-------

         (a)      Undertakings furnished pursuant to Item 512 of Regulation S-K:

                (1)      The undersigned Registrant hereby undertakes:

                         (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i) To include any prospectus required by
                                  section 10(a)(3) of the Securities Act of 1933;

                                  (ii) To reflect in the Proxy
                                  Statement/Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
                Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)     Not applicable.

        (d)     Not applicable.

        (e)     Not applicable.

        (f)     Not applicable.

        (g)     (1) The undersigned Registrant hereby undertakes as follows:
                That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (ss.230.415 of this chapter), will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)     Undertakings furnished pursuant to Item 22(b) and (c):

                (1) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/ Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                (2) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement No. 333-90273 on Form S-4, to be signed on its behalf by the undersigned, thereunto duly authorized, in Dunmore, Lackawanna County, Commonwealth of Pennsylvania, on the 17th day of March, 2000.

                                                FIDELITY D & D BANCORP, INC.
                                                (Registrant)

                                                By:  /s/ Robert P. Farrell
                                                    ----------------------
                                                    Robert P. Farrell,
                                                    Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature and Capacity                                                     Date
        ----------------------                                                     ----
Michael F. Marranca, President and                                            March 17, 2000
Chief Executive Officer, Director
(Principal Executive Officer)

Robert P. Farrell, Treasurer
(Principal Financial and Accounting Officer)                                  March 17, 2000

Samuel C. Cali,                                                               March 17, 2000
Chairman of the Board, Director

Paul A. Barrett, Director                                                     March 17, 2000

Patrick A. Calvey, Jr., Director                                              March 17, 2000

John T. Cognetti, Director                                                    March 17, 2000

Patrick J. Dempsey,  Director                                                 March 17, 2000

John F. Glinsky, Jr., Secretary, Director                                     March 17, 2000

Herbert M. McDonald, Director                                                 March 17, 2000

Michael J. McDonald, Director                                                 March 17, 2000



David L. Tressler, Sr., Director                                              March 17, 2000

/s/ Robert P. Farrell                                                         March 17, 2000
---------------------------------------------------
Robert P. Farrell
(Attorney-in-Fact)

                                INDEX TO EXHIBITS

        Exhibit
        Number

        2.1 Plan of Reorganization dated as of December 21, 1999, among Registrant, The Fidelity Deposit and Discount Bank and The Fidelity Deposit and Discount Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).


        2.2 Plan of Merger dated as of December 21, 1999, between The Fidelity Deposit and Discount Bank and The Fidelity Deposit and Discount Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).


        3(i) Amended and Restated Articles of Incorporation of Registrant (included as Annex B to the Proxy Statement/Prospectus contained herein).

        3(ii) By-laws of Registrant (included as Annex C to the Proxy Statement/Prospectus contained herein).


        5 Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant, dated March 16, 2000, as to the legality of the shares of Registrant's stock being registered.

        8 Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant, dated March 16, 2000, as to the tax treatment of the proposed transactions.


        10.1 1998 Independent Directors Stock Option Plan of The Fidelity Deposit and Discount Bank.*

        10.2    1998 Stock Incentive Plan of The Fidelity Deposit and Discount
                Bank.*

        10.3    The Fidelity Deposit and Discount Bank Dividend Reinvestment
                Plan.*

        23.1 Consent of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant (included in Opinion Letter as
                Exhibit 5).

        23.2    Consent of Parente Randolph, P.C., Certified Public Accountants.

        24 Power of Attorney given by the Officers and Directors of the Registrant (included on Signature Page of the Registration Statement).*


        27      Financial Data Schedule.


        99.1    Letter to Shareholders of The Fidelity Deposit and Discount
                Bank.

        99.2 Notice of Annual Meeting of Shareholders of The Fidelity Deposit and Discount Bank.

        99.3 Form of Proxy for use by the Shareholders of The Fidelity Deposit and Discount Bank.

        99.4 Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 PA C.S.A. Sections 1741-1750) relating to indemnification.*

        99.5 Statutes Relating to Dissenters' Rights (included as Annex D to the Proxy Statement/Prospectus contained herein).

*Previously filed.

                                       ii